Registration No. 333-213405

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

JERRICK MEDIA HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	87-0645394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2050 Center Avenue, Suite 640,

Fort Lee, NJ 07024

Tel: (201) 258-3770

Fax: (201)-608-7536

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Jeremy Frommer

Chief Executive Officer

2050 Center Avenue, Suite 640,

Fort Lee, NJ 07024

Tel: (201) 308-8060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock underlying Warrants	550,000	$0.30	(3)	165,000	(3)	$20.00
Common Stock underlying Warrants	8,450,000	$0.23	(3)	$1,943,500	(3)	$235.56
Common Stock underlying Warrants	1,641,667	$0.26	(3)	$426,834	(3)	$51.74
Common Stock	56,957,375	$0.1317	(2)	$7,501,287	(2)	$909.16
Common Stock, $0.001 par value per share, issuable upon conversion of Convertible Notes (4)(5)	375,000	$0.20	(5)	75,000		$193.29
Common Stock underlying Warrants (3)	32,121,120	0.20		6,424,224		$778.62
Total	100,095,162			$17,578,165		$2,188.37	(6)

(1)	Includes up to an aggregate of 100,095,162 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) consisting of 56,957,375 shares of Common Stock, 375,000 shares issuable upon conversion of Convertible Notes held by certain selling shareholders and 42,762,787 shares of Common Stock issuable upon exercise of warrants that may be sold from time to time pursuant to this registration statement by the selling shareholders identified herein.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (g) under the Securities Act, based on the average of the high and low prices reported for the shares of Common Stock as reported on the OTC Marketplace on November 29, 2018.

(3)	Fee based on exercise price applicable to shares issuable upon exercise of warrants in accordance with Rule 457(g).

(4)	Represents shares of the Registrant’s common stock being registered for resale that will be acquired upon the conversion of Convertible Notes issued to certain selling stockholders.

(5)	Proposed Maximum Aggregate Offering Price is calculated based upon the price at which the common stock underlying the preferred may be converted pursuant to Rule 457(g)(1) of the Securities Act, as amended.

(6)	$2,474 Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2018

375,000 Shares of Common Stock issuable upon Conversion of certain Convertible Notes

42,762,787 Shares of Common Stock Issuable upon Exercise of Warrants

56,957,375 Shares of Common Stock

This prospectus relates to the offering and resale by the selling security holders (the “Selling Security Holders”) identified herein of up to 100,095,162 shares of Common Stock, of Jerrick Media Holdings, Inc. (the “Company”).  These shares include 375,000 shares of Common Stock underlying Convertible Notes issued in favor of certain Selling Shareholders, 42,762,787 shares of Common Stock Issuable upon Exercise of Warrants, and 56,957,375 shares of Common Stock.

The Selling Security Holders may sell the shares of Common Stock on the OTCQB, in one or more transactions otherwise than on the OTCQB, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Security Holders may sell or otherwise dispose of their shares of Common Stock hereunder.

The Selling Security Holders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Security Holders may sell their shares of Common Stock hereunder following the effective date of this registration statement.

We will not receive any proceeds from the sale of our Common Stock by the Selling Security Holders in the offering described in this prospectus.

Our Common Stock is quoted for trading on the OTCQB Marketplace (OTCQB) under the symbol “JMDA”. As of November 29, 2018, the closing bid price for our Common Stock as reported on the OTCQB was $0.1317 per share.

Investing in our Common Stock should be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about the risks you should consider before buying shares of our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We have retained no underwriter in connection with this offering.

The date of this prospectus is November 30, 2018

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

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ABOUT THIS PROSPECTUS

Neither we, nor the Selling Security Holders, have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  The Selling Security Holders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Common Stock.  Our business, financial condition, results of operations, and prospects may have changed since that date.

The information in this preliminary prospectus is not complete and is subject to change.  No person should rely on the information contained in this document for any purpose other than participating in this offering, and only the preliminary prospectus dated November 30, 2018, is authorized by us to be used in connection with this offering.  The preliminary prospectus will only be distributed by us and the Selling Security Holders and no other person has been authorized by us to use this document to offer or sell any of our securities.

References in this prospectus to “we,” “us,” “our,” the “Company” and “Jerrick” refer to Jerrick Media Holdings, Inc., together with its consolidated subsidiaries, unless we specify otherwise or unless the context requires otherwise.

This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, specifically including the section entitled “Risk Factors,” before making a decision to invest in our Common Stock.

Our Company

General

Jerrick Media is a technology company focused on the development of digital platforms that are designed to support content creation and distribution. Jerrick’s flagship platform Vocal (https://vocal.media/) is a publishing platform that supports and discovers new generations of content creators and their stories. It provides an ecosystem that connects creators to diverse audiences within the Vocal network. Creators have access to a suite of powerful publishing tools that help creators get their voice heard and monetize their work, support communities, and the targeted marketing of branded digital content, and e-commerce opportunities algorithmically derived in relevance for each community. Content creators reach engaged audiences through a growing portfolio of genre-specific branded websites. Vocal is a unique platform as it can incorporate most forms of content and therefore can serve as a master platform for versatile content creators. Content creators can include, but are not limited to: videos, imagery, articles, e-books, film, podcasts, and television projects.

Vocal also represents a unique ecosystem for advertisers and marketers to access innovative ways to target and engage customers. Vocal for Brands is the in-house agency with a dedicated team focused on creating authentic creative content campaigns to be leverage both through Vocal and other digital venues. Vocal for Brands provides branding clients with: built-in genre specific audiences through the Vocal communities, SEO optimization, social first assets, research & analytics.

Revenue is generated in a variety of ways, including: (i) the sale of advertising and marketing services related to our content, including but not limited to pre-roll videos, text and image advertisements, native advertisements, and affiliate marketing; (ii) the sale of genre-specific products related to our brands and, licensing of our content for download-to-own services; and (iii) royalties and production fees for original content, created for either film, television, or digital end-markets. Future revenue is expected to include subscriptions from creators for upgraded services. Subscription revenue is also expected to be derived from branding clients based on unique self-serve access to the platform. The value-add features that will be offered on a subscription basis are currently in development.  Demand and pricing for our advertising depends on our user base and overall market conditions. We also drive additional demand through integrated sales of digital advertising inventory, through our marketing services, and by providing unique branded entertainment and custom sponsorship opportunities to our advertisers. Our advertising and e-commerce revenues may be affected by the strength of advertising markets and general economic conditions and may fluctuate depending on the success of our content, as measured by the number of people visiting our websites at any given time.

Our Market

According to Forrest Research’s “Using eCommerce To Monetize Digital Content In The Media Industry” report, content driven e-commerce proves to be one of the most profitable options for media companies to create a new revenue channel, enhance engagement with their audience base, and differentiate themselves from other media companies without a digital e-commerce platform. Forrester Research estimates that online consumers will increase their spending to $327 billion by 2016 from $202 billion in 2011. In addition, 52% of U.S. consumers buy directly from brands online. We believe we can capitalize on a content to commerce model as advances in technology and declining barriers to entry have allowed for cost effective construction of commerce infrastructure outside of the traditional Amazon and eBay models.

Our Strategy

We have developed a proprietary patent-pending technology platform, Vocal, designed to develop and cost-effectively acquire content that reaches audiences through our portfolio of genre-specific communities, as well as through other social and digital distribution channels. In addition to providing relevant and refreshing content, our technology is centered on efficiency and scalability in both input of content across a growing variety of topics, and output through a growing number of distribution methods. We believe our content-to-commerce model is an integral part of digital monetization. We focus on distribution of content through the Vocal platform that optimizes user-generated content through an algorithmically derived moderation process. Through the moderation process, we reduce manpower costs, and simultaneously increase our ability to publish content and rapidly produce genre-specific websites driven by usage data. Through these genre-specific websites, we are able to provide advertisers with a more transparent and targeted community for their brands, which we believe offers a very high value proposition. The Vocal platform and its proprietary technology can be white-labeled or licensed, to provide seamless integration to independent media companies and brands. We also use the Vocal platform for distribution and monetization of a substantial inventory of content featuring unpublished photographs, negatives, trademarks, videos, scripts, short stories, and articles across various genres. We believe we have a competitive advantage in the ownership of merchandising rights of such content which allows us to sell or license these properties.

As part of our strategy, we develop transmedia assets internally, in collaboration with other production and media companies, as well as with our expanding user base. The transmedia assets we produce, such as film, television, digital shorts, books, and comic series can be leveraged beyond digital media and can be distributed across multiple platforms and formats.

Our Website Communities

We are developing an ever-increasing number of genre-specific websites, designed to create self-sustaining communities, with each revolving around a specific topic or theme. The creation of these websites is driven by two factors: (i) the potential for monetization opportunities, and (ii) by the topical content provided by our users. All of these sites are powered by Vocal, our proprietary long-form digital publishing and content distribution platform.

Risks Related to our Business

●	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

●	We are not profitable and may never be profitable.

●	We will need additional capital, which may be difficult to raise as a result of our limited operating history or any number of other reasons.

●	We face intense competition. If we do not provide digital content that is useful to users, we may not remain competitive, and our potential revenues and operating results could be adversely affected.

●	Our business depends on strong brands and relationships, and if we are not able to maintain our relationships and enhance our brands, our ability to expand our base of users, advertisers and affiliates will be impaired and our business and operating results could be harmed.

●	We plan to generate a significant portion of our revenues from advertising and affiliate sales relationships, and a reduction in spending by or loss of advertisers and general decrease in online spending could adversely harm our business.

●	Security breaches could harm our business.

●	If any of our relationships with internet search websites terminate, if such websites’ methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.

●	Our business involves risks of liability claims arising from our media content, which could adversely affect our ability to generate revenue and could increase our operating expenses.

Recent Developments

The August 2018 Offering and Conversions of Debt / Preferred Securities

Effective August 31, 2018 (the “Effective Date”), Jerrick Media Holdings, Inc. (the “Company”) consummated the initial closing (the “Initial Closing”) of a private placement offering of its securities of up to $5,000,000 (the “Offering”). In connection with the Initial Closing, the Company entered into definitive securities purchase agreements (the “Purchase Agreements”) with 37 accredited investors (the “Purchasers”) for aggregate gross proceeds of $1,002,832. Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 4,011,328 shares of common stock at $0.25 per share and received warrants to purchase 4,011,328 shares of common stock at an exercise price of $0.30 per share (the “Purchaser Warrants”, collectively, the “Securities”). Additionally, the Purchasers may participate in a subsequent offering of the Company’s securities in an aggregate amount of up to 50% of the subsequent offering on the twenty-four (24) month anniversary of the close of the Third Closing (as defined in the Securities Purchase Agreement) of the Private Offering.

The Purchaser Warrants are exercisable for a term of five years from the Initial Exercise Date (as defined in the Purchaser Warrants). The Purchase Agreements contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

In connection with the Private Offering, the Company will issue Chardan Capital Markets, LLC (the “Placement Agent”) 2,000,000 shares of Common Stock for services rendered as the Company’s placement agent in the Private Offering.

In connection with the Private Offering, the Company entered into those certain letter agreements (the “Debt Conversion Agreements”) with certain holders of its debt securities (the “Debt Holders”), for the conversion of an aggregate amount of $7,745,027 of the Company’s debt obligations into 38,725,151 shares of Common Stock at a conversion price equal to $0.20 per share. Additionally, as inducement to enter into the Debt Conversion Agreement, the Debt Holders were issued warrants to purchase 19,362,600 shares of Common Stock at an exercise price equal to $0.30 per share, expiring five years from the date of issuance (the “Incentive Debt Warrants”).

Concurrently with its entrance in the Debt Conversion Agreements, the Company entered into those letter agreements (the “Preferred Stock Conversion Agreements”) with certain holders (the “Preferred Holders”) of its Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock (the “collectively, the Preferred Stock”) whereby the Preferred Holders converted 37,234 shares of the Preferred Stock and $713,078 in dividends into an aggregate of 25,924,625 shares of Common Stock at conversion prices equal to $0.19683 per share and $0.164 per share.  As in an inducement to enter into the Preferred Stock Conversion Agreements, the Preferred Holders were issued warrants to purchase 12,962,326 shares of Common Stock at an exercise price equal to $0.30 per share, expiring five years from the date of issuance (the “Incentive Preferred Warrants”, and together with the Incentive Debt Warrants, the “Incentive Warrants”).

Commencing on the Effective Date, the Company’s officers, directors and 10% shareholders entered into Lock-Up Agreements for a period of 365 days from the date the Registration Statement is declared effective by the SEC, prohibiting the sale or other transfer of all securities of the Company owned by them.

The May 2018 Offering

During the months of May and June 2018, the Company conducted multiple closings with accredited investors (the “May 2018 Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $608,500.

The May 2018 Offering consisted of a maximum of $1,200,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (i) a 13% promissory note (each, a “ May 2018 Offering Note” and, together, the “May 2018 Offering Notes”), and (ii) a four-year warrant (“May 2018 Offering Warrant”) to purchase the number of shares of the Company’s common stock equal to three times the principal amount in dollars invested by such investor in each May 2018 Offering Note (the “May 2018 Warrant Shares”) at an exercise price of $0.20 per share (the “May Offering Warrant Exercise Price”), subject to adjustment upon the terms thereof. The May 2018 Offering Notes mature on the nine-month anniversary of their issuance dates.

The Company recorded a $215,032 debt discount relating to 1,825,500 May 2018 Offering Warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

The May Offering Warrant Exercise Price of the May 2018 Offering Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing May 2018 Offering Warrant Exercise Price. Such adjustment shall result in the May 2018 Offering Warrant Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The March 2018 Convertible Note Offering

During the six months ended June 30, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “March 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $770,000. In addition, $50,000 of the Company’s short-term debt, $767 accrued but unpaid interest and $140,600 of the Company’s vendor liabilities was converted into the March 2018 Convertible Note Offering. The conversions resulted in the issuance of 956,833 warrants with a fair value of $84,087. These were recorded as a loss on extinguishment of debt.

The March 2018 Convertible Note Offering consisted of a maximum of $900,000, with an over-allotment option of an additional $300,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 14% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a four-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $254,788 debt discount relating to 4,806,833 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

February 2018 Offering

Effective February 12, 2018, Jerrick Media Holdings, Inc. (the “Company”), through its placement agent, Network 1 Financial Securities, Inc. (the “Placement Agent”), completed a private placement offering in the aggregate amount of $750,000 (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares”), at a price of $0.20 per share (the “Conversion Price”), and a five-year warrant to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into securities purchase agreements (each a “Securities Purchase Agreement”) with 22 accredited investors (the “Investors”). The aggregate gross proceeds of the Offering is $750,000.

The Notes issued to the Investors bear interest at a rate of fifteen percent (15%) per annum and mature on the second (2nd) anniversary of their issuance dates. The Notes are secured by a second priority security interest in the Company’s assets up to $1,000,000.

In connection with the Offering, the Company retained the Placement Agent, a registered FINRA broker dealer, to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company has paid the Placement Agent a cash fee of ninety seven thousand five hundred dollars ($97,500) and issued to the Placement Agent shares of the Company’s common stock equal to ten percent (10%) of the Conversion Shares underlying the Notes issued in connection with this Offering.

If while any of the securities are outstanding, there is not an effective registration statement covering all of the shares underlying the Warrants and shares of the Company’s Common Stock issuable pursuant to the terms of the Note and the Company shall determine to prepare and file with the United States Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Note such Investor requests to be registered.

December 2017 Financing

On December 21, 2017 and December 27, 2017, Jerrick Media Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements with two accredited investors (the “Investors”) for the issuance and sale of (i) 15% Secured Convertible Promissory Notes (the “Notes”) in the principal aggregate amount of $200,000, convertible into shares of the Company’s common stock, par value $0.001 per share ( “Common Stock”), at a price of $0.20 per share (the “Conversion Price”), and (ii) five-year warrants (the “Warrants”) to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”).

The Notes pay interest at the rate of 15% per annum and mature on the second anniversary of the date of issuance. For so long as the Notes are outstanding, if the Company issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances (as defined in the Notes), for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Notes immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Notes shall be reduced to such other lower price.

The Notes are secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries; provided, however, that the Company will be permitted to enter into a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000.

The Warrants are immediately exercisable at the Exercise Price, subject to adjustment.

If while any of the Notes and Warrants are outstanding, there is not an effective registration statement covering all of the shares of Common Stock underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes, and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such shares underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes such Investor requests to be registered.

2017 Debt Offering

From August 25, 2017 through November 8, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “2017 Debt Offering Note” and collectively the “2017 Debt Offering Notes” together with the Notes the “Convertible Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “2017 Debt Offering Conversion Shares”), at a price of $0.20 per share (the “2017 Debt Offering Conversion Price”), and a five-year warrant (the “2017 Debt Offering Warrants”) to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the 2017 Debt Offering Notes can be converted into (“2017 Debt Offering Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into subscription agreements (each a “Subscription Agreement”) with accredited investors (the “Investors”).

In connection with the Offering, the Company entered into that certain Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall prepare and, as soon as practicable, but in no event later than one hundred twenty days from the Termination Date (the “Filing Date”), file a Registration Statement with the Securities and Exchange Commission (“SEC”) covering the resale of all the Registrable Securities (as defined in the Securities Purchase Agreement) for an offering to be made on a continuous basis pursuant to SEC Rule 415. The Company shall use its best efforts to cause the Registration Statement to become effective no later than one hundred twenty days after the Filing Date (the “Mandatory Effectiveness Date”).

February 2017 Offering

On February 22, 2017, Jerrick Media Holdings, Inc. (the “Company”) conducted the initial closing (the “Initial Closing”) of a private placement offering to accredited investors (the “Offering”) of the Company’s securities by entering into a subscription agreement (the “Subscription Agreement”) with an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) for gross proceeds of $140,605.

On March 17, 2017, the Company conducted the final closing of the Offering by entering into Subscription Agreements with eight accredited investors for additional gross proceeds of $775,980. In the aggregate, the Company entered into Subscription Agreements with nine accredited investors (the “Investors” and each, an “Investor,”), offering up to $1,000,000 of face value in secured promissory notes (each, a “Note” and collectively, the “Notes”) with an original issue discount of six percent (6%) and warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase the Company’s common stock. Pursuant to the Subscription Agreements, the Company issued $975,511 aggregate principal amount of the Notes due on September 1, 2017 and warrants to purchase shares of the Company’s common stock for aggregate gross proceeds of $916,585.

The Notes are convertible into shares of the Company’s common stock at the time of Company’s next round of financing (the “Subsequent Offering”) at a price equal to eighty-five percent (85%) of the price per share offered in the Subsequent Offering (the “Conversion Price”). The Warrants have a five-year term. Investors received Warrants in the following amounts: (i) Investors purchasing $150,000 or more of the Offering received a Warrant equal to one hundred thirty percent (130%) of the dollar amount invested in the Offering; (ii) Investors purchasing at least $100,000 but less than $150,000 of the Offering received a Warrant equal to one hundred percent (100%) of the dollar amount invested in the Offering; and (iii) Investors purchasing less than $100,000 of the Offering received to a Warrant equal to seventy percent (70%) of the dollar amount invested in the Offering. The Warrants entitle the holder to purchase shares of the Company’s common stock at $0.20 per share (the “Exercise Price”).

The Conversion Price and the Exercise Price are subject to adjustments for issuances of (i) the Company’s common stock, (ii) any equity linked instruments or (iii) securities convertible into the Company’s common stock, at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustments shall result in the Conversion Price or Exercise Price being reduced to such lower purchase price, as described in the Notes and Warrants.

In connection with the Offering, the Company retained Bradley Woods & Co. Ltd., a registered FINRA broker-dealer, as its placement agent (the “Placement Agent”) to carry out the Offering on a “best-efforts” basis. The Company agreed to pay the Placement Agent for its services in the Offering, (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Placement Agent in the Offering and (ii) warrants to purchase shares of the Company’s common stock equal to ten percent (10%) of the number of shares of the Company’s common stock that are issuable upon conversion of the Notes sold in the Offering at the Exercise Price. The Placement Agent may reallocate a portion of its compensation to other licensed securities broker-dealers assisting in the Offering.

November 2016 Financing

During the months of November and December 2016, the Company issued convertible notes to third party lenders totaling $400,000. These notes accrue interest at a rate of 10% per annum and mature with interest and principal both due on November 1, 2017 through December 29, 2017. The notes and accrued interest are convertible at a conversion price as defined therein. In addition, in connection with the notes the Company issued five-year warrants to purchase an aggregate of 400,000 shares of Company common stock at a purchase price of $0.30 per share. The investors converted $375,000 of principal and $30,719 of interest into the August 2017 Convertible Note Offering.

The Company offered, through its placement agent, Network 1 Financial Securities, Inc. (the “Placement Agent”), a minimum of $100,000 up to a maximum of $400,000 of units of its securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 10% Convertible Unsecured Promissory Note in the aggregate face principal amount of $100,000 (the “Note”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at an initial conversion price of $0.30 per share (the “Conversion Price”), and (b) a five-year warrant (“Warrants”) to purchase 100,000 shares of Common Stock (“Warrant Shares”) at $0.30 per share (“Exercise Price”).

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Note issued to the Investor at the Initial Closing, bears interest at a rate of ten percent (10%) per annum and matures on the first (1st) anniversary of the issuance date, November 1, 2017.

In connection with the Offering, the Company retained the Placement Agent, a registered FINRA broker dealer, to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, (ii) a non-accountable expense allowance of three percent (3%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, and (iii) shares of Common Stock equal to ten percent (10%) of the number of Conversion Shares that are issuable upon conversion of the Notes sold in the Offering. The Placement Agent may reallocate a portion of its compensation to other licensed securities broker-dealers assisting in the sale and placement of the Units.

Additionally, on December 21, 2016, the Company entered into a loan agreement (the “December 2016 Gordon Loan Agreement”) with Gordon, pursuant to which on December 21, 2016 (the “Closing Date”), the Company issued Gordon a promissory note of $225,000 (the “December 2016 Gordon Note”). Pursuant to the December 2016 Gordon Loan Agreement, the December 2016 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the December 2016 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 166,666 shares of the Company’s common stock at a purchase price of $0.40 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

Series A and Series B Offerings

From February 13, 2015 through September 30, 2015, the Company, through its wholly owned subsidiary, Jerrick Ventures, Inc., conducted a private placement offering (the “Series A Offering”) of its Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”) and warrants to purchase shares of the Company’s common stock (the “Series A Warrants,” and together with the Series A Preferred, the “Series A Securities”). Upon issuance, the conversion price of the Series A Preferred was $0.25 (the “Series A Conversion Price”) and the exercise price of the Series A Warrants was $0.35 (the “Series A Warrant Exercise Price”).

From December 21, 2015 through February 1, 2016, the Company conducted a private placement offering (the “Series B Offering”) of its Series B Cumulative Convertible Preferred Stock (the “Series B Preferred”) and warrants to purchase shares of the Company’s common stock (the “Series B Warrants,” and together with the Series B Preferred, the “Series B Securities”). Upon issuance, the conversion price of the Series B Preferred was $0.30 (the “Series B Conversion Price”) and the exercise price of the Series B Warrants was $0.40 (the “Series B Warrant Exercise Price”).

Pursuant to the terms and conditions of the Series A Offering and the Series B Offering, both the Series A Securities and the Series B Securities are subject to penalty provisions (the “Penalty Provisions”) upon the Company’s late filing of a registration statement on form S-1 (the “Resale Registration Statement”) to register for the resale of the Series A and B Securities causing an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series A Warrant Exercise Price and the Series B Warrant Exercise Price (collectively the “Adjustments”).

The Company’s late filing of the Resale Registration Statement triggered the Penalty Provisions and during the nine months ended September 30, 2016, the Company (i) accrued $3,318,353 for liquidated damages associated with the Penalty Provisions on the Series A Preferred and $309,665 in connection with such penalties on the Series A Warrants; and (ii) accrued $667,313 for liquidated damages associated with the Penalty Provisions on the Series B Preferred and $51,159 in connection with such penalties on the Series B Warrants (collectively the “Liquidated Damages”).

On November 29, 2016, the Board of Directors (the “Board”) of the Company approved and authorized the Adjustments, such that the new conversion prices of the Series A Preferred and Series B Preferred are $0.164 and $0.197, respectively, and the new exercise price of the Series A Warrants and Series B Warrants are $0.23 and $0.262, respectively. These Adjustments eliminated the need to accrue for the Liquidated Damages.

Corporate Organization

We were incorporated in Nevada in 1999.  Our corporate headquarters are located at 2050 Center Avenue, Suite 640, Fort Lee, NJ 07024.  As described above, in February 2016, we engaged in a reverse triangular merger through which we acquired the business of Jerrick Ventures, Inc., a Nevada corporation, and changed our corporate name to “Jerrick Media Holdings, Inc.”  Prior to the merger, our corporate name was “Great Plains Holdings, Inc.”  Our telephone number is (201) 258-3770.  Our website address is www.jerrick.media.  The information on or accessible through our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Security Holders	100,095,162 shares, including (i) 375,000 shares for common Stock underlying Convertible Notes (ii) 42,762,787 shares of Common Stock underlying warrants and (iii) 56,957,375 shares of Common Stock

Common Stock Outstanding Before the Offering	119,965,073 shares of Common Stock as of November 20, 2018.

Common Stock Outstanding After the Offering	163,102,860 shares of Common Stock.(1)

Terms of the Offering	The Selling Security Holders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the Common Stock has been sold pursuant to the registration statement.

Use of Proceeds	We will not receive any of the proceeds from any sale of the shares of Common Stock by Selling Security Holders. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

OTCQB Symbol	JMDA

(1) Assumes the exercise of all shares underlying the warrants and conversion of the Convertible Notes being registered hereunder.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  Before deciding whether to invest in our Common Stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus and the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering.  If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed.  This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.  The risks described below and in the documents referenced above are not the only ones that we face.  Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

RISKS RELATED TO OUR BUSINESS

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

As reflected in the accompanying audited consolidated financial statements, the Company had a net loss of approximately $8.8 million for the year ended December 31, 2017, and a working capital deficit and accumulated deficit of approximately $4.0 million and approximately $22.2 respectively, at December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

In response to these problems, management has taken the following actions:

●	seeking additional third party debt and/or equity financing;

●	execute a plan to recapitalize the company;

●	continue with the implementation of the business plan;

●	generate new sales from international customers; and

●	allocate sufficient resources to continue with advertising and marketing efforts.

In their report dated May 17, 2018, our independent auditors stated that our financial statements for the period ended December 31, 2017, were prepared assuming that we would continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

We are not profitable and may never be profitable.

Since inception through the present, we have been dependent on raising capital to support our working capital needs. During this same period, we have recorded net accumulated losses and are yet to achieve profitability. Our ability to achieve profitability depends upon many factors, including its ability to develop and commercialize our websites. There can be no assurance that we will ever achieve any significant revenues or profitable operations.

Our operating expenses exceed our revenues and will likely continue to do so for the foreseeable future.

We are in an early stage of our development and we have not generated sufficient revenues to offset our operating expenses. Our operating expenses will likely continue to exceed our operating income for the foreseeable future, until such time as we are able to monetize our brands and generate substantial revenues, particularly as we undertake payment of the increased costs of operating as a public company.

Our Operating subsidiary has a limited operating history.

Our operating subsidiary has been in existence for approximately two years. Our limited operating history means that there is a high degree of uncertainty in our ability to: (i) develop and commercialize our products; (ii) achieve market acceptance; or (iii) respond to competition. Additionally, even if we do implement our business plan, we may not be successful. No assurances can be given as to exactly when, if at all, we will be able to recognize profits high enough to sustain our business. We face all the risks inherent in a new business, including the expenses, difficulties, complications, and delays frequently encountered in connection with conducting operations, including capital requirements. Given our limited operating history, we may be unable to effectively implement our business plan, which would result in a loss of your investment.

WE have assumed A significant amount of debt and our operations may not be able to generate sufficient cash flows to meet our debt obligations, which could reduce our financial flexibility and adversely impact our operations.

Currently the Company has considerable convertible notes, related party notes and lines of credit outstanding with various debtors. Our ability to make payments on such indebtedness will depend on our ability to generate cash flow. The Company may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness;

●	a high level of debt could increase our vulnerability to general adverse economic and industry conditions;

●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

●	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

●	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition. If we do not have sufficient funds and are otherwise unable to arrange financing, our assets may be foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

We will need additional capital, which may be difficult to raise as a result of our limited operating history or any number of other reasons.

We expect that we will have adequate financing for the next 9 months. However, in the event that we exceed our expected growth, we would need to raise additional capital. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms or even at all. Our limited operating history makes investor evaluation and an estimation of our future performance substantially more difficult. As a result, investors may be unwilling to invest in us or such investment may be on terms or conditions which are not acceptable. In the event that we are not able to secure financing, we may have to scale back our growth plans or cease operations.

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of Jeremy Frommer, our Chief Executive Officer, and our other executive officers and directors. Though no individual is indispensable, the loss of the services of these executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently maintain key man life insurance on the lives of these individuals.

We have not adopted various corporate governance measures, and as a result stockholders may have limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. Among these measures is the establishment of independent committees of the Board of Directors. However, to the extent a public market develops for our securities, such legislation will require us to make changes to our current corporate governance practices. Those changes may be costly and time-consuming. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our shareholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

We face intense competition. If we do not provide digital content that is useful to users, we may not remain competitive, and our potential revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technologies, shifting user needs, and frequent introductions of new products and services. Our ability to compete successfully depends heavily on providing digital content that is useful and enjoyable for our users and delivering our content through innovative technologies in the marketplace.

We have many competitors in the digital content creation industry and media companies. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for advertisers and websites. Emerging start-ups may be able to innovate and provide products and services faster than we can.

Additionally, our operating results would suffer if our digital content is not appropriately timed with market opportunities, or if our digital content is not effectively brought to market. As technology continues to develop, our competitors may be able to offer user experiences that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive. If our competitors are more successful than we are in developing compelling content or in attracting and retaining users and advertisers, our revenues and operating results could be adversely affected.

We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to Internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed.

Our business depends on strong brands and relationships, and if we are not able to maintain our relationships and enhance our brands, our ability to expand our base of users, advertisers and affiliates will be impaired and our business and operating results could be harmed.

Maintaining and enhancing our brands’ profiles may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the brands’ profiles, or if we incur excessive expenses in this effort, our business and operating results could be harmed. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands’ profiles may become increasingly difficult   and expensive. Maintaining and enhancing our brands will depend largely on our ability to be a technology leader and to continue to provide attractive products and services, which we may not do successfully.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations, resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the general strategies of our company we need to maintain and search for hard-working employees who have innovative initiatives, while at the same time, keep a close eye on any and all expanding opportunities in our marketplace.

We plan to generate a significant portion of our revenues from advertising and affiliate sales relationships, and a reduction in spending by or loss of advertisers and general decrease in online spending could adversely harm our business.

We plan to generate a substantial portion of our revenues from advertisers. Our advertisers may be able to terminate prospective contracts with us at any time. Advertisers will not continue to do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would adversely affect our revenues and business. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Adverse macroeconomic conditions can also have a material negative impact on the demand for advertising and cause our advertisers to reduce the amounts they spend on advertising, which could adversely affect our revenues and business.

Security breaches could harm our business.

Security breaches have become more prevalent in the technology industry. We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect, use, store and disclose, but there is no guarantee that inadvertent (e.g., software bugs or other technical malfunctions, employee error or malfeasance, or other factors) or unauthorized data access or use will not occur despite our efforts. Although we have not experienced any material security breaches to date, we may in the future experience attempts to disable our systems or to breach the security of our systems. Techniques used to obtain unauthorized access to personal information, confidential information and/or the systems on which such information are stored and/or to sabotage systems change frequently and generally are not recognized until launched against a target. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures.

If an actual or perceived security breach occurs, the market perception of our security measures could be harmed and we could lose sales and customers and/or suffer other negative consequences to our business. A security breach could adversely affect the digital content experience and cause the loss or corruption of data, which could harm our business, financial condition and operating results. Any failure to maintain the security of our infrastructure could result in loss of personal information and/or other confidential information, damage to our reputation and customer relationships, early termination of our contracts and other business losses, indemnification of our customers, financial penalties, litigation, regulatory investigations and other significant liabilities. In the event of a major third-party security incident, we may incur losses in excess of their insurance coverage.

Moreover, if a high profile security breach occurs with respect to us or another digital entertainment company, our customers and potential customers may lose trust in the security of our business model generally, which could adversely impact our ability to retain existing customers or attract new ones.

The laws and regulations concerning data privacy and data security are continually evolving; our or our platform providers’ actual or perceived failure to comply with these laws and regulations could harm our business.

Customers view our content online, using third-party platforms and networks and on mobile devices. We collect and store significant amounts of information about our customers—both personally identifying and non-personally identifying information. We are subject to laws from a variety of jurisdictions regarding privacy and the protection of this player information. For example, the European Union (EU) has traditionally taken a broader view than the United States and certain other jurisdictions as to what is considered personal information and has imposed greater obligations under data privacy regulations. The U.S. Children’s Online Privacy Protection Act (COPPA) also regulates the collection, use and disclosure of personal information from children under 13 years of age. While none of our content is directed at children under 13 years of age, if COPPA were to apply to us, failure to comply with COPPA may increase our costs, subject us to expensive and distracting government investigations and could result in substantial fines.

Data privacy protection laws are rapidly changing and likely will continue to do so for the foreseeable future. The U.S. government, including the Federal Trade Commission and the Department of Commerce, is continuing to review the need for greater regulation over the collection of personal information and information about consumer behavior on the Internet and on mobile devices and the EU has proposed reforms to its existing data protection legal framework. Various government and consumer agencies worldwide have also called for new regulation and changes in industry practices. In addition, in some cases, we are dependent upon our platform providers to solicit, collect and provide us with information regarding our players that is necessary for compliance with these various types of regulations.

Customer interaction with our content is subject to our privacy policy and terms of service. If we fail to comply with our posted privacy policy or terms of service or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

In the area of information security and data protection, many jurisdictions have passed laws requiring notification when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Our security measures and standards may not be sufficient to protect personal information and we cannot guarantee that our security measures will prevent security breaches. A security breach that compromises personal information could harm our reputation and result in a loss of confidence in our products and ultimately in a loss of customers, which could adversely affect our business and impact our financial condition. This could also subject us to liability under applicable security breach-related laws and regulations and could result in additional compliance costs, costs related to regulatory inquiries and investigations, and an inability to conduct our business.

If any of our relationships with internet search websites terminate, if such websites’ methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.

We depend in part on various internet search websites, such as Google.com, Bing.com, Yahoo.com and other websites to direct a significant amount of traffic to our websites. Search websites typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings generally are determined and displayed as a result of a set of unpublished formulas designed by search engine companies in their discretion. Purchased listings generally are displayed if particular word searches are performed on a search engine. We rely on both algorithmic and purchased search results, as well as advertising on other internet websites, to direct a substantial share of visitors to our websites and to direct traffic to the advertiser customers we serve. If these internet search websites modify or terminate their relationship with us or we are outbid by our competitors for purchased listings, meaning that our competitors pay a higher price to be listed above us in a list of search results, traffic to our websites could decline. Such a decline in traffic could affect our ability to generate advertising revenue and could reduce the desirability of advertising on our websites.

Our business involves risks of liability claims arising from our media content, which could adversely affect our ability to generate revenue and could increase our operating expenses.

As a distributor of media content, we face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, obscenity, violation of rights of publicity and/or obscenity laws and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online services and other disseminators of media content. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with content available through our internet websites could require us to take steps that would substantially limit the attractiveness of our internet websites and/or their availability in certain geographic areas, which could adversely affect our ability to generate revenue and could increase our operating expenses.

Intellectual property litigation could expose us to significant costs and liabilities and thus negatively affect our business, financial condition and results of operations.

We may be subject to claims of infringement of third party patents and trademarks and other violations of third party intellectual property rights. Intellectual property disputes are generally time-consuming and expensive to litigate or settle, and the outcome of such disputes is uncertain and difficult to predict. The existence of such disputes may require us to set-aside substantial reserves, and has the potential to significantly affect our overall financial standing. To the extent that claims against us are successful, they may subject us to substantial liability, and we may have to pay substantial monetary damages, change aspects of our business model, and/or discontinue any of our services or practices that are found to be in violation of another party’s rights. Such outcomes may severely restrict or hinder ongoing business operations and impact the value of our business. Successful claims against us could also result in us having to seek a license to continue our practices. Under such conditions, a license may or may not be offered or otherwise made available to us. If a license is made available to us, the cost of the license may significantly increase our operating burden and expenses, potentially resulting in a negative effect on our business, financial condition and results of operations.

Although we have been and are currently involved in multiple areas of commerce, internet services, and high technology where there is a substantial risk of future patent litigation, we have not obtained insurance for patent infringement losses. If we are unsuccessful at resolving pending and future patent litigation in a reasonable and affordable manner, it could disrupt our business and operations, including by negatively impacting areas of commerce or putting us at a competitive disadvantage.

If we are unable to obtain or maintain key website addresses, our ability to operate and grow our business may be impaired.

Our website addresses, or domain names, are critical to our business. We currently own more than 388 domain names. However, the regulation of domain names is subject to change, and it may be difficult for us to prevent third parties from acquiring domain names that are similar to ours, that infringe our trademarks or that otherwise decrease the value of our brands. If we are unable to obtain or maintain key domain names for the various areas of our business, our ability to operate and grow our business may be impaired.

We may have difficulty scaling and adapting our existing network infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could cause us to incur significant expenses and lead to the loss of users and advertisers.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computer power we will need. We could incur substantial costs if we need to modify our websites or our infrastructure to adapt to technological changes. If we do not maintain our network infrastructure successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users’ experience could decline. Maintaining an efficient and technologically advanced network infrastructure is particularly critical to our business because of the pictorial nature of the products and services provided on our websites. A decline in quality could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

Because some of our brands contain adult content, companies providing products and services on which we rely may refuse to do business with us.

Many companies that provide products and services we need are concerned that associating with us could lead to their becoming the target of negative publicity campaigns by public interest groups and boycotts of their products and services. As a result of these concerns, these companies may be reluctant to enter into or continue business relationships with us. There can be no assurance that we will be able to maintain our existing business relationships with the companies, domestic or international, that currently provide us with services and products. Our inability to maintain such business relationships, or to find replacement service providers, would materially adversely affect our business, financial condition and results of operations. We could be forced to enter into business arrangements on terms less favorable to us than we might otherwise obtain, which could lead to our doing business with less competitive terms, higher transaction costs and more inefficient operations than if we were able to maintain such business relationships or find replacement service providers.

OUR BUSINESS IS EXPOSED TO RISKS ASSOCIATED WITH ONLINE COMMERCE SECURITY AND CREDIT CARD FRAUD.

Consumer concerns over the security of transactions conducted on the internet or the privacy of users may inhibit the growth of the internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses and other attacks transmitted via the internet.  As a payment processor, we are required to comply with PCI DSS and a credit card information breach could subject us to penalties or fines, litigation, regulatory investigation or regulatory action. While we proactively check for intrusions into our infrastructure, a new and undetected virus could cause a service disruption. Under current credit card practices, we may be held liable for fraudulent credit card transactions and other payment disputes with customers. A failure to control fraudulent credit card transactions adequately would adversely affect our business.

Operating a network open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our network and services are only to be used by users who are over 13 years old. However, it is impractical to independently verify that all activity occurring on our network fits into this description. As such, we run the risk of federal and state law enforcement prosecution.

Risks Related to FILTHY MEDIA

Changes in laws regulating adult content could materially adversely affect our business, financial condition and results of operations.

Our brand, Filthy Media, presents content related to culture of erotic art. Regulation, investigations and prosecutions of adult content could prevent us from making such content available in certain jurisdictions and may otherwise have a material adverse effect on our business, financial condition and results of operations. Government officials may also place additional restrictions on adult content affecting the way people interact on the internet. The governments of some countries, such as China and India, have sought to limit the influence of other cultures by restricting the distribution of products deemed to represent foreign or “immoral” influences. Regulation aimed at limiting minors’ access to adult content both in the United States and abroad could also increase our cost of operations and introduce technological challenges by requiring development and implementation of age verification systems. U.S. government officials could amend or construe and seek to enforce more broadly or aggressively the adult content recordkeeping and labeling requirements set forth in 18 U.S.C. Section 2257 and its implementing regulations in a manner that is unfavorable to our business. Court rulings may place additional restrictions on adult content affecting how people interact on the internet, such as mandatory web labeling.

RISKS RELATED TO OUR COMMON STOCK

The price of our Common Stock may be subject to wide fluctuations.

Even though we have our shares quoted on the OTCQB, a consistently active trading market for our Common Stock may not exist.  You may not be able to sell your shares quickly or at the current market price if trading in our stock is not active.  You may lose all or a part of your investment.  The market price of our Common Stock may be highly volatile and subject to wide fluctuations in response to a variety of factors and risks, many of which are beyond our control.  In addition to the risks noted elsewhere in this prospectus, some of the other factors affecting our stock price may include:

●	variations in our operating results;

●	the level and quality of securities analysts’ coverage of our Common Stock;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	announcements by third parties of significant claims or proceedings against us; and

●	future sales of our Common Stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.  In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company.  Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares and you may lose the entire amount of your investment.

We may, in the future, issue additional SHARES OF COMMON STOCK, which would reduce investors’ percent of ownership and dilute our share value

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock. Currently the Company has issued 1,133 shares of Series A Preferred, 0 shares of Series B Preferred and 0 of Series D Convertible Preferred Stock (the “Series D Preferred”). Additionally, the Company has issued warrants to purchase 104,088,028 shares of our common stock at a weighted average exercise price of $0.26. As of November 20, 2018, the Series A Preferred, Series B Preferred and Series D Preferred, are convertible into 690,748 shares of the Company’s common stock, subject to adjustment. As of November 20, 2018, the Company has issued options exercisable into 17,649,990 shares. In addition, the Company has convertible notes outstanding that convert into 750,000 shares of the Company’s common stock at a conversion rate of $0.20. Assuming all of the Company’s currently outstanding preferred stock be converted and all outstanding warrants and options be exercised and all convertible notes be converted, the Company would have to issue an additional 123,178,766 shares of common stock representing 97.3% of our current issued and outstanding common stock. The future issuance of this Common Stock would result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Common Stock.

OUR COMMON SHARES ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

(a)	that a broker or dealer approve a person’s account for transactions in penny stocks; and

(b)	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination, and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute. In addition, we are obligated to indemnify our directors and officers regarding stockholder suits which they successfully defend (NRS 78.7502).

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

WE MAY ISSUE ADDITIONAL SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to issue up to 20,000,000 shares of preferred stock in various classes. As of November 20, 2018 there are 109,185,536 outstanding shares of common stock. Currently, the Company has issued 1,113 shares of Series A Preferred, 0 shares of Series B Preferred and 0 shares of Series D Preferred stock outstanding. As of November 20, 2018, our outstanding preferred stock is convertible into 1,469,898 shares of the Company’s Common Stock. Our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue additional shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our Common Stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the Common Stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of Common Stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this registration statement, including in the documents incorporated by reference into this registration statement, includes some statements that are not purely historical and that are forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes, “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this registration statement are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  Those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements, involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Security Holders. All of the net proceeds from the sale of our Common Stock will go to the Selling Security Holders as described below in the sections entitled Selling Security Holders” and Plan of Distribution”. We may, however, receive proceeds in the event that some or all of the warrants held by a selling stockholder are exercised for cash. There can be no assurance that any of the Selling Security Holders will exercise their warrants or that we will receive any proceeds therefrom. We intend to use any net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our Common Stock currently trades on the OTCQB under the symbol “JMDA”. The offering price of the shares of Common Stock is $0.1317, and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the closing bid price of Common Stock of the Company as reported on the OTCQB on November 29, 2018, and are not the offering prices of the securities. The offering price of the shares underlying the warrants registered hereunder is based upon the price at which the warrants may be exercised pursuant to Rule 457(g)(1) of the Securities Act.

SELLING SECURITY HOLDERS

The 100,095,162 shares being offered for resale in this registration statement include: (i) 56,957,375 shares of the Company’s Common Stock, (ii) 375,000 shares underlying the Convertible Notes and (iii) 42,762,787 shares underlying warrants held by certain shareholders who purchased the Series A Preferred, Series B Preferred, Convertible Notes and warrants in private transactions (the “Jerrick Private Placements”). The foregoing is inclusive of the Preferred Stock Conversion Agreements entered into on August 31, 2018, whereby the Preferred Holders converted 37,234 shares of the Preferred Stock and $713,078 in dividends into an aggregate of 25,924,625 shares of Common Stock.

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holders in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holders, the number of shares of Common Stock beneficially owned by each of the Selling Security Holders as of the date hereof and the number of share of Common Stock being offered by each of the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders. The Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering
Adam Templeton	2,685,625	2,123,750	(2)	561,875	*	%
Airmont Trust	131,689	104,459	(3)	27,230	*	%
Allen Rosen	374,445	242,963	(4)	131,482	*	%
Alpha Capital Anstalt	700,000	700,000	(5)	-	0%
Andrew Schwartz	625,345	433,004	(6)	192,341	*	%
Andrew Taffin	3,403,343	2,215,562	(7)	1,187,781	*	%
Antoine Bethea	405,282	320,188	(8)	85,094	*	%
Arthur Rosen	23,688,129	566,660	(9)	23,121,469	9.59%
Austin Gleason	572,827	388,551	(10)	184,276	*	%
Barry Koff	393,750	312,500	(11)	81,250	*	%
Benzion Frommer	263,160	189,329	(12)	73,831	*	%
Brio Capital Master Fund Ltd.	1,226,603	1,656,551	(13)	511,610	*	%
Centaurian Fund LP	66,000	66,000	(14)	-	0%
Charles Knapp	131,782	104,521	(41)	27,261	*	%
Charles Merkel	32,550	32,550	(14)	-	0%
Cheryl Schwartz	65,814	52,209	(15)	13,605	*	%
Chris Gordon	22,029,717	13,029,525	(16)	9,000,192	3.82%
Christopher Davis	9,069,087	7,020,870	(17)	2,048,217	*	%
Clive Caunter	1,593,394	1,311,949	(18)	281,445	*	%
Crossover Capital	460,000	460,000	(19)	-	0%
Darlene Gaudios	55,000	55,000	(9)	-	0%
David Freilich MD PLLC Profit Sharing Plan FBO David Freilich	315,961	227,307	(20)	88,654	*	%
David Lerner	15,000	15,000	(9)	-	0%
David Nagelberg	2,130,984	1,387,500	(14)	743,484	*	%
Diamond Bridge Investments LLC	4,431,397	2,270,429	(21)	2,160,968	*	%
DiamondRock LLC	1,144,838	814,553	(22)	330,285	*	%
Dirk Horn	5,172,093	4,194,377	(23)	977,716	*	%
Douglas Wertheimer	6,898,284	5,208,292	(24)	1,689,992	1.08%
Elaine Ziner	492,188	390,625	(25)	101,563	*	%
Elicia W. David	1,099,338	831,225	(26)	268,113	*	%
Elliot Tuckel	131,689	104,459	(27)	27,230	*	%
Eubulus J Kerr III	4,166,922	3,051,281	(28)	1,115,641	*	%
Francis Straw	35,000	35,000	(14)	-	0%
Frederic Sommer III	470,040	341,360	(29)	128,680	*	%
George L. Thompson Co. A Partnership	922,123	663,082	(30)	259,041	*	%
Georgeanna Gleason	385,210	285,140	(31)	100,070	*	%
Gregory Castaldo	1,787,423	783,282	(32)	1,004,141	*	%
Hans Peter Lanz	335,384	243,589	(33)	91,795	*	%
Harry Mittelman	1,269,859	775,000	(14)	494,859	*	%
Horacio Lavallen	1,356,753	984,502	(34)	372,251	*	%
HSS Holdings	1,578,129	1,267,063	(35)	311,066	*	%
Investors League Special Opportunity Fund 1 LP	131,375	104,250	(68)	27,125	*	%
Iroquois Master Fund	750,000	750,000	(87)	-	0%
JAG Asset Management	669,105	390,625	(25)	278,480	*	%
James Adametz	670,679	487,119	(36)	183,560	*	%
James Robinson & Jennifer Robinson JTWROS	3,533,766	2,818,172	(37)	715,594	*	%
Jane Schwartz & Norman Schwartz	360,263	242,575	(69)	117,688	*	%
Jeffrey Miller & Judith Miller	339,099	246,066	(70)	93,033	*	%
Joanne Gambi	550,001	433,334	(38)	116,667	*	%
Jo-Bar Enterprises	1,525,570	1,130,380	(39)	395,190	*	%
Joel Marcus	140,488	113,825	(40)	26,663	*	%

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering
John R. and Maria Moeller	131,689	104,459	(3)	27,230	0%
Joyce Westmoreland	671,216	487,477	(71)	183,739	*	%
Lawrence K. Cagney & Barbara Cagney	1,343,504	975,669	(72)	367,835	*	%
Leonard M. Schiller Revocable Trust Dtd	3,495,838	2,083,710	(42)	1,412,128	*	%
Leonard Schiller	2,573,270	1,180,434	(43)	1,392,836	*	%
Lori Capon & Josh Capon	684,639	243,589	(44)	441,050	*	%
L. Van Le Rev Trust	404,813	319,875	(73)	84,938	*	%
M D and R Revocable Trust	1,217,491	534,792	(74)	682,699	*	%
Mario Marsillo	310,000	310,000	(9)	-	0%
Mario Marsollo Jr.	23,334	23,334	(9)	-	0%
Mark Standish	3,849,408	2,202,036	(45)	1,647,372	1.06%
Markus Eberle	682,032	538,021	(46)	144.011	*	%
McLain Capital	1,556,372	1,248,860	(47)	307,512	*	%
Michael Drennan	1,983,116	1,087,500	(14)	895,616	*	%
Michael Molinaro	5,000	5,000	(9)	-	0%
Michael J. Ratzker	502,673	365,115	(48)	137,558	*	%
Michael Stunden	578,964	366,016	(49)	212,948	*	%
Mulkey II Limited Partnership	3,708,188	2,864,367	(50)	843,821	*	%
Naftali Schuss & Lauren Schuss	373,818	242,545	(75)	131,273	*	%
Network 1 Financial Group	116,697	116,697	(51)	-	0%
Network 1 Financial Securities, Inc.	210,403	210,403	(52)	-	0%
Neurological Surgery Associates	404,532	319,688	(76)	84,844	*	%
Nunley Investments LLC	3,486,294	2,591,296	(53)	894,998	*	%
Patricia Cunningham	679,845	536,563	(54)	143,282	*	%
Patrick Keating	736,419	563,168	(55)	173,251	*	%
Peak One Capital	350,000	350,000	(14)	-	0%
Pearl Digital Opportunities Fund LLC	3,993,590	1,052,709	(56)	2,940,881	1.89%
Pepper Grove Holdings	3,100,343	2,596,307	(57)	143,282	*	%
Peter Fulton	398,701	398,701	(58)	-	0%
Philip David	1,506,526	1,097,319	(59)	409,207	*	%
Pierce Dalton Nunley	3,245,547	2,410,581	(60)	834,966	*	%
Richard G. David	721,304	537,536	(61)	183,768	*	%
Richard Galterio	459,084	359,389	(62)	99,695	*	%
Richard W. Hunt	188,990	188,990	(63)	-	0%
Richard W. Hunt & William R. Hunt, Jr. TEN COM	131,375	104,250	(77)	27,125	*	%
Robert Kimball III	679,899	493,266	(78)	186,633	*	%
Ryan Sylvester	1,342,501	1,061,667	(79)	280,834	*	%
Sam Capon	334,490	242,993	(80)	91,497	*	%
Scott Jasper	17,500	17,500	(14)	-	0%
SEG Reda-Shex, LLC	987,657	783,438	(81)	204,219	*	%
Sharon Standowski	1,007,225	731,483	(82)	275,742	*	%
Shefts Family LP	131,657	104,438	(83)	27,219	*	%
Special Equities Group	1,535,782	265,521	(84)	1,270,261	*	%
Steve and Diane Schwimmer	131,750	104,500	(85)	27,250	*	%
Tara Best	14,166	14,166	(9)	-	0%
Tariq Masood	4,265,255	3,629,288	(64)	635,967	*	%
Thomas and Theresa Ann Ciano	131,689	104,459	(86)	27,230	*	%
Thomas Seward	669,515	486,343	(65)	183,172	*	%
Vincent LaBarbara	1,298,421	1,298,421	(66)	-	0%
William R. Hunt	72,718	72,718	(67)	-	0%
William R. Hunt, Jr.	92,911	92,911	(9)	-	0%

* less than 1%

(1)	This number assumes each Selling Security Holder sells all of its shares being offered pursuant to this prospectus.
(2)	This amount includes 1,123,750 shares of Common Stock and 1,000,000 shares of Common Stock underlying warrants.
(3)	This amount includes 54,459 shares of Common Stock and 50,000 shares of Common Stock underlying warrants
(4)	This amount includes 182,963 shares of Common Stock and 60,000 shares of Common Stock underlying warrants
(5)	This amount includes 100,000 shares of Common Stock and 600,000 shares of Common Stock underlying warrants
(6)	This amount includes 331,337 shares of Common Stock and 101,667 shares of Common Stock underlying warrants

(7)	This amount includes 1,375,562 shares of Common Stock and 840,000 shares of Common Stock underlying warrants
(8)	This amount includes 170,188 shares of Common Stock and 150,000 shares of Common Stock underlying warrants
(9)	This amount includes shares of Common Stock.
(10)	This amount includes 268,551 shares of Common Stock and 120,000 shares of Common Stock underlying warrants.
(11)	This amount includes 162,500 shares of Common Stock and 150,000 shares of Common Stock underlying warrants.
(12)	This amount includes 147,662 shares of Common Stock and 41,667 shares of Common Stock underlying warrants.
(13)	This amount includes 1,023,218 shares of Common Stock and 633,333 shares of Common Stock underlying warrants.
(14)	This amount includes shares of Common Stock underlying warrants.
(15)	This amount includes 27,209 shares of Common Stock and 25,000 shares of Common Stock underlying warrants.
(16)	This amount includes 8,952,567 shares of Common Stock and 4,076,958 shares of Common Stock underlying warrants.
(17)	This amount includes 3,408,825 shares of Common Stock and 3,612,045 shares of Common Stock underlying warrants.
(18)	This amount includes 562,890 shares of Common Stock and 749,059 shares of Common Stock underlying warrants.
(19)	This amount includes 110,000 shares of Common Stock and 350,000 shares of Common Stock underlying warrants
(20)	This amount includes 177,307 shares of Common Stock and 50,000 shares of Common Stock underlying warrants.
(21)	This amount includes 1,188,929 shares of Common Stock and 1,081,500 shares of Common Stock underlying warrants.
(22)	This amount includes 397,568 shares of Common Stock and 416,985 shares underlying warrants.
(23)	This amount includes 1,955,432 shares of Common Stock and 2,238,945 shares of Common Stock underlying warrants.
(24)	This amount includes 3,379,782 shares of Common Stock and 1,828,611 shares of Common Stock underlying warrants.
(25)	This amount includes 203,125 shares of Common Stock and 187,500 shares of Common Stock underlying warrants.
(26)	This amount includes 536,225 shares of Common Stock and 295,000 shares of Common Stock underlying warrants.
(27)	This amount includes 54,459 shares of Common Stock and 50,000 shares of Common Stock underlying warrants.
(28)	This amount includes 2,231,281 shares of Common Stock and 820,000 shares of Common Stock underlying warrants
(29)	This amount includes 257,360 shares of Common Stock and 84,000 shares of Common Stock underlying warrants.
(30)	This amount includes 518,082 shares of Common Stock and 145,000 shares of Common Stock underlying warrants.
(31)	This amount includes 200,140 shares of Common Stock and 85,000 shares of Common Stock underlying warrants
(32)	This amount includes 408,282 shares of Common Stock and 375,000 shares of Common Stock underlying warrants.
(33)	This amount includes 183,589 shares of Common Stock and 60,000 shares of Common Stock underlying warrants.
(34)	This amount includes 744,502 shares of Common Stock and 240,000 shares of Common Stock underlying warrants.
(35)	This amount includes 622,131 shares of Common Stock underlying Convertible Notes and 644,932 shares of Common Stock underlying warrants.
(36)	This amount includes 367,119 shares of Common Stock and 120,000 shares of Common Stock underlying warrants.
(37)	This amount includes 1,431,186 shares of Common Stock and 1,386,986 shares of Common Stock underlying warrants.
(38)	This amount includes 233,334 shares of Common Stock and 200,000 shares of Common Stock underlying warrants
(39)	This amount includes 790,380 shares of Common Stock and 340,000 shares of Common Stock underlying warrants.
(40)	This amount includes 63,825 shares of Common Stock and 50,000 shares of Common Stock underlying warrants.
(41)	This amount includes 54,521 shares of Common Stock and 50,000 shares of Common Stock underlying warrants.
(42)	This amount includes 1,258,710 shares of Common Stock and 825,000 shares of Common Stock underlying warrants.
(43)	This amount includes 555,897 shares of Common Stock, and 624,537 shares of Common Stock underlying warrants.
(44)	This amount includes 183,589 shares of Common and 60,000 shares of Common Stock underlying warrants.
(45)	This amount includes 1,161,411 shares of Common Stock and 1,040,625 shares of Common Stock underlying warrants
(46)	This amount includes 288,021 shares of Common Stock and 250,000 shares of Common Stock underlying warrants
(47)	This amount includes 615,024 shares of Common Stock and 633,836 shares of Common Stock underlying warrants

(48)	This amount includes 275,115 shares of Common Stock and 90,000 shares of Common Stock underlying warrants
(49)	This amount includes 166,500 shares of Common Stock and 199,516 shares of Common Stock underlying warrants
(50)	This amount includes 1,687,641 shares of Common Stock and 1,176,726 shares of Common Stock underlying warrants.
(51)	This amount includes 108,417 shares of Common Stock and 8,280 shares of Common Stock underlying warrants
(52)	This amount includes 202,123 shares of Common Stock and 8,280 shares of Common Stock underlying warrants
(53)	This amount includes 1,789,995 shares of Common Stock and 801,301 shares of Common Stock underlying Warrants
(54)	This amount includes 286,563 shares of Common Stock and 250,000 shares of Common Stock underlying warrants
(55)	This amount includes 346,501 shares of Common Stock and 216,667 shares of Common Stock underlying warrants
(56)	This amount includes 552,709 shares of Common Stock and 500,000 shares of Common Stock underlying warrants
(57)	This amount includes 1,008,072 shares of Common Stock and 1,588,235 shares of Common Stock underlying warrants
(58)	This amount includes 331,137 shares of Common and 67,564 shares of Common Stock underlying warrants
(59)	This amount includes 677,319 shares of Common Stock and 420,000 shares of Common Stock underlying warrants
(60)	This amount includes 1,669,930 shares of Common Stock and 740,651 shares of Common Stock underlying warrants
(61)	This amount includes 367,536 shares of Common Stock and 170,000 shares of Common Stock underlying warrants
(62)	This amount includes 199,389 shares of Common Stock and 160,000 shares of Common Stock underlying warrants
(63)	This amount includes 180,710 shares of Common Stock and 8,280 shares of Common Stock underlying warrants
(64)	This amount includes 1,271,933 shares of Common Stock and 2,357,355 shares of Common Stock underlying warrants
(65)	This amount includes 366,343 shares of Common Stock and 120,000 shares of Common Stock underlying warrants
(66)	This amount includes 1,233,505 shares of Common Stock and 64,916 shares of Common Stock underlying warrants
(67)	This amount includes 64,438 shares of Common Stock and 8,280 shares of Common Stock underlying warrants
(68)	This amount includes 54,250 shares of Common Stock and 50,000 shares of Common Stock underlying warrants.
(69)	This amount includes 182,575 shares of Common Stock and 60,000 shares of Common Stock underlying warrants.
(70)	This amount includes 186,066 shares of Common Stock and 60,000 shares of Common Stock underlying warrants.
(71)	This amount includes 367,477 shares of Common Stock and 120,000 shares of Common Stock underlying warrants.
(72)	This amount includes 735,669 shares of Common Stock and 240,000 shares of Common Stock underlying warrants.
(73)	This amount includes 169,875 shares of Common Stock and 150,000 shares of Common Stock underlying warrants.
(74)	This amount includes 284,792 shares of Common Stock and 250,000 shares of Common Stock underlying warrants.
(75)	This amount includes 182,545 shares of Common Stock and 60,000 shares of Common Stock underlying warrants.
(76)	This amount includes 169,688 shares of Common Stock and 150,000 shares of Common Stock underlying warrants.
(77)	This amount includes 54,250 shares of Common Stock and 50,000 shares of Common Stock underlying warrants.
(78)	This amount includes 373,266 shares of Common Stock and 120,000 shares of Common Stock underlying warrants.
(79)	This amount includes 561,667 shares of Common Stock and 500,000 shares of Common Stock underlying warrants.
(80)	This amount includes 182,993 shares of Common Stock and 60,000 shares of Common Stock underlying warrants.
(81)	This amount includes 408,438 shares of Common Stock and 375,000 shares of Common Stock underlying warrants.
(82)	This amount includes 551,483 shares of Common Stock and 180,000 shares of Common Stock underlying warrants.
(83)	This amount includes 54,438 shares of Common Stock and 50,000 shares of Common Stock underlying warrants.
(84)	This amount includes 140,521 shares of Common Stock and 125,000 shares of Common Stock underlying warrants.
(85)	This amount includes 54,500 shares of Common Stock and 50,000 shares of Common Stock underlying warrants.
(86)	This amount includes 54,459 shares of Common Stock and 50,000 shares of Common Stock underlying warrants.
(87)	This amount includes 375,000 shares of Common Stock underlying convertible notes and 375,000 shares of Common Stock underlying warrants.

PLAN OF DISTRIBUTION

We are registering the resale of certain shares of Common Stock, including shares of our Common Stock issuable upon conversion of certain preferred stock and the exercise of certain outstanding warrants to purchase Common Stock, offered by this prospectus on behalf of the Selling Security Holders. As used in this prospectus, the term “Selling Security Holders” include donees, pledges, transferees and other successors in interest selling shares received from the Selling Security Holders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer.  All costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of Common Stock will be borne by the Selling Security Holders.

As of the date of this prospectus, our Common Stock is quoted for trading on the OTCQB and, for so long as our Common Stock continues to be quoted for trading in that venue, we expect that sales made in the over-the-counter market will likely be effected through that quotation system. As November 29, 2018, the last reported bid price for our Common Stock on the OTCQB was $0.1317 per share, and as such represented the market price for our Common Stock as of that date. However, as described under the heading “Risk Factors” in this prospectus, our Common Stock is currently very thinly traded and its market price is subject to a high degree of volatility. Further, sales of the Common Stock to be registered hereunder could be made at prevailing market prices at the time of the sale, at fixed prices, at negotiated prices, or at varying prices determined at the time of sale. As a result, we cannot know the price at which any of our Common Stock to be registered hereunder may ultimately be sold by the holders thereof.

Sales of shares of Common Stock offered hereby may be effected by the Selling Security Holders from time to time in one or more types of transactions (which may include block transactions):

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale, and

●	any other method permitted pursuant to applicable law.

The Selling Security Holders may effect sales of shares of Common Stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchaser(s) of shares of Common Stock for whom those broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Security Holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock by the Selling Security Holders.

The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and registered hereby and, if any such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Security Holders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Security Holders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Security Holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Security Holders may in the future also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, including paragraph (i) of that rule, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Security Holders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  In addition, each broker-dealer selling under this prospectus for its own account or the account of an affiliate is an “underwriter” under Section 2(11) of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the Selling Security Holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Regulation M

We have informed each of the selling shareholders that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, or the Exchange Act, with respect to any purchase or sale of the common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the resale shares or any right to purchase the resale shares, for a period of one trading day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits each of the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised each of the selling shareholders that it should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of common stock by such selling shareholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the resale shares. Under Regulation M, neither the selling shareholders nor their agents may bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock while they are distributing resale shares. Regulation M may prohibit the selling shareholders from covering short sales by purchasing resale shares while the distribution is taking place, despite any contractual rights to do so pursuant to conversion of the Note. We intend to advise each of the selling shareholders that it should consult with its own legal counsel to ensure compliance with Regulation M.

We are unable to predict with certainty the effect that sales of the shares of Common Stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our Common Stock.

 MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our shares of Common Stock are quoted on the OTCQB under the symbol “JMDA”. Prior to March 3, 2016, our shares of Common Stock were quoted on the OTCQB under the symbol “GTPH”. The OTCQB is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. An OTCQB equity security is not listed or traded on a national securities exchange.

The following table sets forth the high and low bid price for our common stock for each quarter during the 2018, 2017, 2016 and 2015 fiscal years. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Fiscal 2018	High	Low
First Quarter (January 1 – March 31)	$0.24	$0.15
Second Quarter (April 1 – June 30)	$0.38	0.1249
Third Quarter (July 1 – September 30)	$0.32	0.14
Fourth Quarter (October 1 – November 29)	$0.18	0.11

Fiscal 2017	High	Low
First Quarter (January 1 – March 31)	$0.30	$0.07
Second Quarter (April 1 – June 30)	$0.31	$0.13
Third Quarter (July 1 – September 30)	$0.19	$0.05
Fourth Quarter (October 1 – December 31)	$0.23	$0.10

Fiscal 2016	High	Low
First Quarter (January 1 – March 31)	$0.51	$0.35
Second Quarter (April 1 – June 30)	$0.61	$0.36
Third Quarter (July 1 – September 30)	$0.89	$0.10
Fourth Quarter (October 1 – December 31)	$0.89	$0.22

(b) Holders of Common Equity

As of November 29, 2018, there were approximately 231 stockholders of record. An additional number of stockholders are beneficial holders of our Common Stock in “street name” through banks, brokers and other financial institutions that are the record holders.

(c) Dividend Information

We have not paid any cash dividends to our holders of common stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

(d) Securities Authorized for Issuance under Equity Compensation Plans

There are currently 17,649,990 outstanding options to purchase our securities with a weighted exercise price of $0.42 per option. Currently, the Company has 350,010 available options to issue under the plan.

Option Plan

Pursuant to the Merger, on February 5, 2016, the Company assumed Jerrick’s 2015 Stock Incentive and Award Plan (the “Plan”) which provides for the issuance of up to 18,000,000 shares of the Company’s common stock.

The purpose of the Plan is to provide additional incentive to those officers, employees, consultants and non-employee directors of the Company and its parents, subsidiaries and affiliates whose contributions are essential to the growth and success of the Company’s business.

Eligible recipients of option awards are employees, officers, consultants or directors (including non-employee directors) of the Company or of any parent, subsidiary or affiliate of the Company. Upon recommendation from the board or the Compensation Committee, the board has the authority to grant to any eligible recipient any options, restricted stock or other awards valued in whole or in part by reference to, or otherwise based on, our common stock.

The provisions of each option granted need not be the same with respect to each option recipient. Option recipients shall enter into award agreements with us, in such form as the board shall determine.

The Plan shall be administered by the Compensation Committee consisting of two or more independent, non-employee and outside directors. In the absence of such a Committee, the board of the Company shall administer the Plan.

Each Option shall contain the following material terms:

(i)	the purchase price of each share of Common Stock with respect to Incentive Options shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Company, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Company, the exercise price shall be at least 110% of the Fair Market Value;

(ii)	The purchase price of each share of Common Stock purchasable under a Non-qualified Option shall be at least 100% of the Fair Market Value of such share of Common Stock on the date the Non-qualified Option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Non-qualified Option below Fair Market Value.

(iii)	the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than five (5) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Company, the Incentive Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iv)	subject to acceleration in the event of a Change of Control of the Company (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Company through the four (4) year anniversary of the date on which the Option was granted;

(vi)	no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(vii)	with respect to Incentive Options, the aggregate Fair Market Value of Common Stock exercisable for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i)	no rights to an award of Restricted Stock are granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Compensation Committee;

(ii)	Restricted Stock shall not be delivered until they are free of any restrictions specified by the Compensation Committee at the time of grant;

(iii)	recipients of Restricted Stock have the rights of a stockholder of the Company as of the date of the grant of the Restricted Stock;

(iv)	shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied or the employment with the Company is terminated; and

(v)	the Restricted Stock is not transferable until the date on which the Compensation Committee has specified such restrictions have lapsed.

Transfer Agent

Our stock transfer agent is Pacific Stock Transfer with an address at 173 Keith Street, Suite 3, Warrenton, Virginia, 20186.

PENNY STOCK RULES

The U.S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

●	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

●	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act;

●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

●	Contains a toll-free number for inquiries on disciplinary actions;

●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	The bid and offer quotations for the penny stock;

●	The compensation of the broker-dealer and its salesperson in the transaction;

●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the consolidated financial statements and accompanying notes and the information contained in other sections of this prospectus, particularly under the headings “Risk Factors” and “Business.”  This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management.  The statements in this discussion and analysis concerning expectations regarding our future performance, liquidity and capital resources, as well as other non-historical statements in this discussion and analysis, are forward-looking statements.  See “Risk Relating to Forward-Looking Statements” above.  These forward-looking statements are subject to numerous risks and uncertainties, including those described under “Risk Factors.”  Our actual results could differ materially from those suggested or implied by any forward-looking statements.

Overview

Jerrick Media Holdings Inc. develops technology-based solutions designed to solve for challenges that have resulted from disruption and evolution within the broad digital media and content generation environment. Its flagship product Vocal is a long-form, digital publishing platform focused on supporting content creators with content management tools that are embedded within digital communities. Vocal is architected to enable targeted marketing of branded content and e-commerce opportunities in long-form content. Vocal’s community sites are moderated by a dedicated team with a primary focus on creating healthy communities and identifying monetization opportunities within them.

Vocal serves as a versatile home for content creators. The platform supports multiple forms of content such as: short videos, podcasts, music, and written word. This activity is expected to increase at a rapid pace. A fraction of creators achieve meaningful visibility for their content, and even fewer are rewarded financially. Jerrick Media Holdings’ product Vocal provides a solution for the creative community.

Vocal also represents a unique ecosystem for advertisers and marketers to access innovative ways to target and engage customers. Vocal for brands is the in-house agency with a dedicated team focused on creating authentic creative content campaigns to be leverage both through Vocal and other digital venues. Vocal for Brands provides branding clients with: built-in genre specific audiences through the Vocal communities, SEO optimization, social first assets, research & analytics.

Revenue is generated in a variety of ways, including: (i) the sale of advertising and marketing services related to our content, including but not limited to pre-roll videos, text and image advertisements, native advertisements, and affiliate marketing; (ii) the sale of genre-specific products related to our brands and, licensing of our content for download-to-own services; and (iii) royalties and production fees for original content, created for either film, television, or digital end-markets. Future revenue is expected to include subscriptions from creators for upgraded services. Subscription revenue is also expected to be derived from branding clients based on unique self-serve access to the platform. The value-add features that will be offered on a subscription basis are currently in development.  Demand and pricing for our advertising depends on our user base and overall market conditions. We also drive additional demand through integrated sales of digital advertising inventory, through our marketing services, and by providing unique branded entertainment and custom sponsorship opportunities to our advertisers. Our advertising and e-commerce revenues may be affected by the strength of advertising markets and general economic conditions and may fluctuate depending on the success of our content, as measured by the number of people visiting our websites at any given time.

During the remainder of 2018, Jerrick plans to launch additional revenue lines, including brand subscriptions to access the platform and its community of creators as well as subscription revenues for creator upgrade tools. The Company believes that these new streams of revenue will contribute a meaningful portion of revenues in fiscal year 2018 and into 2019. The Company also intends to release further enhancements to the Vocal editor and introduce social features.

In the remainder of the third and fourth quarters of 2018, the Company plans to introduce Software as a Service (SaaS) subscriptions to the Vocal platform. Additional features will include user analytics updates as well as iOS and Android applications.

Results of Operations

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at September 30, 2018 compared to December 31, 2017:

	September 30, 2018	December 31, 2017	Increase / (Decrease)
Current Assets	$232,879	$112,376	$120,503
Current Liabilities	2,603,869	3,687,200	(1,083,331)
Working Capital Deficit	$(2,370,990)	$(3,574,824)	$1,203,834

At September 30, 2018, we had a working capital deficit of $2,370,990 as compared to a working capital deficit of $3,574,824 at December 31, 2017, a decrease of $1,203,834. The decrease is primarily attributable to the increase in cash and prepaid expenses and a decrease in accounts payable and other accrued expenses, demand loan, line of credit and notes payable. These changes were offset by an increase convertible notes current.

Net Cash

Net cash used in operating activities for the nine months ended September 30, 2018 and 2017, was $3,447,763 and $2,476,844 respectively. The net loss for the nine months ended September 30, 2018 and 2017 was $10,052,160 and $6,377,874, respectively. This change is primarily attributable to the net loss for the current period offset by share-based payments in the amount of $329,857 to employees and consultants for services rendered, the accretion of debt discount and debt issuance costs of $2,039,589 due to the incentives given with debentures, and a loss on extinguishment of debt of $3,370,505, and a loss on settlement of debt of $15,275 for the incentives given to amend or convert debt in addition to a change in accounts payable and accrued expenses of $848,171. These increases were offset by gain on settlement of vendor liabilities of $2,886 and a change in accounts receivable of $5,632 during the nine months ended September 30, 2018.

Net cash used in investing activities for the nine months ended September 30, 2018 and 2017 was $24,084 and $0, respectively. This change is attributable to the cash paid for leasehold improvements.

Net cash provided by financing activities for the nine months ended September 30, 2018 and 2017 was $3,547,074 and $2,397,028. During the 2018 period, the Company was predominantly financed by issuance of common stock, debt and related party notes of $1,155,832, $1,525,154 and $315,000, respectively to fund operations. In addition, the Company received $208,428 from investors for the second close of the August 2018 equity raise. These increases were offset by repayment of line of credit, notes and related party notes of $44,996, $214,939 and $163,305, respectively. The Company also paid $166,761 and $35,115 for debt issuance and stock issuance costs during the nine months ended September 30, 2018.

Summary of Statements of Operations for the Three Months Ended September 30, 2018 and 2017:

	Three Months Ended
	September 30, 2018	September 30, 2017
Revenue	$25,119	$11,244
Operating expenses	(907,707)	(1,418,386)
Loss from operations	(882,588)	(1,407,142)
Other expenses	(4,664,704)	(2,014,823)
Net loss	$(5,547,292)	$3,421,965)
Loss per common share – basic and diluted	$(0.12)	$(0.09)

Revenue

Revenue was $25,119 for the three months ended September 30, 2018, as compared to $11,244 for the comparable three months ended September 30, 2017, an increase of $13,875. The increase in revenue is primarily attributable to the Company’s transitioning from legacy businesses to generating revenue through native advertising, branded marketing, and affiliate sales, resulting from the creation of genre specific, user generated content community websites. As part of that transition, the Company focused its efforts throughout 2018 on the development of its proprietary Vocal software platform to support the scalability of its business model.

Operating Expenses

Operating expenses for the three months ended September 30, 2018 were $907,707 as compared to $1,418,386 for the three months ended September 30, 2017. The decrease of $510,679 in operating expenses is the result of a reduction in accounts payable and a decrease in consulting fees, partially offset by an increase in employee compensation.

Loss from Operations

Loss from operations for the three months ended September 30, 2018 was $882,588 as compared to loss of $1,407,142 for the three months ended September 30, 2017. The decrease in the loss from operations is partially attributable to an increase in revenue but primarily due to a company-wide effort to reduce operating expenses while creating efficiencies in the revenue generating process.

Other Income (Expenses)

Other income (expenses) for the three months ended September 30, 2018 was $(4,664,704), as compared to $(2,014,823) for the three months ended September 30, 2017. Other expenses during the three months ended September 30, 2018 was comprised of interest expense of $(279,163) on notes and related party notes, accretion of debt discount and issuance cost of $(1,449,656) due to the incentives given with debentures, loss on extinguishment of debt of $(2,938,719), and a gain on settlement of debt of $1,011 for the incentives given to amend or convert debt. During the three months ended September 30, 2017, other expenses were comprised of interest expense of $(228,120) on notes and related party notes and accretion of debt discount and issuance cost of $(800,614) due to the incentives given with debentures, gain on extinguishment of debt of $2,079 for the incentives given to amend or convert debt.

Net Loss

Net loss attributable to common shareholder for three months ended September 30, 2018, was $7,608,573, or loss per share of $0.12, as compared to a net loss of $3,495,979, or loss per share of $0.09, for the three months ended September 30, 2017.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Summary of Statements of Operations for the Nine Months Ended September 30, 2018 and 2017:

	Nine Months Ended
	September 30, 2018	September 30, 2017
Revenue	$65,391	$105,345
Operating expenses	(3,837,259)	(3,488,117)
Loss from operations	(3,771,868)	(3,382,772)
Other expenses	(6,280,292)	(2,995,102)
Net loss	$(10,052,160)	$(6,377,874)
Loss per common share – basic and diluted	$(0.25)	$(0.17)

Revenue

Revenue was $65,391 for the nine months ended September 30, 2018, as compared to $105,345 for the comparable nine months ended September 30, 2017, a decrease of $39,954. The decrease in revenue is primarily attributable to the Company’s transitioning from legacy businesses to generating revenue through native advertising, branded marketing, and affiliate sales, resulting from the creation of genre specific, user generated content community websites. As part of that transition, the Company focused its efforts throughout 2018 on the development of its proprietary Vocal software platform to support the scalability of its business model.

Operating Expenses

Operating expenses for the nine months ended September 30, 2018 were $3,837,259 as compared to $3,488,117 for the nine months ended September 30, 2017. The increase of $349,142 in operating expenses is the result of specific short-term expenses incurred in the first half of Fiscal Year 2018, including share-based payments, an increase in Jerrick's salesforce personnel, and elimination of accrued payables through June 2018, as well as a $719,151 increase in General and Administrative expenses related to the continued development of the Vocal platform and a $12,841 increase in compensation. These increased operating expenses were offset by a $382,850 decrease in consulting and professional fees due to the reorganization of management and related duties.

Loss from Operations

Loss from operations for the nine months ended September 30, 2018 was $3,771,868 as compared to loss of $3,382,772 for the nine months ended September 30, 2017. The increase in the loss from operations is primarily attributable to an increase in expenses related to the continued development of the Vocal platform and the launch of additional content, the decrease in sales and operating as a publicly traded company.

Other Income (Expenses)

Other income (expenses) for the nine months ended September 30, 2018 was $(6,280,292), as compared to $(2,995,102) for the nine months ended September 30, 2017. Other expenses during the nine months ended September 30, 2018 was comprised of interest expense of $(888,359) on notes and related party notes, accretion of debt discount and issuance cost of $(2,039,589) due to the incentives given with debentures, loss on extinguishment of debt of $(3,370,505), and a gain on settlement of debt of $2,886 for the incentives given to amend or convert debt. During the nine months ended September 30, 2017, other expenses were comprised of interest expense of $(372,825) on notes and related party notes and accretion of debt discount and issuance cost of $(1,525,514) due to the incentives given with debentures, loss on extinguishment of debt of $(923,822) for the incentives given to amend or convert debt.

Net Loss Attributable to Common Shareholders

Net loss attributable to common shareholder for nine months ended September 30, 2018, was $12,243,026, or loss per share of $0.25, as compared to a net loss attributable to common shareholders of $6,581,239, or loss per share of $0.17, for the nine months ended September 30, 2017. From the 2017 to 2018 periods, in addition to items explained above, the Company experienced a slight decrease in deemed dividends and a $2 million increase related to the issuance of additional securities as inducement to convert convertible preferred stock.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Off-Balance Sheet Arrangements

As of September 30, 2018, we have no off-balance sheet arrangements.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2017 compared to December 31, 2016:

	December 31, 2017	December 31, 2016	Increase / (Decrease)
Current Assets	$112,376	$184,494	$(72,118)
Current Liabilities	$3,687,200	$3,285,826	$401,374
Working Capital Deficit	$(3,574,824)	$(3,101,332)	$(473,492)

At December 31, 2017, we had a working capital deficit of $3,574,824, as compared to a working capital deficit of $3,101,332 at December 31, 2016, an increase of $473,492. The increase is primarily attributable to the decrease in cash, increase in notes payable and an increase in line of credit related party. These were offset by an increase in accounts receivable, decrease in convertible notes current, decrease in note payable related party and a decrease in line of credit.

Net Cash

Net cash used in operating activities for the year ended December 31, 2017 and 2016, was $3,852,552 and $2,517,113 respectively. The net loss for the year ended December 31, 2017 and 2016 was $8,751,586 and $7,391,907, respectively. This change is primarily attributable to the net loss for the current period offset by the repayment of a deposit in the amount of $10,000, share-based payments in the amount of $1,262,377 to employees and consultants for services rendered, the accretion of debt discount and debt issuance costs of $1,828,027 due to the incentives given with debentures, and a loss on extinguishment of debt of $906,531 for the incentives given to amend or convert debt. These increases were offset by gain on settlement of the revenue based factoring agreement of $2,079, gain on settlement of vendor liabilities of $167,905 and a change in accounts receivable of $1,325.

Net cash used in investing activities for the year ended December 31, 2017 and 2016 was $14,662 and $43,957 for the purchase of property and equipment

Net cash provided by financing activities for the year ended December 31, 2017 and 2016 was $3,803,771 and $2,296,935. During the 2017 period, the Company was predominantly financed by issuance of notes and related party notes of $3,743,085 and $1,084,000, respectively to fund operations. These increases were offset by repayment of note payable and convertible notes of $100,000 and $477,777, respectively. The Company also paid $211,956 for debt issuance costs during the year ended December 31, 2017. During the 2016 period, the Company was predominantly financed by issuance of notes and preferred stock.

Summary of Statements of Operations for the Year Ended December 31, 2017 and 2016:

	Year Ended
	December 31, 2017	December 31, 2016
Net revenue	$95,653	$223,927
Gross margin	$95,653	$180,606
Operating expenses	$(5,657,981)	$(3,872,362)
Loss from operations	$(5,562,328)	$(3,691,756)
Other expenses	$(3,189,258)	$(3,700,151)
Net loss	$(8,751,586)	$(7,391,907)
Deemed dividend	$297,323	$247,128
Net loss attributable to common shareholder	$(9,048,909)	$(7,639,035)
Loss per common share – basic and diluted	$(0.23)	$(0.24)

Net Revenue

Net revenue was $95,653 for the year ended December 31, 2017, as compared to $ 223,927 for the comparable year ended December 31, 2016, a decrease of $128,274. The decrease in net revenue is primarily attributable to the Company’s transitioning its ecommerce business from direct sale of products and Company owned memorabilia, through various web-based distribution channels, toward generating revenue through native advertising, branded marketing, and affiliate sales, resulting from the creation of genre specific, user generated content community websites. As part of that transition, the Company focused its efforts throughout 2017 on the development of its proprietary Vocal software platform to support the scalability of its business model.

Gross Profit

Gross profit percentage was 100% during the years ended December 31, 2017 and 2016. Gross margin is primarily attributable to the Company’s higher margin advertising and branded content revenue resulting from increased traffic on its websites, as well as media sales with little to no associated cost. The Company expects its gross margins to fluctuate as its business model continues to evolve.

Operating Expenses

Operating expenses for the years ended December 31, 2017 were $5,657,981 as compared to $3,872,362 for the year ended December 31, 2016. The increase of $1,785,619 in operating expenses is a result of a $644,768 increase in General and Administrative expenses related to the continued development of the Vocal platform, including the launch of additional content, a $134,728 decrease in consulting and professional fees related to being a publicly traded company and a $345,912 increase in compensation.

Loss from Operations

Loss from operations for the year ended December 31, 2017 was $5,562,328 as compared to loss of $3,691,756 for the year ended December 31, 2016. The increase in the loss from operations is primarily attributable to an increase in expenses related to the continued development of the Vocal platform, including the launch of additional content and operating as a publicly traded company and the decrease in sales.

Other Income (Expenses)

Other income (expenses) for the year ended December 31, 2017 was $(3,189,258), as compared to $(3,700,151) for the year ended December 31, 2016. Other expenses during the year ended December 31, 2017 was comprised of interest expense of $(477,005) on notes and related party notes, accretion of debt discount and issuance cost of $(1,828,027) due to the incentives given with debentures and loss on extinguishment of debt of $(906,531) for the incentives given to amend or convert debt. These expenses were offset by the gain on settlement of the revenue based factoring agreement of $2,079 as recorded during the year ended December 31, 2017. During year ended December 31, 2016, other expenses were comprised of interest expense of $(3,474,529) on notes and related party notes, accretion of debt discount and issuance cost of $(235,622) due to the incentives given with debentures. These expenses were offset by the gain on the sale of asset of $10,000 as recorded during the year ended December 31, 2017.

Net Loss Attributable to Common Shareholder

Net loss attributable to common shareholder for year ended December 31, 2017, was $9,079,872, or loss per share of $0.24, as compared to a net loss attributable to common shareholder of $7,639,035, or loss per share of $0.24, for the year ended December 31, 2016.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Under Commission regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. As of December June 30, 2018, we have no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates

We use estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1 – Quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

Level 3 – Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The Company recognizes income and expenses based on the accrual method of accounting.

Advertising

The Company expenses all advertising costs as they are incurred.

Cash and Cash Equivalents

Cash and cash equivalents are defined as demand deposits, money market accounts and overnight investments at banks. Cash is maintained in banks insured by the FDIC for an aggregate of up to $250,000. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Concentrations of Risk

Financial Instruments which potentially subject the Company to concentrations of risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents with major financial institutions. At June 30, 2018, the Company has $0 in excess of federally insured limits.

Dividend Policy

The Company has not yet adopted a policy regarding dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Impairment of Long-lived Assets

The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows, or external appraisals, as applicable. The Company reviews long-lived assets for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified.

Long Term Investments

Non-marketable equity investments are carried at cost. Investments held by the Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of the investment may not be recoverable. In the event that facts and circumstances indicate that the cost may be impaired, an evaluation of recoverability would be performed. Impairment expenses of $0 and $0 have been recorded on long term investments for the six months ended June 30, 2018 and 2017, respectively.

Principles of Consolidation

The accompanying consolidated financials include the accounts of the Company and its subsidiaries from its inception. All significant intercompany accounts and balances have been eliminated in consolidation.

Property & Equipment

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the various classes of property, as follows:

Machinery & Equipment	5 to 7 years

Furniture & Fixtures	5 to 7 years

Improvements	10 to 20 years

Building	40 years

Income Producing Properties	40 years

Expenditures for additions, improvements and betterments that extend the useful lives of existing assets, if material, are generally capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Recognition of Rental Income

Revenue from lease of residential and commercial properties is recognized when earned with the passage of time per the terms of the leases in effect.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then the basic and diluted per share amounts are the same.

Recent Accounting Pronouncements

The Company does not expect that the adoption of recent accounting pronouncements will have a material impact on its financial statements.

BUSINESS

Our Company

Corporate History and Overview

Jerrick Media Holdings, Inc. (“we,” “us,” the “Company,” or “Jerrick Media”) (formerly Great Plains Holdings, Inc. or “GTPH”) was incorporated under the laws of the state of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc. as part of its plan to diversify its business through the acquisition and operation of commercial real estate, including, but not limited to, self-storage facilities, apartment buildings, 55+ senior manufactured home communities, and other income producing properties. Historically, the Company has principally engaged in the manufacture and marketing of the LiL Marc, a plastic boys’ toilet-training device, which we discontinued as of December 31, 2014.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of GTPH’s common stock. GTPH assumed 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”).

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick Media.

On February 28, 2016, GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

Jerrick Media Business

Jerrick Media is a technology company focused on the development of digital communities, and the targeted marketing of branded digital content, and e-commerce opportunities algorithmically derived in relevance for each community. Jerrick’s product is Vocal, a proprietary software publishing platform, that enables creators of long form content to reach an engaged audience through a growing portfolio of genre-specific branded websites. By creating communities of engaged, topically focused users through our content creation and interaction, we help advertisers and marketers find innovative ways to target and engage customers.

Through Vocal, and other associated social media channels and outlets, we produce and distribute a variety of digital media content. The content for each branded website in our portfolio and for distribution through other media channels, is derived from internal generation, user contributions, and external collaborations. The content includes, but is not limited to: videos, imagery, articles, e-books, film, and television projects. Revenue is generated in a variety of ways, including: (i) the sale of advertising and marketing services related to our content, including but not limited to pre-roll videos, text and image advertisements, native advertisements, and affiliate marketing; (ii) the sale of genre-specific products related to our brands and, licensing of our content for download-to-own services; and (iii) royalties and production fees for original content, created for either film, television, or digital end-markets. Demand and pricing for our advertising depends on our user base and overall market conditions. We also drive additional demand through integrated sales of digital advertising inventory, through our marketing services, and by providing unique branded entertainment and custom sponsorship opportunities to our advertisers. Our advertising and e-commerce revenues may be affected by the strength of advertising markets and general economic conditions and may fluctuate depending on the success of our content, as measured by the number of people visiting our websites at any given time.

Our Strategy

We have developed a proprietary patent-pending technology platform, Vocal, designed to develop and cost-effectively acquire content that reaches audiences through our portfolio of genre-specific communities, as well as through other social and digital distribution channels. In addition to providing relevant and refreshing content, our technology is centered on efficiency and scalability in both input of content across a growing variety of topics, and output through a growing number of distribution methods. We believe our content-to-commerce model is an integral part of digital monetization. We focus on distribution of content through the Vocal platform that optimizes user-generated content through an algorithmically derived moderation process. Through the moderation process, we reduce manpower costs, and simultaneously increase our ability to publish content and rapidly produce genre-specific websites driven by usage data. Through these genre-specific websites, we are able to provide advertisers with a more transparent and targeted community for their brands, which we believe offers a very high value proposition. The Vocal platform and its proprietary technology can be white-labeled or licensed, to provide seamless integration to independent media companies and brands. We also use the Vocal platform for distribution and monetization of a substantial inventory of content featuring unpublished photographs, negatives, trademarks, videos, scripts, short stories, and articles across various genres. We believe we have a competitive advantage in the ownership of merchandising rights of such content which allows us to sell or license these properties.

As part of our strategy, we develop transmedia assets internally, in collaboration with other production and media companies, as well as with our expanding user base. The transmedia assets we produce, such as film, television, digital shorts, books, and comic series can be leveraged beyond digital media and can be distributed across multiple platforms and formats.

Our Website Communities

We are developing an ever-increasing number of genre-specific websites, designed to create self-sustaining communities, with each revolving around a specific topic or theme. The creation of these websites is driven by two factors: (i) the potential for monetization opportunities, and (ii) by the topical content provided by our users.

Examples of our current websites include the following:

Intellectual Property

We regard our technology and other proprietary rights as essential to our business. We rely on trade secrets, confidentiality procedures, contract provisions, and trademark law to protect our technology and intellectual property. We have also entered into confidentiality agreements with our consultants and corporate partners and intend to control access to and distribution of our products, documentation, and other proprietary information.

Protecting our Content from Copyright Theft

The theft of pictures, video and other entertainment content presents a significant challenge to our industry, and we take many steps to address this concern. Where possible, we make use of technological protection tools, such as encryption, to protect our content. Notwithstanding these efforts and the many legal protections that exist to combat piracy, the proliferation of content theft and technological tools with which to carry it out continue to escalate. The failure to obtain enhanced legal protections and enforcement tools could make it more difficult for us to adequately protect our intellectual property, which could negatively impact its value.

Competition

We face significant competition from many other websites. We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information on the web similar to ours, and provide them with relevant advertising. Although we face severe competition, we believe we have a competitive advantage in that the majority of our content is timeless, as opposed to many of our competitors, who focus mainly on providing timely content that has a limited lifespan, and therefore negligible long term monetization value. Competitive factors include:

●	community cohesion, interaction and size;
●	website or mobile platform and application ease-of-use and accessibility;
●	user engagement;
●	system reliability;
●	reliability of delivery and payment; and
●	quality of content.

We may be unable to compete successfully against current and future competitors. Some current and potential competitors have longer operating histories, larger user bases and greater brand recognition in other internet sectors than we do. Other online sites with similar business models may be acquired by, receive investments from, or enter into other commercial relationships with well-established and well-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to website, mobile platforms and applications and systems development than we can.

In addition, we compete with internet advertising companies, particularly in the areas of pay-for-performance and keyword-targeted internet advertising. Also, we may compete with companies that sell products and services online because these companies, like us, are trying to attract users to their websites to search for information about products and services and content like ours.

We also compete with destination websites that seek to increase their search-related traffic. These destination websites may include those operated by internet access providers, such as cable and DSL service providers. Because our users need to access our services through internet access providers, they have direct relationships with these providers. If an access provider or a computer or computing device manufacturer offers online services that compete with ours, the user may find it more convenient to use the services of the access provider or manufacturer. In addition, the access provider or manufacturer may make it hard to access our services by not listing them in the access provider’s or manufacturer’s own menu of offerings. Also, because the access provider gathers information from the user in connection with the establishment of a billing relationship, the access provider may be more effective than we are in tailoring services and advertisements to the specific tastes of the user.

There has been a trend toward industry consolidation among our competitors, and so smaller competitors today may become larger competitors in the future. If our competitors are more successful than we are at generating traffic, our revenues may decline.

Employees

As of November 29, 2018, we had 24 full-time employees, and 1 full-time contractors. None of our employees are subject to a collective bargaining agreement, and we believe that our relationship with our employees is good.

Description of Property

As of June 4, 2018, our corporate headquarters which houses operations and support personnel, is located at 2050 Center Ave, Suite 640, Fort Lee NJ 07024, an office consisting of a total of 2,300 square feet. The current lease term is effective June 5, 2018 through July 5, 2023, with monthly rent of $5,612.00 for the first year and increases at a rate of 3% for each subsequent year thereafter.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MANAGEMENT

Directors and Executive Officers

The name, age and positions of our current executive officers and directors are as follows:

Name	Age	Positions
Jeremy Frommer	50	Chief Executive Officer, Director
Rick Schwartz	50	President
Leonard Schiller	74	Director
Andrew Taffin	52	Director

The biographies of the above-identified individuals are set forth below.

Jeremy Frommer, age 50, Chief Executive Officer and Director

Mr. Frommer, age 50, combines over 20 years of experience in the financial technology industry. Previously, Mr. Frommer held key leaderships roles in the investment banking and trading divisions of large financial institutions. From 2009 to 2012, Mr. Frommer was briefly retired until beginning concept formation for Jerrick Ventures which he officially founded in 2013. From 2007 to 2009, Mr. Frommer was Managing Director of Global Prime Services at RBC Capital Markets, the investment banking arm of the Royal Bank of Canada, the largest financial institution in Canada, after the sale of Carlin Financial Group, a professional trading firm. From 2004 to 2007, Mr. Frommer was the Chief Executive Officer of Carlin Financial Group after the sale of NextGen Trading, a software development company focused on building equity trading platforms. From 2002 to 2004, Mr. Frommer was Founder and Chief Executive Officer of NextGen Trading. From 2000 to 2002, he was Managing Director of Merger Arbitrage Trading at Bank of America, a financial services firm. Mr. Frommer was also a director of LionEye Capital, a hedge fund from June 2012 to June 2014. He holds a B.A. from the University of Albany.

Rick Schwartz, age 50, President

Rick Schwartz is an award-winning film and television producer and financier. Throughout his career, he has worked on a wide range of critically acclaimed and commercially successful films including Gangs of New York, Machete, The Departed, and Black Swan. Rick has been involved with movies that have grossed over $1 billion dollars in worldwide box office sales and earned 31 Academy Award Nominations.

His most recent television show, Lip Sync Battle, is the highest rated show in Spike’s history and continues to set digital records for the network’s online channel. He is a member of the Producers Guild of America and the Screen Actors Guild, as well as a published writer whose work has appeared in such outlets as The Times of London, The Huffington Post, The Washington Times, and Grantland.

After the success of Spike TV’s Lip Sync Battle, Rick partnered with longtime friend and Wall Street executive Jeremy Former to form Jerrick Media.

Leonard Schiller, age 74, Director

President and Managing Partner since 1977 of Chicago based law firm Schiller Strauss Lavin PC. In addition, Mr. Schiller has served as the President of The Dearborn Group, a residential property management and real estate company (Midwest). Mr.Schiller has acted as a principal in numerous private loan transactions and has been responsible for the structure, and management of these transactions.

Mr. Schiller has also served on the Board of Directors of IMALL, an internet search engine company (acquired by Excite@Home); Board of AccuMed International, Inc., a manufacturer of medical diagnostic screening products (acquired by Molecular Diagnostics, Inc.). Currently serves as a director of Milestone Scientific, Inc; and a principal of Gravitas Capital Partners LLC, a private hedge fund.

Andrew Taffin, age 52, Director

25+ years entrepreneurial and executive leadership experience. Chief Executive Officer and co-founder of Tallen Technology Rentals, a leading provider of technology services and short-term rental AV equipment for businesses and organizations – Tallen has experienced consistent revenue growth, secured multimillion dollar contracts with Fortune 100 companies, expanded into multiple business categories including pharmaceutical and financial services, globally. Mr. Taffin was the founding member and former president of the International Technology Rental Associations (“ITRA”). Mr. Taffin is a consistent speaker at industry conferences and events and contributes regularly to several technology publications.

The members of the Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.  With regard to Mr. Frommer, the Board of Directors considered his significant experience, expertise and background with regard to the Company’s business and his prior experience as a chief executive for other business enterprises.  With regard to Mr. Schiller, the Board of Directors considered his background and experience as an investor in many different businesses, together with his prior experience serving on the boards of public and private companies. With regard to Mr. Taffin, the Board of Directors considered his experience as an entrepreneur and as an executive that has overseen the growth of various companies.

Director Independence and Corporate Governance Matters

Our Board of Directors will periodically review relationships that directors have with the Company to determine whether the directors are independent.  Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Company, are not an affiliated person of the Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder) and are independent within the meaning of applicable laws, regulations and the Nasdaq listing rules. In this latter regard, the Board of Directors will use the Nasdaq listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of its directors are independent, solely in order to comply with applicable SEC disclosure rules. However, this is for disclosure purposes only. It should be understood that, as a corporation whose shares are not listed for trading on any securities exchange, our Company is not required to have any independent directors at all on its Board of Directors, or any independent directors serving on any particular committees of the Board of Directors.

As of the date of this prospectus, the Board of Directors has determined that Leonard Schiller and Andrew Taffin are independent within the meaning of the Nasdaq listing rule cited above.

Our Board of Directors does not have any committees formed. As independent directors are added to our board, we intend to form a formal Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and adopt appropriate written charters for such committees. Presently, however, there are no plans to appoint certain directors to specific committees. Until such time as an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is formed, the full Board of Directors fulfills the functions normally undertaken by committees of that sort.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2017, and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Kent Campbell (1) Chief Executive Officer and	2017	$0	$0	$0	$0	$0	$0	$0		$0
Chief Financial Officer	2016	$0	$0	$0	$0	$0	$0	$0		$0

Denis Espinoza (1) President and Chief Operating	2017	$0	$0	$0	$0	$0	$0	$0		$0
Officer	2016	$0	$0	$0	$0	$0	$0	$0		$0

Jeremy Frommer (2) Chief Executive	2017	$126,010	$160,350	$0	$314,964	$0	$0	$132,792	(3)	$734,116
Officer	2016	$127,895	$137,500	$0	$0	$0	$0	$81,000		$346,395

Rick Schwartz (2)	2017	$119,151	$0	$0	$314,964	$0	$0	$12,944		$447,059
President	2016	$136,105	$0	$0	$0	$0	$0	$12,000		$148,105

(1)	Effective February 5, 2016, Kent Campbell resigned as our Chief Executive Officer and Chief Financial Officer and Denis Espinoza resigned as our President and Chief Operating Officer.
(2)	Effective February 5, 2016, Jeremy Frommer was appointed as our Chief Executive Officer and Rick Schwartz was appointed as our President.
(3)	The $132,792 includes payment to Mr. Frommer for living expenses, health insurance and a vehicle allowance.

Employment Agreements and Change-in-Control Provisions

Executive Employment Agreements

As of September 17, 2018, the Company has not entered into any employments agreements, but intends on entering into such agreements with its Chief Executive Officer and President in fiscal 2018.

Outstanding Equity Awards at Fiscal Year-End

At June 30, 2018, we had outstanding equity awards as follows:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Weighted Average Exercise Price	Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Jeremy Frommer (1)	4,000,000	0	4,000,000	$0.375	May 22, 2022	0	$0	-	-

Rick Schwartz (1)	4,000,000	0	4,000,000	$0.375	May 22, 2022	0	$0	-	-

(1)	Effective February 5, 2016, Jeremy Frommer was appointed as our Chief Executive Officer and Rick Schwartz was appointed as our President.

Director Compensation

During fiscal year 2016 directors were not paid for their service in such capacity. In 2016, non-employee directors received options to purchase 250,000 shares of the Company’s Common Stock, exercisable for five years at $0.25 per share, and (b) options granted under the Stock Plan on the first day of each calendar quarter thereafter, to purchase 50,000 shares of the Company’s Common Stock, exercisable for five years. In 2017, non-employee directors continued to receive options granted under the Stock Plan on the first day of each calendar quarter thereafter, to purchase 50,000 shares of the Company’s Common Stock, exercisable for five years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions

Upon completion of the Merger, as of February 5, 2016, the Company has a commercial lease agreement with 202 S Dean, LLC for its current office building located at 202 S Dean Street, Englewood, NJ 07631. Under the agreement, the Company pays monthly rent to 202 S. Dean LLC, which is 50% owned by our Chief Executive Officer, Jeremy Frommer. Monthly rent is $8,500 through 2015. Commencing 2016 through 2023, monthly rent will be $14,165. The lease expires February 28, 2024.

On May 26, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Arthur Rosen, an individual (the “Lender”), pursuant to which on May 26, 2016 (the “Closing Date”), the Lender issued the Company a secured term loan of $1,000,000 (the “Loan”). In connection with the Loan Agreement, on May 26, 2016, the Company and Lender entered into a security agreement (the “Security Agreement”), pursuant to which the Company granted to Lender a senior security interest in substantially all of the Company’s assets as security for repayment of the Loan.

The maturity date of the Loan is May 26, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the Maturity Date. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 1,000,000 shares of the Company’s Common Stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years and contains anti-dilution provisions as further described therein.

On April 25, 2017, the Company issued convertible notes to Arthur Rosen, a lender, totaling $25,000 (the “April Rosen Notes”). The April Rosen Notes accrue interest at 12% per annum and mature with interest and principal both due on September 1, 2017. In addition, in connection with the April Rosen Notes, the Company issued a five-year warrant to purchase 17,500 shares of Company common stock at a purchase price of $0.20 per share. On September 7, 2017, the April Rosen Notes and accrued interest was converted into the August 2017 Convertible Note Offering.

On April 25, 2017, the Company issued a convertible note to Chris Gordon, a lender totaling $25,000 (the “April Gordon Notes”). The April Gordon Notes accrue interest at 12% per annum and matures with interest and principal both due on September 1, 2017. In addition, the Company issued a five-year warrant to purchase 17,500 shares of Company common stock at a purchase price of $0.20 per share. The April Gordon Notes and accrued interest were converted into the August 2017 Convertible Note Offering.

During the year ended December 31, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “The August 2017 Convertible Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $505,000. In addition, $645,000 of the Company’s short term debt along with accrued but unpaid interest of $206,026 was converted into the August 2017 Convertible Offering. The conversions resulted in the issuance of 4,555,129 warrants with a fair value of $440,157 and the increase of principal of $60,000. These resulted in a loss on extinguishment of debt of $500,157.

The Company offered, through a placement agent, $6,000,000 of units of its securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a five-year warrant ( each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $160,700 debt discount relating to 2,525,000 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

On December 21, 2017, the Company issued a convertible note to a third party lender totaling $100,000 (the “Second December 2017 Note”). The Second December 2017 Note accrues interest at 15% per annum and matures with interest and principal both due on December 27, 2019. In addition, the Company issued a warrant to purchase 500,000 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. The Company recorded a $36,722 debt discount relating to the warrants issued to the investor based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note The Second December 2017 Note and accrued interest is convertible at a conversion price of $0.20 per share, subject to adjustment. The Second December 2017 Note is secured as a second priority lien on the assets of the Company.

On September 7, 2017 (the “Conversion Date”), Rosen converted all accrued but unpaid interest on the May 26 Rosen Loan from May 26, 2016 through September 6, 2017 in the amount of $150,128 (the “May 26 Rosen Loan Interest”) into the Company’s August 2017 Convertible Note Offering, after which May 26 Rosen Loan Interest was deemed paid in full through the Conversion Date.

On September 12, 2016, the Company entered into a loan agreement (the “September 2016 Rosen Loan Agreement”) with Rosen, pursuant to which on September 12, 2016 (the “Closing Date”), the Company issued Rosen a promissory note of $100,000 (the “September 2016 Rosen Note”). Pursuant to the September 2016 Rosen Loan Agreement, the September 2016 Rosen Note bears interest at a rate of 12% per annum. As additional consideration for entering in the September 2016 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 150,000 shares of the Company’s common stock at a purchase price of $0.40 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On October 13, 2016, the Company entered into a loan agreement (the “October 2016 Gordon Loan Agreement”) with Chris Gordon, an individual (the “Gordon”), pursuant to which on October 13, 2016 (the “Closing Date”), the Company issued a promissory note of $50,000 to Gordon (the “October 2016 Gordon Note”). Pursuant to the October 2016 Gordon Loan Agreement, the October 2016 Gordon Note bears interest at a rate of 12% per annum. As additional consideration for entering in the October 2016 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 50,000 shares of the Company’s common stock at a purchase price of $0.40 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On October 24, 2016, the Company entered into a loan agreement (the “October 2016 Schiller Loan Agreement”) with Leonard Schiller, a Board Member (the “Schiller”), pursuant to which on October 24, 2016 (the “Closing Date”), the Company issued Schiller a promissory note of $15,000 (the “October 2016 Schiller Note”). Pursuant to the October 2016 Schiller Loan Agreement, the October 2016 Schiller Note bears interest at a rate of 9% per annum. As additional consideration for entering in the October 2016 Schiller Loan Agreement, the Company issued Schiller a 5-year warrant to purchase 30,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On October 31, 2016, the Company entered into a loan agreement (the “October 2016 Rosen Loan Agreement”) with Rosen, pursuant to which on October 31, 2016 (the “Closing Date”), Company issued Rosen a promissory note of $10,000 (the “October 2016 Rosen Note”). Pursuant to the October 2016 Rosen Loan Agreement, the October 2016 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the October 2016 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On December 21, 2016, the Company entered into a loan agreement (the “December 2016 Gordon Loan Agreement”) with Gordon, pursuant to which on December 21, 2016 (the “Closing Date”), the Company issued Gordon a promissory note of $275,000 (the “December 2016 Gordon Note”). Pursuant to the December 2016 Gordon Loan Agreement, the December 2016 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the December 2016 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 166,666 shares of the Company’s common stock at a purchase price of $0.40 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On January 25, 2017, the Company entered into a loan agreement (the “January 2017 Rosen Loan Agreement”) with Rosen pursuant to which on January 25, 2017 (the “Closing Date”), the Company issued Rosen a promissory note of $50,000 (the “January 2017 Rosen Note”). The January 2017 Rosen Note is secured by an officer of the Company. Pursuant to the January 2017 Rosen Loan Agreement, the January 2017 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the January 2017 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 50,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On January 26, 2017, the Company entered into a loan agreement (the “January 2017 Gordon Loan Agreement”) with Gordon pursuant to which on January 26, 2017 (the “Closing Date”), the Company issued Gordon a promissory note of $50,000 (the “January 2017 Gordon Note”). The January 2017 Gordon Note is secured by an officer of the Company. Pursuant to the January 2017 Gordon Loan Agreement, the January 2017 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the January 2017 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 50,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were repaid.

On February 7, 2017, the Company entered into a loan agreement (the “February 2017 Schiller Loan Agreement”) with Schiller, a member of the Board, pursuant to which on October 24, 2016 (the “Closing Date”), the Company issued Schiller a promissory note of $10,000 (the “February 2017 Schiller Note”). The February 2017 Schiller Note is secured by an officer of the Company. Pursuant to the February 2017 Schiller Loan Agreement, the February 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the February 2017 Schiller Note Loan Agreement, the Company issued Schiller a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On April 12, 2017, the Company entered into a loan agreement (the “April 2017 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $10,000 (the “April 2017 Schiller Note”). The April 2017 Schiller Note is secured by an officer of the Company. Pursuant to the April 2017 Schiller Loan Agreement, the April 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the April 2017 Schiller Loan Agreement, the Company issued Schiller a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On April 12, 2017, the Company entered into a loan agreement (the “April 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $10,000 (the “April 2017 Rosen Note”). The April 2017 Rosen Note is secured by an officer of the Company. Pursuant to the April 2017 Rosen Loan Agreement, the April 2017 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the April 2017 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On May 4, 2017, the Company entered into a loan agreement (the “May 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $15,000 (the “May 2017 Rosen Note”). The May 2017 Rosen Note is secured by an officer of the Company. Pursuant to the May 2017 Rosen Note Loan Agreement, the May 2017 Rosen Note bears interest at a rate of 12% per annum. As additional consideration for entering in the May 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,500 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On May 11, 2017, the Company entered into a loan agreement (the “May 2017 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $20,000 (the “May 2017 Schiller Note”). Pursuant to the May 2017 Schiller Loan Agreement, the May 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the May 2017 Schiller Note Loan Agreement, the Company issued Schiller a five-year warrant to purchase 20,000 shares of the Company’s common stock at a purchase price of $0.20 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On June 26, 2017, the Company entered into a loan agreement (the “June 2017 Schiller Loan Agreement”) Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $30,000 (the “June 2017 Schiller Note”). Pursuant to the June 2017 Schiller Loan Agreement, the June 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the June 2017 Schiller Loan Agreement, the Company issued Schiller a five-year warrant to purchase 22,500 shares of the Company’s common stock at a purchase price of $0.20 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On July 6, 2017, the Company entered into a loan agreement (the “July 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $25,000 (the “July 2017 Rosen Note”). The July 2017 Rosen Note is secured by an officer of the Company. Pursuant to the July 2017 Rosen Note Loan Agreement, the July 2017 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the July 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 18,750 shares of the Company’s common stock at a purchase price of $0.20 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On July 6, 2017, the Company entered into a loan agreement (the “July 2017 Gordon Loan Agreement”) with Gordon, whereby the Company issued Gordon a promissory note of $25,000 (the “July 2017 Gordon Note”). The July 2017 Gordon Note is secured by an officer of the Company. Pursuant to the July 2017 Gordon Note Loan Agreement, the July 2017 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the July 2017 Gordon Note Loan Agreement, the Company issued Gordon a five-year warrant to purchase 18,750 shares of the Company’s common stock at a purchase price of $0.20 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On August 24, 2017, the Company entered into a loan agreement (the “August 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $20,000 (the “August 2017 Rosen Note”). The August 2017 Rosen Note is secured by an officer of the Company. Pursuant to the August 2017 Rosen Note Loan Agreement, the August 2017 Rosen Note bears interest at a rate of 12% per annum. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On September 8, 2017, the Company entered into a loan agreement (the “September 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $224,000 (the “September 2017 Rosen Note”). The September 2017 Rosen Note is secured by an officer of the Company. As additional consideration for entering in the September 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 25,000 shares of the Company’s common stock at a purchase price of $0.20 per share. On November 13, 2017, in consideration for extending the Promissory Note, Rosen was issued a warrant to purchase 100,000 shares of the Company’s Common Stock exercisable within five (5) years and with an exercise price of $0.20 per share.

On November 20, 2017, the Company entered into a loan agreement (the “November 2017 Schiller Loan Agreement”) Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $25,000 (the “November 2017 Schiller Note”). Pursuant to the November 2017 Schiller Loan Agreement, the November 2017 Schiller Note bears interest at a rate of 15% per annum.

On November 20, 2017, the Company entered into a loan agreement (the “November 2017 Rosen Agreement”) whereby the Company issued Rosen a promissory note of $25,000 (the “November 2017 Rosen Note”). Pursuant to the November 2017 Rosen Loan Agreement, the November 2017 Rosen Note bears interest at a rate of 15% per annum. During the year ended December 31, 2017 the principal and interest of this note were repaid.

On January 16, 2018, the Company entered into a loan agreement (the “January 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $60,000 (the “January 2018 Rosen Note”). The January 2018 Rosen Note is secured by an officer of the Company whereas upon default an officer of the company owes default shares to the lender equal to the amount of principal outstanding divided by 0.20. Pursuant to the January 2018 Rosen Loan Agreement, the January 2018 Rosen Note bears interest at a rate of 6% per annum and payable on the maturity date of January 31, 2018 (the “January 2018 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the May 2016 Rosen Loan are due. During the three months ended the company have repaid $60,000 in principal and $200 in interest.

On January 16, 2018, the Company entered into a loan agreement (the “January 2018 Gordon Loan Agreement”) with Gordon, whereby the Company issued Gordon a promissory note of $40,000 (the “January 2018 Gordon Note”). The January 2018 Gordon Note is secured by an officer of the Company whereas upon default an officer of the company owes default shares to the lender equal to the amount of principal outstanding divided by 0.20. Pursuant to the January 2018 Gordon Loan Agreement, the January 2018 Gordon Note bears interest at a rate of 6% per annum and payable on the maturity date of January 31, 2018 (the “January 2018 Gordon Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the January 2018 Gordon Loan are due. During the three months ended the company have repaid $40,000 in principal and $105 in interest.

On March 4, 2018, the Company entered into a loan agreement (the “First March 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $10,000 (the “First March 2018 Rosen Note”). As additional consideration for entering in the First March 2018 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the First March 2018 Rosen Loan Agreement, the First March 2018 Rosen Note bears interest at a rate of 12% per annum and payable on the maturity date of March 19, 2018 (the “First March 2018 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First March 2018 Rosen Loan was due. During the three months ended June 30, 2018, the Company repaid the First March 2018 Rosen Note and all outstanding interest.

On March 9, 2018, the Company entered into a loan agreement (the “Second March 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $15,000 (the “Second March 2018 Rosen Note”). As additional consideration for entering in the Second March 2018 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 15,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the Second March 2018 Rosen Loan Agreement, the Second March 2018 Rosen Note bears interest at a rate of 12% per annum and payable on the maturity date of March 24, 2018 (the “Second March 2018 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Second March 2018 Rosen Loan was due. During the three months ended June 30, 2018, the Company repaid Second March 2018 Rosen Note and all outstanding interest.

On March 13, 2018, the Company entered into a loan agreement (the “Third March 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $10,000 (the “Third March 2018 Rosen Note”). As additional consideration for entering in the Third March 2018 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the Third March 2018 Rosen Loan Agreement, the Third March 2018 Rosen Note bears interest at a rate of 12% per annum and payable on the maturity date of March 28, 2018 (the “Third March 2018 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Third March 2018 Rosen Loan was due. During the three months ended June 30, 2018, the Company repaid the Third March 2018 Rosen Note and all outstanding interest.

On May 2, 2018, the Company entered into a loan agreement (the “May 2018 Schiller Loan Agreement”) Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $100,000 (the “May 2018 Schiller Note”). As additional consideration for entering in the May 2018 Schiller Note Loan Agreement, the Company issued Schiller a four-year warrant to purchase 300,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the May 2018 Schiller Loan Agreement, the May 2018 Schiller Note bears interest at a rate of 13% per annum and payable on the maturity date of February 2, 2019 (the “May 2018 Schiller Maturity Date”) at which time all outstanding principal, accrued and unpaid interest are due under the May 2018 Schiller Loan.

On June 29, 2018, the Company entered into a loan agreement (the “June 2018 Frommer Loan Agreement”) Frommer, an officer of the company, whereby the Company issued Frommer a promissory note of $10,000 (the “June 2018 Frommer Note”). As additional consideration for entering in the June 2018 Frommer Note Loan Agreement, the Company issued Frommer a four-year warrant to purchase 30,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the June 2018 Frommer Loan Agreement, the June 2018 Frommer Note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 (the “June 2018 Frommer Maturity Date”) at which time all outstanding principal, accrued and unpaid interest are due under the June 2018 Frommer Loan.

Subsequent to June 30, 2018, the Company received gross proceeds from related parties of $25,000 of the issuance of notes payable. As additional consideration for entering in the convertible debentures, the Company issued the investors 4-year warrant to purchase 75,000 shares of the Company’s common stock at a purchase price of $0.20 per share.

On July 3, 2018, the Company entered into a loan agreement (the “First July 2018 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $35,000 (the “First July 2018 Schiller Note”). As additional consideration for entering in the First July 2018 Schiller Loan Agreement, the Company issued Schiller a four-year warrant to purchase 75,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the agreement, the note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 at which time all outstanding principal, accrued and unpaid interest were due under the First July 2018 Schiller Loan.  Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued 142,987 warrants to purchase common stock of the Company at an exercise price of $0.30.

On July 17, 2018, the Company entered into a loan agreement (the “Second July 2018 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $25,000 (the “Second July 2018 Schiller Note”). As additional consideration for entering in the Second July 2018 Schiller Loan Agreement, the Company issued Schiller a four-year warrant to purchase 75,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the Second July 2018 Schiller Loan Agreement, the Second July 2018 Schiller Note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 at which time all outstanding principal, accrued and unpaid interest were due under the Second July 2018 Schiller Loan. Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued 101,900 warrants to purchase common stock of the Company at an exercise price of $0.30.

On July 12, 2018, the Company entered into a loan agreement (the “First July 2018 Rosen Loan Agreement”) with Rosen, an officer of the Company, whereby the Company issued Rosen a promissory note of $10,000 (the “First July 2018 Rosen Note”). Pursuant to the First July 2018 Rosen Loan Agreement, the note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 at which time all outstanding principal, accrued and unpaid interest are due under the First July 2018 Rosen Note. Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued 27,534 warrants to purchase common stock of the Company at an exercise price of $0.30.

On July 18, 2018, the Company entered into a loan agreement (the “Second July 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $50,000 (the “Second July 2018 Rosen Note”) resulting from the conversion of a demand note. As additional consideration for entering into the Second July 2018 Rosen Loan Agreement, the Company issued Rosen a four-year warrant to purchase 150,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the Second July 2018 Rosen Loan Agreement, the Second July 2018 Rosen Note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 at which time all outstanding principal, accrued and unpaid interest are due under the Second July 2018 Rosen Note. Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued 203,967 warrants to purchase common stock of the Company at an exercise price of $0.30.

Line of credit

On May 9, 2017, the Company entered into a Revolving Line of Credit (the “LOC”) with Grawin, LLC, an LLC controlled by Arthur Rosen, a related party. The LOC was established for a period of twelve months in which the Company can borrow principal up to $130,000. The LOC bears interest at a rate of 18%.

On August 31, 2018, Grawin, LLC converted the outstanding balance of the LOC into common stock in relation to the August 2018 Offering.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the close of business November 29, 2018, we had outstanding 119,965,073 shares of common stock.  Each share of common stock is currently entitled to one vote on all matters put to a vote of our stockholders.  The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of November 29, 2018, by:

●	each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;
●	each of our current directors;
●	each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and
●	all our current executive officers and directors as a group.

Shares beneficially owned and percentage ownership before this offering is based on 119,965,073 shares of common stock outstanding as of November 29, 2018

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares.  In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.  Unless otherwise indicated, the address of each of the following persons is 202 S Dean Street, Englewood, NJ 07631, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Shares Beneficially Owned (1)	Percentage Beneficially Owned
5% or Greater Stockholders

Chris Gordon	22,029,717	16.8%
Arthur Rosen	23,121,469	17.8%
All 5% or Greater Stockholders as a Group	45,151,186	34.6%

Named Executive Officers and Directors
Jeremy Frommer	16,007,226	12.9%
Rick Schwartz	7,110,486	5.73%
Leonard Schiller	6,069,108	4.90%
Andrew Taffin	3,403,343	2.79%
All current directors and officers as a group (4)	32,590,163	26.32%

*	less than one percent

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

Changes in Control

We are not aware of any arrangements that may result in changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

DESCRIPTION OF SECURITIES

The following is a description of our capital stock and the material provisions of our Amended and Restated Certificate of Incorporation, corporate bylaws and other agreements to which we and our stockholders are parties, in each case upon the closing of this offering. The following is only a summary and is qualified by applicable law and by the text of the actual documents, copies of which are available as set forth under “Where You Can Find More Information.”

General

The Company is authorized to issue an aggregate number of 320,000,000 shares of capital stock, of which 20,000,000 shares are preferred stock, $0.001 par value per share and 300,000,000 shares are Common Stock, $0.001 par value per share.

A description of the material terms and provisions of our Amended and Restated Certificate of Incorporation and corporate bylaws is set forth below.  The description is intended as a summary, and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and corporate bylaws that have been filed with the SEC.

Common Stock

The Company is authorized to issue 300,000,000 shares of Common Stock, $0.001 par value per share. As of November 20, 2018 we have 119,965,073 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

We have reserved an aggregate of 121,738,018 shares of Common Stock for issuance upon exercise of outstanding warrants (104,088,028 shares) and pursuant to the 2015 Stock Incentive and Award Plan (17,649,990 shares).

Preferred Stock

The Company is also authorized to issue 20,000,000 shares of preferred stock, $0.001 par value per share. Currently we have 1,133 shares of Series A Preferred issued and outstanding, 0 shares of Series B Preferred issued and outstanding and 0 shares of Series D Preferred issued and outstanding.

Series A Cumulative Convertible Preferred Stock

As of November 20, 2018 there were 1,133 shares of our Series A Preferred issued and outstanding.  Each share of our Series A Preferred has a stated value equal to $100, as adjusted for stock dividends, combinations, splits and certain other events (the “Series A Stated Value”).

Voting Rights

The holders of our Series A Preferred vote together with the holders of our Common Stock, and Series B Preferred on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series A Preferred shall be equal to the number of Series A Conversion Shares (defined below) on the record date for determining those stockholders entitled to vote on the matter.

In addition, the affirmative vote of the holders of a majority of our outstanding Series A Preferred is required to (i) amend our certificate of incorporation or bylaws in a way that would be adverse to the holders of our Series A Preferred, (ii) redeem or repurchase our stock (other than with respect to the Series A Preferred), (iii) effect a liquidation event, (iv) declare or pay dividends (other than on the Series A Preferred), (v) issue shares of Series A Preferred other than as dividends on the Series A Preferred, and (vi) issue any securities in parity or senior to the rights of the Series A Preferred.

Dividends

The holders of our Series A Preferred are entitled to receive preferential dividends at the rate of 6% per share per annum of the Series A Stated Value out of any funds legally available, and before any dividend or other distribution will be paid or declared and set apart for payment on any shares of our Common Stock.  Upon the occurrence and during the pendency of an event of default, the dividend rate will increase to 15% per annum on the Series A Stated Value. The dividends compound annually and are fully cumulative, accumulate from the date of original issuance of the Series A Preferred, and are payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series A Preferred is issued (i) in cash; (ii) at our option, in additional shares of Series A Preferred computed on the Series A Stated Value in an amount equal to 100% of the cash dividend otherwise payable; or (iii) at our option, a combination of cash and additional shares of Series A Preferred. The Company may not pay dividends in Series A Preferred Stock unless, on the payment due date, there is no event of Default under the Certificate of Designations governing the Series A Preferred and there is an effective resale registration statement covering the shares of Common Stock issuable upon conversion of the Series A Preferred and shares of Common Stock issuable upon the exercise of certain warrants.

Liquidation

Upon the occurrence of a “liquidation event”, the holders of our Series A Preferred are entitled to receive, before any payment or distribution is made on any shares of our Common Stock, out of the assets available for distribution to our stockholders, an amount equal to two (2) times the Series A Stated Value and all accrued and unpaid dividends.  If the assets available is insufficient to pay the holders of our Series A Preferred in full, then the assets will be distributed pro rata among the holders of our Series A Preferred.

A “liquidation event” occurs in the event of (i) our liquidation, dissolution or winding-up, whether voluntary or involuntary, (ii) (A) our purchase or redemption of any shares of any class of our stock or (B) a merger or consolidation with or into any entity, unless, among other things, the holders of our Series A Preferred receive securities of the surviving corporation having substantially similar rights and our stockholders immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving entity.

Redemption

Upon (i) the occurrence of an event of default, (ii) a “change in control” or (iii) our liquidation, dissolution or winding up, and if the holder of the Series A Preferred so elects, we must pay a sum of money determined by multiplying the then current purchase price of the outstanding Series A Preferred by 110%, plus accrued but unpaid dividends, no later than thirty (30) business days after request for redemption is made.  “Change in Control” means (i) our Company no longer having a class of shares publicly traded, listed or quoted, (ii) our becoming a subsidiary of another entity, (iii) a majority of our board of directors as of the Closing Date no longer serving as our directors of the Corporation, and (iv) the sale, lease or transfer of substantially all of our assets or the assets of our subsidiary.

Conversion

Each registered holder of Series A Preferred shall have the right, at any time commencing after the issuance, to convert such shares, as well as accrued but unpaid declared dividends on the Series A Preferred (collectively “Series A Conversion Amount”) into fully paid and non-assessable shares of Common Stock of the Company (the “Series A Conversion Shares”). The number of Series A Conversion Shares issuable upon conversion of the Series A Conversion Amount shall equal the Series A Conversion Amount to be converted divided by the conversion price then in effect. The conversion price of the Series A Preferred shall be $0.25, subject to adjustment (the “Series A Conversion Price”).

During the year ended December 31, 2016 the conversion price was adjusted to $0.164

Except under certain circumstances (such as the issuance of our Common Stock pursuant to a stock option plan), if we issue shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of our Common Stock, for a purchase price, conversion price or exercise price that is less than the then current conversion price of our Series A Preferred, then the Series A Conversion Price of our Series A Preferred will be reduced to such lower price.

The Series A Conversion Price for our Series A Preferred is further adjusted in the event of:  (i) a declaration of any dividend or distribution on our Common Stock, (ii) stock split or (iii) reclassification of our Common Stock, proportionately so that the holders of our Series A Preferred are entitled receive the kind and number of shares or other securities to which they would have owned or have been entitled to receive after the happening of any of such events had such shares of our Series A Preferred been converted immediately prior to the happening of such event.

If we merge with or into any other corporation where we are not the surviving entity, then unless the right to convert shares of our Series A Preferred is terminated as part of such merger, then, if permitted under applicable law, the holder of our Series A Preferred will have the right to convert each of their shares of Series A Preferred into the same kind and amount of shares of stock receivable upon the merger.  A similar provision applies to the sale of all or substantially all of our assets.

If a holder of our Series A Preferred notifies us of such holder’s election to convert and we do not deliver the shares of Common Stock issuable upon such conversion, and the holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Series A Stated Value. We will also pay interest at the annual rate of 15% for each day that we are late as well $100 per business day for each $10,000 of Series A Stated Value and dividend which is not timely delivered.

Neither we nor the holder of our Series A Preferred may convert any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the conversion date and (ii) the number of shares of our Common Stock issuable upon the conversion, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.  The holder of our Series A Preferred may waive the conversion limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

During the year ended December 31, 2016, the Company accrued $3,318,353 for liquidating damages on the Series A and $309,665 on the warrants associated with the Series A Preferred.

During the year ended December 31, 2017, the Company accrued $0 for liquidating damages on the Series A and $0 on the warrants associated with the Series A Preferred.

Events of Default

For so long as the Series A Preferred is outstanding, unless waived in writing, the occurrence of certain events of default (each, a “Series A Event of Default”) or until such Series A Event of Default has been cured, if such Series A Event of Default is permitted to be cured hereunder, shall cause the dividend rate to become 15% from and after the occurrence and during the pendency of such event with respect to the Series A Preferred. Series A Events of Default include but are not limited to (i) the Company failing to timely pay any dividend payment or the failure to timely pay any other sum of money due (ii) breach any material covenant or other material term or condition of the Subscription Agreement or Certificate of Designation (iii) any material misrepresentation made herein, or in connection herewith (iv) any dissolution, liquidation or winding up of the Company or any substantial portion of its business (v) the merger, consolidation or reorganization of the Company with or into another company or person or entity (other than with or into a wholly owned subsidiary of the Company), or sale of the capital stock of the Company by the Company or the holders thereof, in any case under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of Company immediately prior to such transaction owning less than a majority in voting power of the outstanding capital stock of Company or the surviving or resulting company or other entity, as the case may be, immediately following such transaction (vi) the failure by the Company to have reserved for issuance upon conversion of the Series A Preferred the number of shares of Common Stock as required in the Subscription Agreement; and (vii) the Company’s failure to timely deliver to the holder of Series A Preferred Common Stock issuable upon conversion of the Series A Preferred or a replacement preferred stock certificate (if required) within five (5) business days after the required delivery date.

Series B Cumulative Convertible Preferred Stock

As of November 20, 2018 there were 0 shares of our Series B Preferred issued and outstanding.  Each share of our Series B Preferred has a stated value equal to $100, as adjusted for stock dividends, combinations, splits and certain other events (the “Series B Stated Value”).

Voting Rights

The holders of our Series B Preferred vote together with the holders of our Common Stock, and the Series A Preferred on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series B Preferred shall be equal to the number of Series B Conversion Shares (defined below) issuable upon conversion of such holder’s Series B Preferred on the record date for determining those stockholders entitled to vote on the matter.

In addition, the affirmative vote of the holders of a majority of our outstanding Series B Preferred is required to (i) amend our certificate of incorporation or bylaws in a way that would be adverse to the holders of our Series B Preferred, (ii) redeem or repurchase our stock (other than with respect to the Series B Preferred), (iii) effect a liquidation event, (iv) declare or pay dividends (other than on the Series B Preferred), (v) issue shares of Series B Preferred other than as dividends on the Series B Preferred, and (vi) issue any securities in parity or senior to the rights of the Series B Preferred.

Dividends

The holders of our Series B Preferred are entitled to receive preferential dividends at the rate of 6% per share per annum of the Series B Stated Value out of any funds legally available, and before any dividend or other distribution will be paid or declared and set apart for payment on any shares of our Common Stock.  Upon the occurrence and during the pendency of an event of default, the dividend rate will increase to 15% per annum on the Series B Stated Value. The dividends compound annually and are fully cumulative, accumulate from the date of original issuance of the Series B Preferred, and are payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series B Preferred is issued (i) in cash; (ii) at our option, in additional shares of Series B Preferred computed on the Series B Stated Value in an amount equal to 100% of the cash dividend otherwise payable; or (iii) at our option, a combination of cash and additional shares of Series B Preferred. The Company may not pay dividends in Series B Preferred unless, on the payment due date, there is no event of default under the Certificate of Designations governing the Series B Preferred and there is an effective resale registration statement covering the shares of Common Stock issuable upon conversion of the Series B Preferred and shares of Common Stock issuable upon the exercise of certain warrants.

Liquidation

Upon the occurrence of a “liquidation event”, the holders of our Series B Preferred are entitled to receive, before any payment or distribution is made on any shares of our Common Stock, out of the assets available for distribution to our stockholders, an amount equal to the Series B Stated Value and all accrued and unpaid dividends.  If the assets available is insufficient to pay the holders of our Series B Preferred in full, then the assets will be distributed pro rata among the holders of our Series B Preferred.

A “liquidation event” occurs in the event of (i) our liquidation, dissolution or winding-up, whether voluntary or involuntary, (ii) (A) our purchase or redemption of any shares of any class of our stock or (B) a merger or consolidation with or into any entity, unless, among other things, the holders of our Series B Preferred receive securities of the surviving corporation having substantially similar rights and our stockholders immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving entity.

Redemption

Upon (i) the occurrence of an event of default, (ii) a “change in control” or (iii) our liquidation, dissolution or winding up, and if the holder of the Series B Preferred so elects, we must pay a sum of money determined by multiplying the then current purchase price of the outstanding Series B Preferred by 110%, plus accrued but unpaid dividends, no later than thirty (30) business days after request for redemption is made.  “Change in Control” means (i) our Company no longer having a class of shares publicly traded, listed or quoted, (ii) our becoming a subsidiary of another entity, (iii) a majority of our board of directors as of the Closing Date no longer serving as our directors of the Corporation, and (iv) the sale, lease or transfer of substantially all of our assets or the assets of our subsidiary.

Conversion

Each registered holder of Series B Preferred shall have the right, at any time commencing after the issuance, to convert such shares, as well as accrued but unpaid declared dividends on the Series B Preferred (collectively “Series B Conversion Amount”) into fully paid and non-assessable shares of Common Stock of the Company (the “Series B Conversion Shares”). The number of Series B Conversion Shares issuable upon conversion of the Series B Conversion Amount shall equal the Series B Conversion Amount to be converted divided by the conversion price then in effect. The conversion price of the Series B Preferred shall be $0.30, subject to adjustment (the “Series B Conversion Price”).

During the year ended December 31, 2016 the conversion price was adjusted to $0.197

Except under certain circumstances (such as the issuance of our Common Stock pursuant to a stock option plan), if we issue shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of our Common Stock, for a purchase price, conversion price or exercise price that is less than the then current conversion price of our Series B Preferred, then the Conversion Price of our Series B Preferred will be reduced to such lower price.

The Conversion Price for our Series B Preferred is further adjusted in the event of:  (i) a declaration of any dividend or distribution on our Common Stock, (ii) stock split or (iii) reclassification of our Common Stock, proportionately so that the holders of our Series B Preferred are entitled receive the kind and number of shares or other securities to which they would have owned or have been entitled to receive after the happening of any of such events had such shares of our Series B Preferred been converted immediately prior to the happening of such event.

If we merge with or into any other corporation where we are not the surviving entity, then unless the right to convert shares of our Series B Preferred is terminated as part of such merger, then, if permitted under applicable law, the holder of our Series B Preferred will have the right to convert each of their shares of Series B Preferred into the same kind and amount of shares of stock receivable upon the merger.  A similar provision applies to the sale of all or substantially all of our assets.

If a holder of our Series B Preferred notifies us of such holder’s election to convert and we do not deliver the shares of Common Stock issuable upon such conversion, and the holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Series B Stated Value.  We will also pay interest at the annual rate of 15% for each day that we are late as well $100 per business day for each $10,000 of Series B Stated Value and dividend which is not timely delivered.

Neither we nor the holder of our Series B Preferred may convert any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the conversion date and (ii) the number of shares of our Common Stock issuable upon the conversion, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.  The holder of our Series B Preferred may waive the conversion limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

During the year ended December 31, 2016, the Company accrued $667,313 for liquidating damages on the Series B and $51,159 on the warrants associated with the Series B Preferred.

During the year ended December 31, 2017, the Company accrued $0 for liquidating damages on the Series B and $0 on the warrants associated with the Series B Preferred.

Events of Default

For so long as the Series B Preferred is outstanding, unless waived in writing, the occurrence of certain events of default (each, a “Series B Event of Default”) or until such Series B Event of Default has been cured, if such Series B Event of Default is permitted to be cured hereunder, shall cause the dividend rate to become 15% from and after the occurrence and during the pendency of such event with respect to the Series B Preferred. Series B Events of Default include but are not limited to (i) the Company failing to timely pay any dividend payment or the failure to timely pay any other sum of money due (ii) breach any material covenant or other material term or condition of the Subscription Agreement or Certificate of Designation (iii) any material misrepresentation made herein, or in connection herewith (iv) any dissolution, liquidation or winding up of the Company or any substantial portion of its business (v) the merger, consolidation or reorganization of the Company with or into another company or person or entity (other than with or into a wholly owned subsidiary of the Company), or sale of the capital stock of the Company by the Company or the holders thereof, in any case under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of Company immediately prior to such transaction owning less than a majority in voting power of the outstanding capital stock of Company or the surviving or resulting company or other entity, as the case may be, immediately following such transaction (vi) the failure by the Company to have reserved for issuance upon conversion of the Series B Preferred the number of shares of Common Stock as required in the Subscription Agreement; and (vii) the Company’s failure to timely deliver to the holder of Series B Preferred Common Stock issuable upon conversion of the Series B Preferred or a replacement preferred stock certificate (if required) within five (5) business days after the required delivery date.

Series D Convertible Preferred Stock

As of November 20, 2018, there were 0 shares issued and outstanding of Series D Convertible Preferred Stock.

The designations, rights and preferences of the Series D Preferred include:

(i) the shares have no voting rights.

(ii) each share is convertible at the option of the holder into one share of our Common Stock. The rate of conversion is subject to adjustment as discussed below.

(iii) at any time during the 12 months after the Series D preferred is issued, the conversion price of the Series D Preferred is subject to proportional adjustment in the event the company issues, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than $0.25 per share subject to certain exclusions. In addition, the Series D Preferred is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

Notes

February 2018 Offering

Effective February 12, 2018, Jerrick Media Holdings, Inc. (the “Company”), through its placement agent, Network 1 Financial Securities, Inc. (the “Placement Agent”), completed a private placement offering in the aggregate amount of $750,000 (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares”), at a price of $0.20 per share (the “Conversion Price”), and a five-year warrant to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into securities purchase agreements (each a “Securities Purchase Agreement”) with 22 accredited investors (the “Investors”). The aggregate gross proceeds of the Offering is $750,000.

The Notes issued to the Investors bear interest at a rate of fifteen percent (15%) per annum and mature on the second (2nd) anniversary of their issuance dates. The Notes are secured by a second priority security interest in the Company’s assets up to $1,000,000.

In connection with the Offering, the Company retained the Placement Agent, a registered FINRA broker dealer, to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company has paid the Placement Agent a cash fee of ninety seven thousand five hundred dollars ($97,500) and issued to the Placement Agent shares of the Company’s common stock equal to ten percent (10%) of the Conversion Shares underlying the Notes issued in connection with this Offering.

If while any of the securities are outstanding, there is not an effective registration statement covering all of the shares underlying the Warrants and shares of the Company’s Common Stock issuable pursuant to the terms of the Note and the Company shall determine to prepare and file with the United States Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Note such Investor requests to be registered.

The March 2018 Convertible Note Offering

During the six months ended June 30, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “March 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $770,000. In addition, $50,000 of the Company’s short-term debt, $767 accrued but unpaid interest and $140,600 of the Company’s vendor liabilities was converted into the March 2018 Convertible Note Offering. The conversions resulted in the issuance of 956,833 warrants with a fair value of $84,087. These were recorded as a loss on extinguishment of debt.

The March 2018 Convertible Note Offering consisted of a maximum of $900,000, with an over-allotment option of an additional $300,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 14% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a four-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $254,788 debt discount relating to 4,806,833 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

December 2017 Financing

On December 21, 2017 and December 27, 2017, the Company entered into Securities Purchase Agreements with two accredited investors (the “Investors”) for the issuance and sale of (i) 15% Secured Convertible Promissory Notes (the “Notes”) in the principal aggregate amount of $200,000, convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price of $0.20 per share (the “Conversion Price”).

The Notes pay interest at the rate of 15% per annum and mature on the second anniversary of the date of issuance. For so long as the Notes are outstanding, if the Company issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances (as defined in the Notes), for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Notes immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Notes shall be reduced to such other lower price.

The Notes are secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries; provided, however, that the Company will be permitted to enter into a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000.

2017 Debt Offering

From August 25, 2017 through November 8, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “2017 Debt Offering Note” and collectively the “2017 Debt Offering Notes” together with the Notes the “Convertible Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “2017 Debt Offering Conversion Shares”), at a price of $0.20 per share (the “2017 Debt Offering Conversion Price”), and a five-year warrant (the “2017 Debt Offering Warrants”) to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the 2017 Debt Offering Notes can be converted into (“2017 Debt Offering Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into subscription agreements (each a “Subscription Agreement”) with accredited investors (the “Investors”).

The 2017 Debt Offering Notes pay interest at the rate of 15% per annum and mature on the second anniversary of the date of issuance. For so long as the Notes are outstanding, if the Company issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances (as defined in the Notes), for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Notes immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Notes shall be reduced to such other lower price.

The 2017 Debt Offering Notes are secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries; provided, however, that the Company will be permitted to enter into a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000.

Warrants

The Company has as of November 20, 2018 outstanding warrants to purchase an aggregate of up to 104,088,028 shares of the Company’s Common Stock. These warrants are exercisable immediately, have a weighted-average remaining life of 4.02 years and a weighted-average exercise price of $0.26 as of November 16, 2018.

Options

As of November 20, 2018, there are 17,649,990 outstanding options to purchase our securities.

Dividends

We have not paid any cash dividends to our holders of Common Stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Market for our Securities

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets OTCQB under the symbol “JMDA”.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Certain Anti-Takeover Effects

Charter and Bylaw Provisions

Certain provisions set forth in our Amended and Restated Certificate of Incorporation, in our corporate bylaws and in Nevada law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

●	Special Meetings of Stockholders. Our corporate bylaws provide that special meetings of stockholders may be called only by our Chairman or by a majority of the directors of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the Chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

●	Advance Nominations for Directors. Our bylaws provide advance notice procedures for stockholders seeking to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of any such advance notice from a stockholder. These provisions may preclude our stockholders from making nominations for directors at our stockholder meetings.

●	Blank Check Preferred Stock. Our Amended and Restated Certificate of Incorporation contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 20 million shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation.  This control share law may have the effect of discouraging corporate takeovers.  We currently have less than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company included in this prospectus and in the registration statement have been audited by KLJ & Associates, LLP and Sadler, Gibb & Associates, LLC, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the Common Stock hereby will be passed upon for us by Lucosky Brookman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, and, as a result, we file annual, quarterly and current reports, and other information with the SEC.  You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon payment of fees prescribed by the SEC.  The SEC maintains an Internet site that contains periodic and current reports, information statements, and other information regarding issuers that file electronically with the SEC.  The address of the SEC’s website is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

JERRICK MEDIA HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

Jerrick Media Holdings, Inc.

September 30, 2018 and 2017

Jerrick Media Holdings, Inc.

Condensed Consolidated Balance Sheet

	September 30, 2018	December 31, 2017
	(Unaudited)	(revised)

Assets

Current Assets
Cash	$186,278	$111,051
Prepaid expenses	39,644	-
Accounts receivable	6,957	1,325
Total Current Assets	232,879	112,376

Property and equipment, net	48,031	48,056

Security deposit	16,836	17,000

Total Assets	$297,746	$177,432

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued liabilities	$1,121,056	$1,462,106
Demand loan	-	10,366
Convertible Notes, net of debt discount and issuance costs	40,401	96,500
Current portion of capital lease payable	4,732	4,732
Note payable - related party, net of debt discount	1,112,295	1,249,000
Note payable, net of debt discount and issuance costs	105,128	689,500
Line of credit - related party	-	130,000
Line of credit	-	44,996
Deferred rent	11,829	-
Investor Deposit	208,428	-

Total Current Liabilities	2,603,869	3,687,200

Non-current Liabilities:
Convertible Notes - related party, net of debt discount	314	1,345,246
Convertible Notes, net of debt discount and issuance costs	186,103	2,512,293

Total Non-current Liabilities	186,417	3,857,539

Total Liabilities	2,790,286	7,544,739

Commitments and contingencies

Stockholders’ Deficit
Series A Preferred stock, $0.001 par value, 31,581 and 33,314 shares issued and outstanding, respectively	-	31
Series B Preferred stock, $0.001 par value, 8,063 and 8,063 shares issued and outstanding, respectively	-	8
Series D Preferred stock, $0.001 par value, 0 and 0 shares issued and outstanding, respectively	-	-
Common stock par value $0.001: 300,000,000 shares authorized; 40,524,432 and 33,894,582 issued and outstanding as of June 30, 2018 and December 31,2017 respectively	119,321	39,521
Additional paid in capital	31,990,831	14,387,247
Accumulated deficit	(34,583,684)	(21,775,107)
Less: Treasury stock, 220,000 and 220,000 shares, respectively	(19,007)	(19,007)
	(2,492,539)	(7,367,307)

Total Liabilities and Stockholders’ Deficit	$297,747	$177,432

The accompanying notes are an integral part of these condensed consolidated financial statements.

Jerrick Media Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
		(revised)		(revised)
Net revenue	$25,119	$11,244	$65,391	$105,345

Operating expenses
Compensation	446,094	280,674	1,548,923	1,536,082
Consulting fees	73,603	725,486	520,206	903,056
General and administrative	388,010	412,226	1,768,130	1,048,979

Total operating expenses	907,707	1,418,386	3,837,259	3,488,117

Loss from operations	(882,588)	(1,407,142)	(3,771,868)	(3,382,772)

Other income (expenses)
Interest expense	(279,163)	(228,120)	(888,359)	(372,825)
Accretion of debt discount and issuance cost	(1,449,656)	(800,614)	(2,039,589)	(1,525,514)
Change In derivative liability	-	(64,346)	-	(64,346)
Settlement of vendor liabilities	1,011	-	2,886	(110,674)
Loss on extinguishment of debt	(2,938,719)	(923,822)	(3,370,505)	(923,822)
(Loss) gain on settlement of debt	1,823	2,079	15,275	2,079

Other income (expenses)	(4,664,704)	(2,014,823)	(6,280,292)	(2,995,102)

Loss before income tax provision	(5,547,292)	(3,421,965)	(10,052,160)	(6,377,874)

Income tax provision	-	-	-	-

Net loss	$(5,547,292)	$(3,421,965)	$(10,052,160)	$(6,377,874)

Deemed dividend	$45,367	$74,014	$174,232	$203,365
Inducement to convert convertible preferred stock	2,016,634	-	2,016,634	-

Net loss attributable to common shareholders	(7,609,293)	(3,495,979)	(12,243,026)	(6,581,239)

Per-share data
Basic and diluted loss per share	(0.11)	(0.09)	(0.25)	(0.17)

Weighted average number of common shares outstanding	66,608,083	39,469,670	49,046,551	38,343,241

The accompanying notes are an integral part of these condensed consolidated financial statements.

Jerrick Media Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2018	September 30, 2017
		(revised)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,052,160)	$(6,377,874)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	33,109	28,211
Accretion of debt discount and issuance cost	2,039,589	1,560,239
Share-based compensation	329,857	751,215
Loss on settlement of vendor liabilities	(2,886)	110,674
Gain on settlement of debt	(15,275)	(2,079)
Change in fair value of derivative liability	-	64,347
Loss on extinguishment of debt	3,370,505	889,097
Changes in operating assets and liabilities:		-
Prepaid expenses	3,366	10,000
Accounts receivable	(5,632)	-
Security deposit	164	-
Accounts payable and accrued expenses	848,171	489,326
Deferred rent	3,429	-
Net Cash Used In Operating Activities	(3,447,763)	(2,476,844)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment	(24,084)	-
Net Cash Used In Investing Activities	(24,084)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of notes	791,833	1,141,585
Repayment of notes	(214,939)	(100,000)
Proceeds from issuance of demand loan	50,000	-
Proceeds from issuance of convertible note	1,525,154	1,066,500
Repayment of convertible notes	(86,798)	(477,777)
Proceeds from issuance of convertible notes - related party	299,852	555,000
Proceeds from issuance of note payable - related party	315,000	479,000
Repayment of note payable - related party	(163,305)	(120,000)
Investor Deposit	208,428	-
Proceeds from issuance of common stock	1,155,832	-
Proceeds from issuance of line of credit - related party	-	130,000
Repayment of line of credit	(44,996)	(125,324)
Cash paid to preferred holder	(87,111)	-
Cash paid for debt issuance costs	(166,761)	(151,956)
Cash paid for stock issuance costs	(35,115)	-
Net Cash Provided By Financing Activities	3,547,074	2,397,028

Net Change in Cash	75,227	(79,816)

Cash - Beginning of Year	111,051	174,494

Cash - End of Year	$186,278	$94,678

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$64,892	$3,534

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Settlement of vendor liabilities	$3,750	$353,732
Beneficial conversion feature on convertible notes	$38,413	$-
Deemed dividends	$174,232	$203,365
Warrants issued with debt	$1,122,292	$1,542,523
Issuance of common stock for prepaid services	$116,300	$-
Conversion of note payable and interest into convertible notes	$341,442	$-
Warrants issued with amendment to notes payable	$135,596	$-
Inducement to convert convertible preferred stock	$2,016,634	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

Jerrick Media Holdings, Inc.

September 30, 2018 and 2017

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Organization and Operations

Jerrick Media Holdings, Inc. (“we,” “us,” the “Company,” or “Jerrick Media” or “Jerrick”) (formerly Great Plains Holdings, Inc. or “GTPH”) was incorporated under the laws of the state of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc. as part of its plan to diversify its business through the acquisition and operation of commercial real estate, including, but not limited to, self-storage facilities, apartment buildings, 55+ senior manufactured home communities, and other income producing properties. Historically, the Company has principally engaged in the manufacture and marketing of the LiL Marc, a plastic boys’ toilet-training device, which we discontinued as of December 31, 2014.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of GTPH’s common stock. GTPH assumed 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick Media.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

Jerrick Media is a technology company focused on the development of digital communities, marketing branded digital content, and e-commerce opportunities. Jerrick’s content distribution platform, Vocal, delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Jerrick’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests.

Note 2 – Significant and Critical Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited interim condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim condensed consolidated financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s annual report on Form 10-K for the year ended December 31, 2017.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(iv)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk-free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries, if any, in which the parent’s power to control exists.

As of September 30, 2018, the Company’s consolidated subsidiaries and/or entities are as follows:

Name of combined affiliate	State or other jurisdiction of incorporation or organization	Company interest

Jerrick Ventures LLC	The State of Delaware	100%
Jerrick Australia Pty Ltd	Australia	100%

All inter-company balances and transactions have been eliminated.

Jerrick Australia Pty Ltd does not have any operations.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities and accrued liquidating damages approximate their fair value because of the short maturity of those instruments. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment and software	3
Furniture and fixture	5
Leasehold improvement	5

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Derivative Liability

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. The Company changed its method of accounting for the debt and warrants through the early adoption of ASU 2017-11 during the year ended December 31, 2017 on a retrospective basis.

Revenue Recognition

The Company adopted ASC 606, “Revenue from Contracts with Customers” (“ASC 606”), effective January 1, 2018 using the modified retrospective method which would require a cumulative effect adjustment for initially applying the new revenue standard as an adjustment to the opening balance of retained earnings and the comparative information would not require to be restated and continue to be reported under the accounting standards in effect for those periods.

Based on the Company’s analysis the Company did not identify a cumulative effect adjustment for initially applying the new revenue standards. During the nine months ended September 30, 2018 the Company recorded revenue from the following sources: products at auction, sponsored content and affiliate sites.

The adoption of ASC 606 represents a change in accounting principle that will more closely align revenue recognition with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of September 30, 2018 contained a significant financing component. Determining the transaction price requires significant judgment, which is discussed by revenue category in further detail below.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Product revenue

Revenue from multiple-element arrangements is allocated among separate elements based on their estimated sales prices, provided the elements have value on a stand-alone basis.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted to employees in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a five-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is benchmarked against similar companies in a similar industry over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. The expected forfeiture rate is estimated based on management’s best estimate.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for the nine months ended September 30, 2018 and 2017 presented in these consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at September 30, 2018 and 2017:

	September 30, 2018	September 30, 2017
Series A Preferred stock	-	21,654,614
Series B Preferred stock	-	4,431,987
Options	17,649,990	17,749,990
Warrants	103,341,735	34,457,024
Convertible notes - related party	2,000	-
Convertible notes	1,620,505	13,681,425
Totals	122,614,230	91,975,040

Reclassifications

Interest expense has been allocated to accretion of debt discount and issuance cost to conform to current period presentation.

Recently Adopted Accounting Guidance

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing” (topic 606). In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross verses Net)” (topic 606). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, “Revenue from Contracts with Customers”. The amendments in ASU 2016-10 provide clarifying guidance on materiality of performance obligations; evaluating distinct performance obligations; treatment of shipping and handling costs; and determining whether an entity’s promise to grant a license provides a customer with either a right to use an entity’s intellectual property or a right to access an entity’s intellectual property. The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The adoption of ASU 2016-10 and ASU 2016-08 is to coincide with an entity’s adoption of ASU 2014-09, which we adopted for interim and annual reporting periods beginning after December 15, 2017. The adoption of ASU 2016-10 did not have a material effect on its financial position or results of operations or cash flows.

Revenue Recognition

The Company adopted ASC 606 effective January 1, 2018 using the modified retrospective method which would require a cumulative effect adjustment for initially applying the new revenue standard as an adjustment to the opening balance of retained earnings and the comparative information would not require to be restated and continue to be reported under the accounting standards in effect for those periods.

Based on the Company’s analysis the Company did not identify a cumulative effect adjustment for initially applying the new revenue standards. During the six months ended June 30, 2018 the Company recorded revenue from the following sources: products at auction, sponsored content and affiliate sites.

The adoption of ASC 606 represents a change in accounting principle that will more closely align revenue recognition with the delivery of the Company's services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company's contracts as of June 30, 2018 contained a significant financing component. Determining the transaction price requires significant judgment, which is discussed by revenue category in further detail below.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Product revenue

Revenue from multiple-element arrangements is allocated among separate elements based on their estimated sales prices, provided the elements have value on a stand-alone basis.

Adoption of ASU 2017-11

As noted above, in connection with the securities purchase agreement and debt transactions during the year ended December 31, 2017, the Company issued warrants and convertible notes, to purchase common stock with an exercise price of $0.20 and a five-year term. Upon issuance of the warrants and convertible notes, the Company evaluated the note agreement to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The Company identified certain put features embedded in the warrants and convertible notes that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants and convertible notes as a derivative liability. The Company changed its method of accounting for the convertible notes and warrants through the early adoption of ASU 2017-11 during the three months ended December 31, 2017 on a retrospective basis. Accordingly, the Company recorded the warrant derivative and conversion option derivative liabilities to additional paid in capital upon issuance.

Tabular summaries of the revisions and the corresponding effects on the statement of earnings for the nine months ended September 30, 2017 are presented below:

Consolidated Statement of Operations Nine Months Ended September 30, 2017
	Previously Reported	Revisions	Revised Reported
Accretion of debt discount and issuance cost	$(2,025,486)	$499,972	$(1,525,514)

Derivative expense	(254,470)	254,470	-

Change in fair value of derivative liabilities	1,257,716	(1,322,062)	(64,346)

Loss on extinguishment of debt	(876,038)	(47,784)	(923,822)

Net loss	$(5,762,470)	$(615,404)	$(6,377,874)

Net loss per ordinary share:
Basic and diluted loss per share	$(0.15)	$(0.02)	$(0.17)

Tabular summaries of the revisions and the corresponding effects on the statement of earnings for the three months ended September 30, 2017 are presented below:

Consolidated Statement of Operations Three Months Ended September 30, 2017
	Previously Reported	Revisions	Revised Reported
Accretion of debt discount and issuance cost	$(1,074,002)	$273,388	$(800,614)

Change in fair value of derivative liabilities	673,705	(738,051)	(64,346)

Loss on extinguishment of debt	(876,038)	(47,784)	(923,822)

Net loss	$(2,909,519)	$(512,446)	$(3,421,965)

Net loss per ordinary share:
Basic and diluted loss per share	$(0.07)	$(0.02)	$(0.09)

Recent Accounting Guidance Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” Under ASU 2016-02, lessees will be required to recognize, for all leases of 12 months or more, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature of an entity’s leasing activities. This ASU is effective for public reporting companies for interim and annual periods beginning after December 15, 2018, with early adoption permitted, and must be adopted using a modified retrospective approach. The Company is in the process of evaluating the effect of the new guidance on its condensed consolidated financial statements and disclosures.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company’s condensed consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the condensed consolidated financial statements, the Company had an accumulated deficit at September 30, 2018, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	September 30, 2018	December 31, 2017
Computer Equipment	$220,054	$234,315
Furniture and Fixtures	61,803	61,803
Leasehold Improvements	25,446	-
	307,303	296,118
Less: Accumulated Depreciation	(259,272)	(248,062)
	$48,031	$48,056

Depreciation expense was $11,670 and $9,507 for the three months ended September 30, 2018 and 2017, respectively. Depreciation expense was $33,109 and $28,211 for the nine months ended September 30, 2018 and 2017, respectively.

Note 5 – Line of Credit

Line of credit as of September 30, 2018 and December 31, 2017 is as follows:

	Outstanding Balances as of
	September 30, 2018	December 31, 2017
Revolving Note	-	44,996
	$-	$44,996

On March 19, 2009, Astoria Surgical Supplies North LLC signed a revolving note (the “Revolving Note”) at PNC Bank (the “Bank”). The outstanding balance of this Revolving Note is limited to $200,000 and expired March 19, 2010. The outstanding balance accrues interest at a variable rate. The interest rate is subject to change based on changes in an independent index which is the highest Prime Rate as published in the “Money Rates” section of the Wall Street Journal. The Company had been in payment default since March 19, 2010; however, on May 3, 2017, the Company agreed to pay back the line of credit by December 1, 2017. On March 23, 2018 the Company sent the final payment for the Revolving Note and the Revolving Note was fully satisfied.

The balance outstanding on the Revolving Note at September 30, 2018 and December 31, 2017 was $0 and $44,996, respectively.

Note 6 – Notes Payable

Notes payable as of September 30, 2018 and December 31, 2017 is as follows:

	Outstanding Principal as of				Warrants
	September 30, 2018	December 31, 2017	Interest Rate	Maturity Date	Quantity	Exercise Price
The February 2017 Offering	$5,369	$400,000	12%	September 1, 2017	2,450,000	$0.20
The June 2017 Loan Agreement	-	50,000	12%	September 1, 2017	35,000	0.20
The First November 2017 Loan Agreement	-	100,000	15%	January 12, 2018	-	-
The Second November 2017 Loan Agreement	-	50,000	15%	January 13, 2018	-	-
The Third November 2017 Loan Agreement	-	100,000	15%	January 13, 2018	-	-
July 2018 Loan Agreement	100,000		6%	August 2018	300,000	-
	105,369	700,000
Less: Debt Discount	-	(10,500)
Less: Debt Issuance Costs	(241)	-
	$105,128	$689,500

Private Placement Offerings:

The February 2017 Offering

From February 24, 2017 through March 17, 2017, the Company conducted multiple closings of a private placement offering (the “February 2017 Offering”) of the Company’s securities by entering into subscription agreements (the “Subscription Agreements”) with accredited investors (the “Accredited Investors”) for aggregate gross proceeds of $916,585 for which the Accredited Investors received $975,511 in principal value of secured promissory notes with an original issue discount of six percent (6%) (the “February 2017 Offering Notes”) and warrants to purchase the Company’s common stock (the “February 2017 Offering Warrants”).

The February 2017 Offering Notes are convertible into shares of the Company’s common stock at the time of Company’s next round of financing (the “Subsequent Offering”) at a price equal to eighty-five percent (85%) of the price per share offered in the Subsequent Offering (the “Conversion Price”). The February 2017 Offering Warrants have a five-year term. Investors received the February 2017 Offering Warrants in the following amounts: (i) Investors purchasing $150,000 or more of the Offering received a February 2017 Offering Warrant equal to one hundred thirty percent (130%) of the dollar amount invested in the Offering; (ii) investors purchasing at least $100,000 but less than $150,000 of the February 2017 Offering received a February 2017 Offering Warrant equal to one hundred percent (100%) of the dollar amount invested in the Offering; and (iii) investors purchasing less than $100,000 of the Offering received to a February 2017 Offering Warrant equal to seventy percent (70%) of the dollar amount invested in the Offering. The February 2017 Offering Warrants entitle the holder to purchase shares of the Company’s common stock at $0.20 per share (the “Exercise Price”).

The Conversion Price and the Exercise Price are subject to adjustments for issuances of (i) the Company’s common stock, (ii) any equity linked instruments or (iii) securities convertible into the Company’s common stock, at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustments shall result in the Conversion Price or Exercise Price being reduced to such lower purchase price, as described in the February 2017 Offering Notes and the February 2017 Offering Warrants.

Pursuant to the Subscription Agreements, the February 2017 Offering Notes matured on September 1, 2017 (the “February 2017 Offering Maturity Date”). Prior to the February 2017 Offering Maturity Date, investors representing $575,511 in principal value converted their February 2017 Offering Notes into two year, 15% secured convertible promissory notes offered by the Company (the “August 2017 Convertible Note Offering”). The remaining investors representing an aggregate $400,000 in principal of the February 2017 Offering Notes agreed to forbear their right to declare an event of default until December 15, 2017 during which time they retain the right to convert their principal and any accrued but unpaid interest into the August 2017 Convertible Note Offering. In consideration of the forbearance for which the investors will receive a warrant to purchase up to fifteen percent (15%) of the shares of common stock underlying the warrant acquired with the purchase of the February 2017 Offering Notes at a purchase price of $0.20 per share, and the interest on their note would be increased to eighteen percent (18%) from September 1, 2017 through December 15, 2017 or the conversion date, whichever is sooner.

During the nine months ended September 30, 2018 the Company has repaid $131,606 of principal and $45,931 of unpaid interest. In addition, during the nine months ended September 30, 2018, the Company converted $263,025 of principal and $21,502 of unpaid interest into 1,422,639 shares of common stock. Upon conversion of the notes, the Company also issued 711,320 warrants with a grant date fair value of $102,954 which is recorded in Other income (expense) on the accompanying condensed consolidated statement of operations.

The June 2017 Loan Agreement

On June 12, 2017, the Company entered into a loan agreement (the “June 2017 Loan Agreement”) with an individual (the “June 2017 Lender”) whereby the June 2017 Lender issued the Company a promissory note of $50,000 (the “June 2017 Note”). Pursuant to the June 2017 Loan Agreement, the June 2017 Note bears interest at a rate of 10% per annum. As additional consideration for entering in the June 2017 Loan Agreement, the Company issued the June 2017 Lender a five-year warrant to purchase 35,000 shares of the Company’s common stock with an exercise price of $0.20 per share. The maturity date of the June 2017 Note was September 1, 2017 (the “June 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the June 2017 Note were due.

During the nine months ended September 30, 2018 the Company has repaid $50,000 principal and the debtor has forgiven the interest of $4,424 this was recorded as a gain on forgiveness of debt on the accompanying condensed consolidated statement of operations.

The First November 2017 Loan Agreement

On November 28, 2017, the Company entered into a loan agreement (the “First November 2017 Loan Agreement”) with an individual (the “First November 2017 Lender”), the First November 2017 Lender issued the Company a promissory note of $100,000 (the “First November 2017 Note”). Pursuant to the First November 2017 Loan Agreement, the First November 2017 Note has interest of fifteen percent (15%), (i) five percent (5%) (i.e. $5,000) shall be payable in cash or convertible into shares of the Company’s restricted common stock at a rate of $0.20 per share, at the option of the Lender, at the Maturity Date; (ii) ten percent (10%) (i.e. $10,000) shall be paid in the form of the Company’s restricted common stock at a rate of $0.20 per share (equivalent to 50,000 shares of the Company’s common stock ). The maturity date of the First November 2017 Note was January 12, 2018 (the “First November 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First November 2017 Note are due. On January 12, 2018, the First November 2017 Note and accrued but unpaid interest was converted into the Company’s August 2017 Convertible Note Offering.

The Second November 2017 Loan Agreement

On November 29, 2017, the Company entered into a loan agreement (the “Second November 2017 Loan Agreement”) with an individual (the “Second November 2017 Lender”), the Second November 2017 Lender issued the Company a promissory note of $50,000 (the “Second November 2017 Note”). Pursuant to the Second November 2017 Loan Agreement, the Second November 2017 Note has interest of fifteen percent (15%), (i) five percent (5%) (i.e. $2,500) shall be payable in cash or convertible into shares of the Company’s restricted common stock at a rate of $0.20 per share, at the option of the Lender, at the Maturity Date; (ii) ten percent (10%) (i.e. $5,000) shall be paid in the form of the Company’s restricted common stock at a rate of $0.20 per share (equivalent to 25,000 shares of the Company’s common stock ). The maturity date of the Second November 2017 Note was January 13, 2018 (the “Second November 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Second November 2017 Note are due. On January 12, 2018, the Second November 2017 Note and accrued but unpaid interest was converted into the Company’s August 2017 Convertible Note Offering.

The Third November 2017 Loan Agreement

On November 29, 2017, the Company entered into a loan agreement (the “Third November 2017 Loan Agreement”) with an individual (the “Third November 2017 Lender”), the Third November 2017 Lender issued the Company a promissory note of $100,000 (the “Third November 2017 Note”). Pursuant to the Third November 2017 Loan Agreement, the Third November 2017 Note has interest of fifteen percent (15%), (i) five percent (5%) (i.e. $5,000) shall be payable in cash or convertible into shares of the Company’s restricted common stock at a rate of $0.20 per share, at the option of the Lender, at the Maturity Date; (ii) ten percent (10%) (i.e. $10,000) shall be paid in the form of the Company’s restricted common stock at a rate of $0.20 per share (equivalent to 50,000 shares of the Company’s common stock). The maturity date of the Third November 2017 Note was January 13, 2018 (the “Third November 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Third November 2017 Note are due. On January 12, 2018, the Third November 2017 Note and accrued but unpaid interest was converted into the Company’s August 2017 Convertible Note Offering.

On March 14, 2018, the Company entered into a loan agreement (the “March 2018 Loan Agreement”) with an individual (the “March 2018 Lender”), the March 2018 Lender issued the Company a promissory note of $50,000 (the “March 2018 Note”). Pursuant to the March 2018 Loan Agreement, the March 2018 Note bears interest at a rate of 12% per annum. As additional consideration for entering in the March 2018 Loan Agreement, the Company issued the March 2018 Lender a five-year warrant to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.20 per share. The maturity date of the March 2018 Note was March 29, 2018 (the “March 2018 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the March 2018 Note were due. On March 29, 2018, the March 2018 Note and accrued but unpaid interest was converted into the Company’s March 2018 Convertible Note Offering.

The May 2018 Offering

During the months of May and June 2018, the Company conducted multiple closings with accredited investors (the “May 2018 Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $658,500.

The May 2018 Offering consisted of a maximum of $1,200,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (i) a 13% promissory note (each, a ” May 2018 Offering Note” and, together, the “May 2018 Offering Notes”), and (ii) a four-year warrant (“May 2018 Offering Warrant”) to purchase the number of shares of the Company’s common stock equal to three times the principal amount in dollars invested by such investor in each May 2018 Offering Note (the “May 2018 Warrant Shares”) at an exercise price of $0.20 per share (the “May Offering Warrant Exercise Price”), subject to adjustment upon the terms thereof. The May 2018 Offering Notes mature on the nine-month anniversary of their issuance dates.

The Company recorded a $215,032 debt discount relating to 1,825,500 May 2018 Offering Warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

The May Offering Warrant Exercise Price of the May 2018 Offering Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing May 2018 Offering Warrant Exercise Price. Such adjustment shall result in the May 2018 Offering Warrant Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

During the nine months ended September 30, 2018, the Company converted $608,500 of principal and $723,780 of unpaid interest into the August 2018 equity raise (as defined below).

July 2018 Loan Agreements

In July 2018, the Company received gross proceeds of $100,000 from the issuance of notes payable. As additional consideration for entering into the debentures, the Company issued the investor a 4-year warrant to purchase 300,000 shares of the Company’s common stock at a purchase price of $0.20 per share. The Company recorded a $34,569 debt discount relating to these warrants issued to these investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of this note to accretion of debt discount and issuance cost.

Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon agreements that extended the maturity dates of these loans to March 7, 2019. As part of the extension agreements, the Company issued 204,051 warrants to purchase common stock of the Company at an exercise price of $0.30.

August 2018 Loan Agreements

On August 30, 2018, the Company received gross proceeds of $33,333 from the issuance of a note payable. As additional consideration for entering into the debenture, the Company issued the investor a 4-year warrant to purchase 33,333 shares of the Company’s common stock at a purchase price of $0.20 per share. The Company recorded a $4,178 debt discount relating to these warrants issued to this investor based on the relative fair value of each equity instrument on the dates of issuance. The debt discount was fully accreted during the nine months ended September 30, 2018. On September 7, 2018 the Company has repaid $33,333 in principal.

Note 7 – Convertible Note Payable

Convertible notes payable as of September 30, 2018 and December 31, 2017 is as follows:

	Outstanding Principal as of						Warrants
	September 30, 2018	December 31, 2017	Interest Rate	Conversion Price		Maturity Date	Quantity	Exercise Price
The November 2016 Convertible Note Offering	$-	$25,000	10%	0.30		November 1, 2017	400,000	$0.30
The June 2017 Convertible Note Offering	-	71,500	12%	Not Applicable		September 1, 2017	114,700	0.20
The August 2017 Convertible Note Offering	114,100	2,943,884	15%	0.20	(*)	August – November 2019	14,716,419	0.20
The First December 2017 Note	-	100,000	15%	0.20	(*)	December 21, 2019	500,000	0.20
The February 2018 Convertible Note Offering	75,000	-	15%	0.20	(*)	January – February 2020	5,078,375	0.20
The January 2018 Note	-	-		0.20	(*)	January 12, 2020	343,806	0.20
The February 2018 Note	25,452	-	18%	0.20	(*)	February 8, 2020	81,500	0.20
The March 2018 Convertible Note Offering	75,000	-	14%	0.20	(*)	March – April 2020	4,806,833	0.20
	289,552	3,140,384
Less: Debt Discount	(46,367)	(452,022)
Less: Debt Issuance Costs	(16,681)	(79,569)
	226,504	2,608,793
Less: Current Debt	(40,401)	(96,500)
Total Long-Term Debt	$186,103	$2,512,293

(*) As subject to adjustment as further outlined in the notes

The November 2016 Convertible Note Offering

During the months of November and December 2016, the Company issued convertible notes to third party lenders totaling $400,000 (the “November 2016 Convertible Note Offering”). These notes accrue interest at a rate of 10% per annum and mature with interest and principal both due between November 1, 2017 through December 29, 2017. The notes and accrued interest are convertible at a conversion price as defined therein. In addition, in connection with these notes the Company issued five-year warrants to purchase an aggregate of 400,000 shares of Company common stock at a purchase price of $0.30 per share. These investors converted $375,000 of principal and $30,719 of interest into the August 2017 Convertible Note Offering.

During the nine months September 2018, the Company converted $25,000 of principal and $4,417 of unpaid interest into the August 2018 Equity Raise (as defined below).

The June 2017 Convertible Note Offering

During the month of June 2017 the Company issued convertible notes to third party lenders totaling $71,500. These notes accrue interest at 12% per annum and mature with interest and principal both due on September 1, 2017. These notes and accrued interest may be converted into a subsequent offering at a 15% discount to the offering price are convertible at a conversion price as defined therein. In addition, the Company issued warrants to purchase 67,550 shares of Company common stock. These warrants entitle the holders to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. As of December 31, 2017, the Company was currently in default on $71,500 in principal due on these notes. On February 8, 2018, the Company repurchased these notes and is no longer in default.

The August 2017 Convertible Note Offering

From August through November of 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “August 2017 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $1,585,000. In addition, $1,217,177 of the Company’s short-term debt along with accrued but unpaid interest of $40,146 was converted into the August 2017 Convertible Note Offering. These conversions resulted in the issuance of 6,791,419 warrants with a fair value of $583,681 and an original issue discount of $101,561. These were recorded as a loss on extinguishment of debt.

The August 2017 Convertible Note Offering consisted of a maximum of $6,000,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “August 2017 Offering Note”, and together the “August 2017 Offering Notes”), convertible into shares of the Company’s common stock (“August 2017 Offering Conversion Shares”) at a conversion price of $0.20 per share (the “August 2017 Note Conversion Price”), and (b) a five-year warrant (each a “August 2017 Offering Warrant and together the “August 2017 Offering Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the August 2017 Offering Notes can be converted into (“August 2017 Offering Warrant Shares”) at an exercise price of $0.20 per share (“August 2017 Offering Warrant Exercise Price”). The August 2017 Offering Notes mature on the second (2nd) anniversary of their issuance dates.

The August 2017 Note Conversion Price and the August 2017 Offering Warrant Exercise Price are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing August 2017 Note Conversion Price or August 2017 Offering Warrant Exercise Price. Such adjustment shall result in the August 2017 Note Conversion Price and August 2017 Offering Warrant Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $472,675 debt discount relating to 7,925,000 August 2017 Offering Warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

In connection with the August 2017 Convertible Note Offering, the Company paid a placement agent a cash fee of $90,508 to for services rendered in connection therewith on a “best-efforts” basis, which was recorded as issuance cost and is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the nine months ended September 30, 2018, the Company converted $2,830,764 of principal and $409,287 of unpaid interest into the August 2018 Equity Raise (as defined below).

The First December 2017 Note

On December 27, 2017, the Company issued a convertible note to a third-party lender totaling $100,000 (the “First December 2017 Note”). The First December 2017 Note accrues interest at 15% per annum and matures with interest and principal both due on December 27, 2019. In addition, the Company issued a warrant to purchase 500,000 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. The Company recorded a $35,525 debt discount relating to the warrants issued to the investor based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note The First December 2017 Note and accrued interest is convertible at a conversion price of $0.20 per share, subject to adjustment. The First December 2017 Note is secured by a second priority lien on the assets of the Company.

During the nine months ended September 30, 2018, the Company converted $100,000 of principal and $10,292 of unpaid interest into the August 2018 Equity Raise (as defined below).

The February 2018 Convertible Note Offering

During the nine months ended September 30, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “February 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $725,000. In addition, $250,000 of the Company’s short-term debt along with accrued but unpaid interest of $40,675 was converted into the February 2018 Offering. These conversions resulted in the issuance of 1,453,375 warrants with a fair value of $181,139. These were recorded as a loss on extinguishment of debt.

The February 2018 Convertible Note Offering consisted of a maximum of $750,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “February 2018 Convertible Note” and together the “February 2018 Convertible Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“February 2018 Conversion Shares”) at a conversion price of $0.20 per share (the “February 2018 Note Conversion Price”), and (b) a five-year warrant (each a “February 2018 Offering Warrant and together the “February 2018 Offering Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the February 2018 Convertible Notes can be converted into (“February 2018 Warrant Shares”) at an exercise price of $0.20 per share (“February 2018 Warrant Exercise Price”). The February 2018 Offering Notes mature on the second (2nd) anniversary of their issuance dates. The February 2018 Offering Notes are secured by a second priority security interest in the Company’s assets up to $1,000,000.

The February 2018 Note Conversion Price and the February 2018 Offering Warrant Exercise Price are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The conversion feature of the February 2018 Convertible Note Offering provides for an effective conversion price that is below market value on the date of issuance. Such feature is normally characterized as a beneficial conversion feature (“BCF”). When the Company records a BCF the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The Company recorded a BCF and related debt discount of $37,350, the discount is being accreted over the life of the first Debenture to accretion of debt discount and issuance cost.

The Company recorded a $316,875 debt discount relating to 3,625,000 February 2018 Offering Warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

In connection with the February 2018 Convertible Note Offering, the Company retained a placement agent (the “Placement Agent”), to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company has paid the Placement Agent a cash fee of $94,250 and issued to the Placement Agent shares of the Company’s common stock equal to ten percent (10%) of the Conversion Shares underlying the February 2018 Convertible Notes or 362,500 shares that had a fair value of $74,881, which was recorded as issuance cost and is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the nine months ended September 30, 2018, the Company converted $940,675 of principal and $86,544 of unpaid interest into the August 2018 Equity Raise (as defined below).

The January 2018 Note

On January 12, 2018, the Company issued a convertible note to a third-party lender totaling $68,761 to settle an outstanding vendor liability (the “January 2018 Note”). The January 2018 Note accrues interest at 15% per annum and matures with interest and principal both due on January 12, 2020. The conversions resulted in the issuance of 343,806 warrants with a fair value of $42,850. These were recorded as a loss on extinguishment of debt. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. The January 2018 Note and accrued interest is convertible at a conversion price of $0.20 per share, subject to adjustment. The January 2018 Note is secured by a second priority lien on the assets of the Company.

During the nine months ended September 30, 2018, the Company converted $68,761 of principal and $7,212 of unpaid interest into the August 2018 Equity Raise (as defined below).

The February 2018 Note

On February 8, 2018, the Company issued a convertible note to a third-party lender totaling $40,750 (the “February 2018 Note”). The February 2018 Note accrues interest at 18% per annum and matures with interest and principal both due on February 8, 2020. In addition, the Company issued a warrant to purchase 81,500 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. The Company recorded a $7,963 debt discount relating to the warrants issued to the investor based on the relative fair value of each equity instrument on the dates of issuance and an original issue discount of $5,298. The debt discount is being accreted over the life of the note. The February 2018 Note and accrued interest is convertible at a conversion price of $0.20 per share, subject to adjustment. The February 2018 Note is secured by a second priority lien on the assets of the Company. During the nine months ended September 30, 2018, the Company has repaid $15,298 in principal.

The March 2018 Convertible Note Offering

During the nine months ended September 30, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “March 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $770,000. In addition, $50,000 of the Company’s short-term debt, $767 accrued but unpaid interest and $140,600 of the Company’s vendor liabilities was converted into the March 2018 Convertible Note Offering. These conversions resulted in the issuance of 956,833 warrants with a fair value of $84,087. These were recorded as a loss on extinguishment of debt.

The March 2018 Convertible Note Offering consisted of a maximum of $900,000, with an over-allotment option of an additional $300,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 14% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a four-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $254,788 debt discount relating to 4,806,833 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the nine months ended September 30, 2018, the Company converted $886,367 of principal and $51,293 of unpaid interest into the August 2018 Equity Raise (as defined below).

Note 8 – Related Party Loans

Convertible notes

Convertible notes payable – related party as of September 30, 2018 and December 31, 2017 is as follows:

	Outstanding Principal as of				Warrants
	September 30, 2018	December 31, 2017	Interest Rate	Maturity Date	Quantity	Exercise Price
The August 2017 Convertible Note Offering	$-	$1,416,026	15%	August – October 2019	4,589,466	$0.20
The Second December 2017 Note	-	100,000	15%	December 21, 2019	500,000	0.20
The February 2018 Convertible Note Offering	-	-	15%	January – February 2020	125,000	0.20
The Second February 2018 Note	-	-	20%	September 30, 2018	81,500	0.20
The March 2018 Convertible Note Offering	400	-	14%	March 2020	1,197,000	0.20
	400	1,516,026
Less: Debt Discount	(86)	(170,780)
Less: Debt Issuance Costs	-	-
	314	1,345,246
Less: Current Debt	-	-
Total Long-Term Debt	$314	$1,345,246

The August 2017 Convertible Note Offering

During the year ended December 31, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “The August 2017 Convertible Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $505,000. In addition, $645,000 of the Company’s short-term debt along with accrued but unpaid interest of $206,026 was converted into the August 2017 Convertible Offering. These conversions resulted in the issuance of 4,555,129 warrants with a fair value of $440,157 and the increase of principal of $60,000. These resulted in a loss on extinguishment of debt of $500,157.

The Company offered, through a placement agent, $6,000,000 of units of its securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a five-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $160,700 debt discount relating to 2,525,000 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the nine months ended September 30, 2018, the Company converted $1,416,026 of principal and $202,362 of unpaid interest into the August 2018 Equity Raise (as defined below).

The Second December 2017 Note

On December 21, 2017, the Company issued a convertible note to a third-party lender totaling $100,000 (the “Second December 2017 Note”). The Second December 2017 Note accrues interest at 15% per annum and matures with interest and principal both due on December 27, 2019. In addition, the Company issued a warrant to purchase 500,000 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. The Company recorded a $36,722 debt discount relating to the warrants issued to the investor based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note The Second December 2017 Note and accrued interest is convertible at a conversion price of $0.20 per share, subject to adjustment. The Second December 2017 Note is secured as a second priority lien on the assets of the Company.

During the nine months ended September 30, 2018, the Company converted $100,000 of principal and $10,542 of unpaid interest into the August 2018 Equity Raise (as defined below).

The February 2018 Convertible Note Offering

During the nine months ended September 30, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “February 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $25,000.

The February 2018 Convertible Note Offering consisted of a maximum of $750,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a five-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates. The Notes are secured by a second priority security interest in the Company’s assets up to $1,000,000.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The conversion feature of the February 2018 Convertible Note Offering provides for an effective conversion price that is below market value on the date of issuance. Such feature is normally characterized as a beneficial conversion feature (“BCF”). When the Company records a BCF the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The Company recorded a BCF and related debt discount of $1,063, the discount is being accreted over the life of the first Debenture to accretion of debt discount and issuance cost.

The Company recorded a $11,054 debt discount relating to 125,000 warrants issued to Investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

In connection with the Offering, the Company retained Network 1 Financial Securities, Inc. (the “Placement Agent”), to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company has paid the Placement Agent a cash fee of $3,250 and issued to the Placement Agent shares of the Company’s common stock equal to ten percent (10%) of the Conversion Shares underlying the Notes or 12,500 shares that had a fair value of $2,606, which was recorded as issuance cost and is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the nine months ended September 30, 2018, the Company converted $25,000 of principal and $2,219 of unpaid interest into the August 2018 Equity Raise (as defined below).

The Second February 2018 Note

On February 8, 2018, the Company issued a convertible note to a third-party lender totaling $40,750 (the “Second February 2018 Note”). The Second February 2018 Note accrues interest at 18% per annum and matures with interest and principal both due on September 30, 2018. In addition, the Company issued a warrant to purchase 81,500 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. The Company recorded a $7,963 debt discount relating to the warrants issued to the investor based on the relative fair value of each equity instrument on the dates of issuance and an original issue discount of $5,298. The debt discount is being accreted over the life of the note The Second February 2018 Note and accrued interest is convertible at a conversion price of $0.20 per share, subject to adjustment. The Second February 2018 Note is secured as a second priority lien on the assets of the Company.

During the nine months ended September 30, 2018, the Company has repaid $5,298 in principal. In addition, the Company converted $35,452 of principal and $4,116 of unpaid interest into the August 2018 Equity Raise (as defined below).

The March 2018 Convertible Note Offering

During the nine months ended September 30, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “March 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $239,400.

The March 2018 Convertible Note Offering consisted of a maximum of $900,000, with an over-allotment option of an additional $300,000, of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 14% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a four-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $84,854 debt discount relating to 1,197,000 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the nine months ended September 30, 2018, the Company converted $239,000 of principal and $15,401 of unpaid interest into the August 2018 Equity Raise (as defined below).

Notes payable

Notes payable – related party as of September 30, 2018 and December 31, 2017 is as follows:

	Outstanding Principal as of				Warrants
	September 30, 2018	December 31, 2017	Interest Rate	Maturity Date	Quantity	Exercise Price
The May 2016 Rosen Loan Agreement	$1,000,000	$1,000,000	13%	November 26, 2017	1,000,000	$0.40
The September 2017 Rosen Loan Agreement	-	224,000	18%	September 24, 2017	125,000	0.20
The November 2017 Schiller Loan Agreement	-	25,000	15%	December 31, 2017	-	-
The May 2018 Schiller Loan Agreements	-	-	13%	February 2, 2019	300,000	0.20
The June 2018 Frommer Loan Agreement	10,000	-	6%	August 17, 2018	30,000	0.20
The July 2018 Rosen Loan Agreement	60,000	-	6%	August 17, 2018	30,000	0.20
The July 2018 Schiller Loan Agreements	60,000	-	6%	August 17, 2018	150,000	0.20
	1,130,000	1,249,000
Less: Debt Discount	(14,400)	-
	1,115,600
Less: Current Debt	(1,115,600)	-
	$-	$1,249,000

The May 2016 Rosen Loan Agreement

On May 26, 2016, the Company entered into a loan agreement (the “May 2016 Rosen Loan Agreement”) with Arthur Rosen, an individual (“Rosen”), pursuant to which on May 26, 2016 (the “Closing Date”), Rosen provided the Company a secured term loan in the principal amount of $1,000,000 (the “May 2016 Rosen Loan”). In connection with the May 2016 Rosen Loan Agreement, on May 26, 2016, the Company and Rosen entered into a security agreement (the “Rosen Security Agreement”), pursuant to which the Company granted to Rosen a senior security interest in substantially all of the Company’s assets as security for repayment of the May 2016 Rosen Loan. Pursuant to the May 2016 Rosen Loan Agreement, the May 2016 Rosen Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the maturity date of May 26, 2017 (the “May 2016 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the May 2016 Rosen Loan are due. The Company entered into an amendment to the May 2016 Rosen Loan extending the May 2016 Rosen Maturity Date to November 26, 2017. As additional consideration for entering in the May 2016 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 1,000,000 shares of the Company’s common stock at a purchase price of $0.40 per share (the “May 2016 Rosen Warrant”). The May 2016 Rosen Warrant contains anti-dilution provisions as further described therein. On September 7, 2017 (the “Conversion Date”), Rosen converted all accrued but unpaid interest on the May 2016 Rosen Loan from May 26, 2016 through September 6, 2017 in the amount of $150,128 (the “May 2016 Rosen Loan Interest”) into the Company’s August Convertible Note Offering, after which May 2016 Rosen Loan Interest was deemed paid in full through the Conversion Date. As of the date of this filing this note is in default.

The September 2017 Rosen Loan Agreement

On September 8, 2017, the Company entered into a loan agreement (the “September 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note in the principal amount of $224,000 (the “September 2017 Rosen Note”). The September 2017 Rosen Note is secured by an officer of the Company. As additional consideration for entering in the September 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 25,000 shares of the Company’s common stock at a purchase price of $0.20 per share. On November 13, 2017, in consideration for extending the September 2017 Rosen Note, Rosen was issued a warrant to purchase 100,000 shares of the Company’s common stock exercisable within five (5) years and with an exercise price of $0.20 per share.

On February 20, 2018, the Company entered into a forbearance agreement whereby the Company issued Rosen a five-year warrant to purchase 448,000 shares of the Company’s common stock at a purchase price of $0.20 per share. These warrants had a fair value of $65,378 which was recorded to Loss on extinguishment of debt. The new maturity date of the September 2017 Rosen Loan Agreement is September 8, 2018.

During the nine months ended September 30, 2018, the Company converted $224,000 of principal and $20,496 of unpaid interest into the August 2018 Equity Raise (as defined below).

The November 2017 Schiller Loan Agreement

On November 20, 2017, the Company entered into a loan agreement (the “November 2017 Schiller Loan Agreement”) with Mr. Len Schiller (“Schiller”), a member of the Company’s Board of Directors, whereby the Company issued Schiller a promissory note in the principal amount of $25,000 (the “November 2017 Schiller Note”). Pursuant to the November 2017 Schiller Loan Agreement, the November 2017 Schiller Note bears interest at a rate of 15% per annum. During the nine months ended September 30, 2018 the Company repaid $25,000 in principal and $637 in interest.

The January 2018 Rosen Loan Agreement

On January 16, 2018, the Company entered into a loan agreement (the “January 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note in the principal amount of $60,000 (the “January 2018 Rosen Note”). The January 2018 Rosen Note is secured by an officer of the Company whereas upon default an officer of the Company owes default shares of the Company’s common stock to Rosen equal to the amount of principal outstanding divided by 0.20. Pursuant to the January 2018 Rosen Loan Agreement, the January 2018 Rosen Note bears interest at a rate of 6% per annum and is payable on the maturity date of January 31, 2018 (the “January 2018 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the May 2016 Rosen Loan are due. During the nine months ended September 30, 2018, the Company repaid $60,000 in principal and $200 in interest.

The January 2018 Gordon Loan Agreement

On January 16, 2018, the Company entered into a loan agreement (the “January 2018 Gordon Loan Agreement”) with Mr. Christopher Gordon (“Gordon”), whereby the Company issued Gordon a promissory note in the principal amount of $40,000 (the “January 2018 Gordon Note”). The January 2018 Gordon Note is secured by an officer of the Company whereas upon default an officer of the Company owes default shares of the Company’s common stock to Gordon equal to the amount of principal outstanding divided by 0.20. Pursuant to the January 2018 Gordon Loan Agreement, the January 2018 Gordon Note bears interest at a rate of 6% per annum and payable on the maturity date of January 31, 2018 (the “January 2018 Gordon Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the January 2018 Gordon Note are due. During the nine months ended September 30, 2018, the Company repaid $40,000 in principal and $105 in interest.

The First March 2018 Rosen Loan Agreement

On March 4, 2018, the Company entered into a loan agreement (the “First March 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note in the principal amount of $10,000 (the “First March 2018 Rosen Note”). As additional consideration for entering in the First March 2018 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the First March 2018 Rosen Loan Agreement, the First March 2018 Rosen Note bears interest at a rate of 12% per annum and is payable on the maturity date of March 19, 2018 (the “First March 2018 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First March 2018 Rosen Note was due. During the nine months ended September 30, 2018, the Company repaid $10,000 in principal and $260 in interest.

The Second March 2018 Rosen Loan Agreement

On March 9, 2018, the Company entered into a loan agreement (the “Second March 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note in the principal amount of $15,000 (the “Second March 2018 Rosen Note”). As additional consideration for entering in the Second March 2018 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 15,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the Second March 2018 Rosen Loan Agreement, the Second March 2018 Rosen Note bears interest at a rate of 12% per annum and is payable on the maturity date of March 24, 2018 (the “Second March 2018 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Second March 2018 Rosen Note was due. During the nine months ended September 30, 2018, the Company repaid $15,000 in principal and $365 in interest.

The Third March 2018 Rosen Loan Agreement

On March 13, 2018, the Company entered into a loan agreement (the “Third March 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note in the principal amount of $10,000 (the “Third March 2018 Rosen Note”). As additional consideration for entering in the Third March 2018 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the Third March 2018 Rosen Loan Agreement, the Third March 2018 Rosen Note bears interest at a rate of 12% per annum and is payable on the maturity date of March 28, 2018 (the “Third March 2018 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Third March 2018 Rosen Note was due. During the nine months ended September 30, 2018, the Company repaid $10,000 in principal and $230 in interest.

The May 2018 Schiller Loan Agreement

On May 2, 2018, the Company entered into a loan agreement (the “May 2018 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note in the principal amount of $100,000 (the “May 2018 Schiller Note”). As additional consideration for entering in the May 2018 Schiller Loan Agreement, the Company issued Schiller a four-year warrant to purchase 300,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the May 2018 Schiller Loan Agreement, the May 2018 Schiller Note bears interest at a rate of 13% per annum and is payable on the maturity date of February 02, 2019 (the “May 2018 Schiller Maturity Date”) at which time all outstanding principal, accrued and unpaid interest are due under the May 2018 Schiller Loan.

During the nine months ended September 30, 2018, the Company converted $100,000 of principal and $4,369 of unpaid interest into the August 2018 Equity Raise (as defined below).

The June 2018 Frommer Loan Agreement

On June 29, 2018, the Company entered into a loan agreement (the “June 2018 Frommer Loan Agreement”) with Jeremy Frommer, an officer of the Company, whereby the Company issued Frommer a promissory note in the principal amount of $10,000 (the “June 2018 Frommer Note”). As additional consideration for entering in the June 2018 Frommer Note Loan Agreement, the Company issued Frommer a four-year warrant to purchase 30,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the June 2018 Frommer Loan Agreement, the June 2018 Frommer Note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 (the “June 2018 Frommer Maturity Date”) at which time all outstanding principal, accrued and unpaid interest are due under the June 2018 Frommer Loan.  Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued 40,854 warrants to purchase common stock of the Company at an exercise price of $0.30.

The First July 2018 Schiller Loan Agreement

On July 3, 2018, the Company entered into a loan agreement (the “First July 2018 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $35,000 (the “First July 2018 Schiller Note”). As additional consideration for entering in the First July 2018 Schiller Loan Agreement, the Company issued Schiller a four-year warrant to purchase 75,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the agreement, the note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 at which time all outstanding principal, accrued and unpaid interest were due under the First July 2018 Schiller Loan.  Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued 142,987 warrants to purchase common stock of the Company at an exercise price of $0.30.

The Second July 2018 Schiller Loan Agreement

On July 17, 2018, the Company entered into a loan agreement (the “Second July 2018 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $25,000 (the “Second July 2018 Schiller Note”). As additional consideration for entering in the Second July 2018 Schiller Loan Agreement, the Company issued Schiller a four-year warrant to purchase 75,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the Second July 2018 Schiller Loan Agreement, the Second July 2018 Schiller Note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 at which time all outstanding principal, accrued and unpaid interest were due under the Second July 2018 Schiller Loan. Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued 101,900 warrants to purchase common stock of the Company at an exercise price of $0.30.

The First July 2018 Rosen Loan Agreements

On July 12, 2018, the Company entered into a loan agreement (the “First July 2018 Rosen Loan Agreement”) with Rosen, an officer of the Company, whereby the Company issued Rosen a promissory note of $10,000 (the “First July 2018 Rosen Note”). Pursuant to the First July 2018 Rosen Loan Agreement, the note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 at which time all outstanding principal, accrued and unpaid interest are due under the First July 2018 Rosen Note. Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued 27,534 warrants to purchase common stock of the Company at an exercise price of $0.30.

The Second July 2018 Rosen Loan Agreements

On July 18, 2018, the Company entered into a loan agreement (the “Second July 2018 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $50,000 (the “Second July 2018 Rosen Note”) resulting from the conversion of a demand note. As additional consideration for entering into the Second July 2018 Rosen Loan Agreement, the Company issued Rosen a four-year warrant to purchase 150,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the Second July 2018 Rosen Loan Agreement, the Second July 2018 Rosen Note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 at which time all outstanding principal, accrued and unpaid interest are due under the Second July 2018 Rosen Note. Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued 203,967 warrants to purchase common stock of the Company at an exercise price of $0.30.

Line of credit – related party

On May 9, 2017, the Company entered into a Revolving Line of Credit (the “Grawin LOC”) with Grawin, LLC, a limited liability company controlled by Rosen, a related party. The Grawin LOC was established for a period of twelve months, with a maturity date of May 2018, in which the Company can borrow principal up to $130,000. The Grawin LOC bears interest at a rate of 18%. On June 8, 2018 the Grawin LOC’s maturity date was extended to June 1, 2019.

During the nine months ended September 30, 2018, the Company converted $130,000 of principal and $30,626 of unpaid interest into the August 2018 Equity Raise (as defined below).

Demand loan

On June 6, 2018, the Company’s related party made non-interest bearing loans of $50,000 to the Company in the form of cash. The loan is due on demand and unsecured. On July 12, 2018, this note was converted into The Second July 2018 Rosen Loan Agreements.

Note 9 – Capital Leases Payable

Capital lease obligation consisted of the following:

		September 30, 2018	December 31, 2017

(i)	Capital lease obligation to a financing company for a term of five (5) years, collateralized by equipment, with interest at 10.0% per annum, with principal and interest due and payable in monthly installments of $383.10	$4,732	$4,732

	Less current maturities	(4,732)	(4,732)

	Capital lease obligation, net of current maturities	-	-

	Total Capital Lease Obligation	$4,732	$4,732

The capital leases mature as follows:

2018:		$4,732	$4,732

Note 10 – Stockholders’ Deficit

Shares Authorized

Upon incorporation, the total number of shares of all classes of stock which the Company is authorized to issue is Three Hundred Twenty Million (320,000,000) shares of which Three Hundred Million (300,000,000) shares shall be Common Stock, par value $0.001 per share and Twenty Million (20,000,000) shall be Preferred Stock, par value $0.001 per share. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors.

Preferred Stock

Series A Cumulative Convertible Preferred Stock

On February 13, 2015, 100,000 shares of preferred stock were designated as Series A Cumulative Convertible Preferred Stock (“Series A”). Each share of Series A shall have a stated value equal to $100 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series A Stated Value”).

The holders of the Series A shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series A Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock, as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series A and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series A is issued. Upon the occurrence of an Event of Default (as defined below) and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series A Stated Value. At the Company’s option, such dividend payments may be made in (i) cash (ii) additional shares of Series A valued at the Series A Stated Value thereof, in an amount equal to 150% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series A, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series A Preferred.

The dividends on the Series A shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A or any shares of any other class of stock ranking on a parity with the Series A and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holder of Series A shall have the right at any time after the issuance, to convert such shares, accrued but unpaid declared dividends on the Series A and any other sum owed by the Corporation arising from the Series A into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Corporation determined in accordance with the applicable conversion price (the “Conversion Price”).

The number of Conversion Shares issuable upon conversion shall equal (i) the sum of (A) the Series A Stated Value being converted and/or (B) at the Holder’s election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series A shall be $0.25, subject to adjustment.

During the year ended December 31, 2016 the conversion price was adjusted to $0.164

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this provision is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty-one (61) days’ prior written notice to the Corporation.

The holders of our Series A do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series A shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder’s Series A on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series A is required to for the following actions:

(a) amending the Corporation’s certificate of incorporation or by-laws if such amendment would adversely affect the Series A

(b) purchasing any of the Corporation’s securities other than required redemptions of Series A and repurchase under restricted stock and option agreements authorizing the Corporation’s employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Series A; and

(e) issuing any additional securities having rights senior to or on parity with the Series A.

As of September 30, 2018, the Company has undeclared Series A dividends of $0.

See below for discussion of conversion of Series A in relation to the private placement closing in August 2018.

Series B Cumulative Convertible Preferred Stock

On December 21, 2015, 20,000 shares of preferred stock were designated as Series B Cumulative Convertible Preferred Stock (“Series B”). Each share of Series B shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series B Stated Value”).

The holders of outstanding shares of Series B shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series B Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock as defined. Such dividends shall compound annually and be fully cumulative and shall accumulate from the date of original issuance of the Series B, and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series B is issued. Upon the occurrence of an Event of Default as defined below and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series B Stated Value. At the Corporation’s option, such dividend payments may be made in (i) cash (ii) additional shares of Series B valued at the Series B Stated Value thereof, in an amount equal to 100% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series B, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series B Preferred.

The dividends on the Series B shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series B for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series B or any shares of any other class of stock ranking on a parity with the Series B and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holders of shares of Series B shall have the right at any time commencing after the issuance to convert such shares, accrued but unpaid declared dividends on the Series B into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Corporation determined in accordance with the applicable conversion price (the “Conversion Price”). All declared or accrued but unpaid dividends may be converted at the election of the Holder together with or independent of the conversion of the Series B Stated Value of the Series B.

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series B Stated Value being converted and/or (B) at the Holder’s election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series B shall be $0.30, subject to adjustment.

During the year ended December 31, 2016 the conversion price was adjusted to $0.197.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty-one (61) days’ prior written notice to the Corporation.

The holders of our Series B do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series B shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder’s Series B on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series B is required to for the following actions:

(a) amending the Corporation’s certificate of incorporation or by-laws if such amendment would adversely affect the Series B

(b) purchasing any of the Corporation’s securities other than required redemptions of Series B and repurchase under restricted stock and option agreements authorizing the Corporation’s employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Company’s Series A or Series B; and

(e) issuing any additional securities having rights senior to the Series B.

As of September 30, 2018, the Company has undeclared Series B dividends of $0.

See below for discussion of conversion of Series B in relation to the private placement closing in August 2018.

Series D Convertible Preferred Stock

On January 29, 2016, 2,100,000 shares of preferred stock were designated as Series D Convertible Preferred Stock (“Series D”). Each share of Series A shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series D Stated Value”).

Holders of shares of Series D shall have the right at any time commencing after the issuance to convert such shares into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Corporation determined in accordance with the applicable conversion price (the “Conversion Price”).

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series D Stated Value being converted and/or (B) at the Holder’s election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series D is $0.25, subject to adjustment.

The Company and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days’ prior written notice to the Corporation.

The holders of Series D Preferred shall not be entitled to a vote on matters submitted to a vote of the stockholders of the Company. Also, as long as any shares of Series D Preferred are outstanding, the Company shall not, without the affirmative vote of all of the Holders of the then outstanding shares of the Series D Preferred,

(a) alter or change adversely the powers, preferences or rights given to the Series D Preferred or alter or amend this Certificate of Designation,

(b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holders,

(c) increase the number of authorized shares of Series D Preferred, or

(d) enter into any agreement with respect to any of the foregoing.

Common Stock

On January 31, 2018, the Company issued 18,750 shares of its restricted common stock to settle outstanding vendor liabilities of $3,750. In connection with this transaction the Company also recorded a gain on settlement of vendor liabilities of $375.

During the nine months ended September 30, 2018, the Company issued 610,000 shares of its restricted common stock to consultants in exchange for services at a fair value of $116,300. These shares were recorded as common stock issued for prepaid services and will be expensed over the life of the consulting contract to share based payments. During the nine months ended September 30, 2018 the Company recorded $72,835 to share based payments.

August 2018 Equity Raise

Effective August 31, 2018 (the “Effective Date”), the Company consummated the initial closing (the “Initial Closing”) of a private placement offering of its securities of up to $5,000,000 (the “August 2018 Equity Raise”). In connection with the Initial Closing, the Company entered into definitive securities purchase agreements (the “Purchase Agreements”) with 37 accredited investors (the “Purchasers”) for aggregate gross proceeds of $1,155,832. Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 4,623,328 shares of common stock at $0.25 per share and received warrants to purchase 4,623,328 shares of common stock at an exercise price of $0.30 per share (the “Purchaser Warrants”, collectively, the “Securities”). Further, pursuant to the Purchase Agreements, the Company expects to have two additional closings within the next 180 days and has already received commitments for an additional $2,022,996 in capital, bringing the total dollar amount committed to the Offering in excess of $3,000,000. Additionally, the Purchasers may participate in a subsequent offering of the Company’s securities in an aggregate amount of up to 50% of the subsequent offering on the twenty-four (24) month anniversary of the close of the Third Closing (as defined in the Securities Purchase Agreement) of the Private Offering. Investors have deposited $208,428 for future closings of the August 2018 Equity Raise. This amount has been recorded as a liability on the balance sheet.

The Purchaser Warrants are exercisable for a term of five years from the Initial Exercise Date (as defined in the Purchaser Warrants).

In connection with the August 2018 Equity Raise, the Company will issue 2,200,000 shares of Common Stock, will pay fees of $135,825 and will grant warrants to purchase 81,584 shares of common stock at an exercise price of $0.30 per share for services rendered as the Company’s placement agent in the Private Offering. The company has recorded $375,082 to stock issuances costs, and is part of Additional Paid-in Capital.

Letter Agreements for the Conversion of Debt and Preferred Stock

In connection with the August 2018 Equity Raise, the Company entered into those certain letter agreements (the “Debt Conversion Agreements”) with certain holders of its debt securities (the “Debt Holders”), for the conversion of an aggregate amount of $7,992,570 of principal and $1,028,772 of accrued but unpaid interest of the Company’s debt obligations into 45,106,731 shares of Common Stock at a conversion price equal to $0.20 per share. Additionally, as inducement to enter into the Debt Conversion Agreement, the Debt Holders were issued warrants to purchase 22,553,390 shares of Common Stock at an exercise price equal to $0.30 per share, expiring five years from the date of issuance (the “Incentive Debt Warrants”). The Company recorded a Loss on extinguishment of debt of $2,914,917 in connection with of the debt conversions. See Notes 6, 7 and 8.

Concurrently with its entrance in the Debt Conversion Agreements, the Company entered into those letter agreements (the “Preferred Stock Conversion Agreements”) with certain holders (the “Preferred Holders”) of its Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock (the “collectively, the Preferred Stock”) whereby the Preferred Holders converted 38,512 shares of the Preferred Stock into an aggregate of 26,866,582.00 shares of Common Stock at conversion prices equal to $0.19683 per share for Series A and $0.164 per share for Series B. As in an inducement to enter into the Preferred Stock Conversion Agreements, the Preferred Holders were issued warrants to purchase 13,433,305 shares of Common Stock at an exercise price equal to $0.30 per share, expiring five years from the date of issuance (the “Incentive Preferred Warrants”, and together with the Incentive Debt Warrants, the “Incentive Warrants”). The Company recorded an inducement of $2,016,634 in connection with of the Preferred conversions and is recorded as an adjustment to net loss attributable to common shareholders,  on the statements of operations.

Stock Options

The Company applied fair value accounting for all share-based payments awards. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

At September 30, 2018 and 2017, the aggregate intrinsic value of options outstanding and exercisable was $1,000 and $1,000, respectively.

Stock-based compensation for stock options has been recorded in the consolidated statements of operations and totaled $ 261,837.99 and $560,794, for the nine months ended September 30, 2018 and 2017, respectively.

The Company did not issue any new options during the nine months ended September 30, 2018.

Warrants

The Company applied fair value accounting for all share-based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for warrants granted during the nine months ended September 30, 2018 are as follows:

September 30, 2018
Exercise price	$0.20-.030
Expected dividends	0%
Expected volatility	102% - 107%
Risk free interest rate	2%-3%
Expected life of warrant	4 - 5 years

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – December 31, 2017	46,193,779	$0.24
Granted	57,197,956	0.27
Exercised	(50,000)	0.40
Forfeited/Cancelled	-	-
Outstanding and Exercisable – September 30, 2018	103,341,735	$0.26

Warrants Outstanding				Warrants Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.26	103,341,735	4.01	0.26	103,341,735	0.26

During the nine months ended September 30, 2018, a total of 2,758,833 warrants were issued with promissory notes (See Note 6 above). The warrants have a grant date fair value of $478,064 using a Black-Scholes option-pricing model and the above assumptions.

During the nine months ended September 30, 2018, a total of 10,481,016 warrants were issued with convertible notes (See Note 7 above). The warrants have a grant date fair value of $1,284,683 using a Black-Scholes option-pricing model and the above assumptions.

During the nine months ended September 30, 2018, a total of 1,863,000 warrants were issued with notes payable – related party (See Note 8 above). The warrants have a grant date fair value of $358,030 using a Black-Scholes option-pricing model and the above assumptions.

During the nine months ended September 30, 2018, a total of 1,403,500 warrants were issued with convertible notes payable – related party (See Note 8 above). The warrants have a grant date fair value of $162,834 using a Black-Scholes option-pricing model and the above assumptions.

During the nine months ended September 30, 2018, a total of 40,691,607 warrants were issued with the August 2018 Equity Raise (See above). The warrants have a grant date fair value of $5,741,297 using a Black-Scholes option-pricing model and the above assumptions.

Note 11 – Commitments and Contingencies

Lease Agreements

On May 5, 2018, the Company signed a 5-year lease for approximately 2,300 square feet of office space at 2050 Center Avenue suite 640, Fort lee, New Jersey 07024. Commencement date of the lease is June 1, 2018. Total amount due under this lease is $411,150.

Rent expense for the three and nine months ended September 30, 2018 was $20,557 and $146,056 respectively, and was $66,569 and $144,425, respectively, for the three and nine months ended September 30, 2017.

Note 12 – Revision of Prior Year Financial Statements:

The Company’s correction of accrued dividends was a result of the following:

●	Management was accruing dividends as a liability, despite the fact the Board of Directors had not formally declared the dividends payable. This results in accrued dividends being removed from the liabilities section of the balance sheet,

●	Management was not compounding the dividends annually,

●	Management was not presenting the accrued dividends on the consolidated statement of operations, ultimately being included in the loss per share.

In accordance with the guidance provided by the SEC’s Staff Accounting Bulletin 99, Materiality and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements the Company has determined that the impact of adjustments relating to the correction of this accounting error are not material to previously issued consolidated financial statements. Accordingly, these changes are disclosed herein and will be disclosed prospectively.

As a result of the aforementioned correction of accounting errors, the relevant financial statements have been revised as follows:

Effects on respective financial statements are as noted below:

	December 31, 2017
	As Previously Reported	Adjustment	As Revised
Balance Sheet
Current Liabilities
Accrued dividends	$472,444	$(472,444)	$-
Total Current Liabilities	$4,159,644	$(472,444)	$3,687,200
Total Liabilities	$8,017,183	$(472,444)	$7,544,739

Stockholders’ Equity
Total Stockholders’ Equity	$7,839,751	$(472,444)	$7,367,307

	For the nine months ended September 30, 2017
	As Previously Reported after Adoption of ASU 2017-11	Adjustments		As Revised
Statement of Operations
Deemed dividend	$-	$		$203,365
Net loss attributable to common stockholders	$(6,377,874)		$(203,365)	$(6,581,239)
Basic and diluted loss per share	$(0.17)	$		(0.17)

Statements of Cash Flows
Supplementary Disclosure of Non-Cash Investing And Financing Activities
Deemed dividend	$-		$203,365	$203,365

	For the three months ended September 30, 2017
	As Previously Reported after Adoption of ASU 2017-11	Adjustments	As Revised
Statement of Operations
Deemed dividend	$-	$	$74,014
Net loss attributable to common stockholders	$(3,421,965)	$(74,014)	$(3,495,979)
Basic and diluted loss per share	$(0.09)	$	(0.09)

Note 13 – Subsequent Events

Second Closing of August 2018 Equity Raise

On or about October 30, 2018, the Company consummated the second closing (the “Second Closing”) of the August 2018 Equity Raise. In connection with the Second Closing, the Company entered into definitive securities purchase agreements (the “Purchase Agreements) with an additional 9 accredited investors (the “Purchasers”) for aggregate gross proceeds of $161,000. Pursuant to the Purchase Agreements, the Purchasers purchased an aggregate of 644,000 shares of common stock at $0.25 per share and received warrants to purchase 644,000 shares of common stock at an exercise price of $0.30 per share (the “Purchaser Warrants”, collectively, the “Securities”). More details regarding the Company’s August 2018 Equity Raise may be found in the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2018.

Jerrick Media Holdings, Inc.

December 31, 2017 and 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Jerrick Media Holdings, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Jerrick Media Holdings, Inc. (“the Company”) as of December 31, 2017 the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We also have audited the adjustments to the 2016 consolidated financial statements to remove accrued dividends from the consolidated balance sheet and report deemed dividends on the consolidated statements of operations and cash flows, as described in Note 12. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2016 consolidated financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2016 consolidated financial statements taken as a whole.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2017.

Salt Lake City, UT

May 17, 2018, except for the prior period adjustments described in Note 12, which are as of October 23, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Jerrick Media Holdings, Inc.

We have audited, before the effect of the adjustments for the revision described in note 12, the accompanying consolidated balance sheet of Jerrick Media Holdings, Inc. as of December 31, 2016 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2016. Jerrick Media Holdings, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, except for the revision described in note 12, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jerrick Media Holdings, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments for the correction of the error described in Note 12 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Sadler, Gibb and Associates, LLC.

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

Edina, MN

March 31, 2017

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330

Jerrick Media Holdings, Inc.

Consolidated Balance Sheet

	December 31, 2017 (revised)	December 31, 2016 (revised)

Assets

Current Assets
Cash	$111,051	$174,494
Accounts receivable	1,325	-
Prepaid expenses	-	10,000
Total Current Assets	112,376	184,494

Property and equipment, net	48,056	71,829

Security deposit	17,000	38,445

Minority investment in business	-	83,333

Total Assets	$177,432	$378,101

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued liabilities	$1,462,106	$1,387,068
Demand loan	10,366	10,366
Convertible Notes, net	96,500	268,823
Current portion of capital lease payable	4,732	3,524
Note payable - related party, net	1,249,000	1,365,325
Note payable, net	689,500	15,579
Line of credit - related party	130,000	-
Line of credit	44,996	235,141

Total Current Liabilities	3,687,200	3,285,826

Non-current Liabilities:
Capital lease payables	-	1,208
Convertible Notes - related party, net	1,345,246	-
Convertible Notes, net	2,512,293	-

Total Non-Current Liabilities	3,857,539	1,208

Total Liabilities	7,544,739	3,287,034

Commitments and contingencies

Stockholders’ Deficit
Series A Preferred stock: 100,000 shares designated, $0.001 par value 31,581 and 33,314 shares issued and outstanding, respectively	31	33
Series B Preferred stock: 20,000 shares designated, $0.001 par value, 8,063 and 8,063 shares issued and outstanding, respectively	8	8
Series D Preferred stock: 2,100,000 shares designated, $0.001 par value, 0 and 914 shares issued and outstanding, respectively	-	1
Common stock par value $0.001: 300,000,000 shares authorized; 39,520,682 and 33,894,592 issued and outstanding as of December 31, 2017 and 2016 respectively	39,521	33,895
Additional paid in capital	14,387,247	10,075,941
Accumulated deficit	(21,775,107)	(13,018,811)
Less: Treasury stock, 220,000 and 0 shares, respectively, at cost	(19,007)	-
	(7,367,307)	(2,908,933)

Total Liabilities and Stockholders’ Deficit	$177,432	$378,101

The accompanying notes are an integral part of these consolidated financial statements.

Jerrick Media Holdings, Inc.

Consolidated Statements of Operations

	For the Year Ended	For the Year Ended
	December 31, 2017 (revised)	December 31, 2016 (revised)

Net revenue	$95,653	$223,927

Cost of revenue	-	43,321

Gross margin	95,653	180,606

Operating expenses
Compensation	1,480,082	1,134,170
Consulting fees	1,216,189	1,350,917
Share based payments	1,262,377	332,711
General and administrative	1,699,333	1,054,564

Total operating expenses	5,657,981	3,872,362

Loss from operations	(5,562,328)	(3,691,756)

Other income (expenses)
Interest expense	(477,005)	(3,474,529)
Accretion of debt discount and issuance cost	(1,828,027)	(235,622)
Change In derivative liability	(64,346)	-
Settlement of vendor liabilities	167,905	-
Loss on extinguishment of debt	(906,531)	-
Gain on settlement of debt	2,079	-
Impairment of minority investment	(83,333)	-
Gain on the sale of assets	-	10,000

Other income (expenses), net	(3,189,258)	(3,700,151)

Loss before income tax provision	(8,751,586)	(7,391,907)

Income tax provision	-	-

Net loss	$(8,751,586)	$(7,391,907)

Deemed Dividend	297,323	247,128

Net loss attributable to common shareholders	(9,048,909)	(7,639,035)

Per-share data
Basic and diluted loss per share	$(0.23)	$(0.24)

Weighted average number of common shares outstanding	38,601,987	32,046,149

The accompanying notes are an integral part of these consolidated financial statements.

Jerrick Media Holdings, Inc.

Consolidated Statement of Stockholders’ Equity

For the Years ended December 31, 2017 and 2016

(revised)

	Series A Preferred Stock		Series B Preferred Stock		Series D Preferred Stock		Common Stock		Treasury stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid In Capital	Deficit	Equity

Balance, December 31, 2015	33,314	33	7,000	7	-	-	28,500,000	28,500	-	-	5,319,835	(5,708,839)	(360,464)

Net proceeds from issuance of common stock and warrants	-	-	-	-	-	-	666,666	667	-	-	343,581	-	344,248

Issuance of common stock for cashless exercise of warrants	-	-	-	-	-	-	392,764	393	-	-	(393)	-	-

Conversion of series D preferred stock to common stock	-	-	-	-	(1,099)	(1)	1,098,933	1,099	-	-	(1,098)	-	-

Conversion of interest to series B preferred stock	-	-	1,063	1	-	-	-	-	-	-	108,843		108,844

Conversion of common stock to Series D preferred stock	-	-	-	-	2,013	2	-	-	-	-	-	-	2

Common stock issued commissions and placement agreement	-	-	-	-	-	-	322,015	322	-	-	-	-	322

Issuance of common stock for cash	-	-	-	-	-	-	2,626,308	2,626	-	-	-	-	2,626

Recapitalization	-	-	-	-	-	-	287,896	288	-	-	-	-	288

Liquidated damages on preferred stock and warrants	-	-	-	-	-	-	-	-	-	-	3,329,993	-	3,329,993

Stock based compensation	-	-	-	-	-	-	-	-	-	-	484,692	-	484,692

Stock warrants issued with convertible notes	-	-	-	-	-	-	-	-	-	-	255,203	-	255,203

Stock warrants issued with note payable - related party	-	-	-	-	-	-	-	-	-	-	193,652	-	193,652

Stock warrants issued with promissory note	-	-	-	-	-	-	-	-	-	-	41,633	-	41,633

Dividends	-	-	-	-	-	-	-	-	-	-	-	81,935	81,935

Net loss for the year ended December 31, 2016	-	-	-	-	-	-	-	-	-	-	-	(7,391,907)	(7,391,907)

Balance, December 31, 2016	33,314	33	8,063	8	914	1	33,894,582	33,895	-	-	10,075,941	(13,018,811)	(2,908,933)

Conversion of series A to common stock	(1,733)	(2)	-	-	-	-	1,146,307	1,146	-	-	3,566	-	4,710

Conversion of series D to common stock			-	-	(914)	(1)	266,325	266	-	-	(265)	-	-

Common stock issued to settle vendor liabilities	-	-	-	-	-	-	1,179,107	1,179	-	-	184,648	-	185,827

Stock based compensation	-	-	-	-	-	-	788,395	789	-	-	1,247,590	-	1,248,379

Stock warrants issued with note payable	-	-	-	-	-	-	-	-	-	-	2,487,904	-	2,487,904

Common stock issued for services	-	-	-	-	-	-	1,867,633	1,868	-	-	305,559	-	307,427

Common stock issued with note payable	-	-	-	-	-	-	378,333	378	-	-	82,304	-	82,682

Purchase of treasury stock	-	-	-	-	-	-	-	-	(220,000)	(19,007)	-	-	(19,007)

Dividends												(4,710)	(4,710)

Net loss for the year ended December 31, 2017	-	-	-	-	-	-	-	-	-	-	-	(8,751,586)	(8,751,586)

Balance, December 31, 2017	31,581	31	8,063	8	-	-	39,520,682	39,521	(220,000)	(19,007)	14,387,247	(21,775,107)	(7, 367,307)

The accompanying notes are an integral part of these consolidated financial statements.

Jerrick Media Holdings, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended	For the Year Ended
	December 31, 2017 (revised)	December 31, 2016 (revised)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,751,586)	$(7,391,907)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	38,435	42,634
Accretion of debt issuance costs	303,799	-
Accretion of debt discount	1,524,228	235,622
Share-based compensation	1,262,377	463,503
Loss on settlement of vendor liabilities	(167,905)	-
Gain on settlement of debt	(2,079)	-
Impairment of minority investment	83,333	-
Change in fair value of derivative liability	64,346	-
Loss on extinguishment of debt	906,531	-
Changes in operating assets and liabilities:
Prepaid expenses	10,000	(10,000)
Accounts receivable	(1,325)	-
Security deposit	21,445	(21,445)
Accounts payable and accrued expenses	855,849	834,487
Accrued liquidating damages	-	3,329,993
Net Cash Used In Operating Activities	(3,852,552)	(2,517,113)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment	(14,662)	(43,957)
Net Cash Used In Investing Activities	(14,662)	(43,957)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loans	-	(107,887)
Net proceeds from issuance of notes	1,441,585	146,000
Repayment of notes	(100,000)	-
Net proceeds from issuance of preferred stock	-	344,250
Proceeds from issuance of demand loan	-	10,366
Proceeds from issuance of convertible note	2,201,500	550,000
Repayment of convertible notes	(477,777)	(50,000)
Proceeds from issuance of convertible notes - related party	655,000	-
Proceeds from issuance of note payable - related party	529,000	1,446,500
Repayment of note payable - related party	(145,000)	(1,500)
Proceeds from issuance of line of credit	-	39,195
Proceeds from issuance of line of credit - related party	130,000	-
Repayment of line of credit	(199,574)	(24,007)
Cash paid for debt issuance costs	(211,956)	(55,982)
Purchase of treasury stock	(19,007)
Net Cash Provided By Financing Activities	3,803,771	2,296,935

Net Change in Cash	(63,443)	(264,135)

Cash - Beginning of Year	174,494	438,629

Cash - End of Year	$111,051	$174,494

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$3,534	$5,738

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Settlement of vendor liabilities	$353,732	$-
Conversion of interest	$-	$108,843
Debt discount on convertible note	$1,006,753	$24,425
Debt discount on related party note payable	$198,702	$218,800
Debt discount on note payable	$483,745	$-
Accrued dividends	$217,985	$177,234
Warrants at issuance of debt	$-	$490,488
Liquidated damages	$-	$3,329,993
Derivative liability ceases to exist	$383,993	$-
Conversion of note payable and interest into convertible notes	$765,656	$-
Conversion of note payable - related party and interest into convertible notes - related party	$801,026	$-
Deemed Dividends	$297,323	$247,128

The accompanying notes are an integral part of these consolidated financial statements.

Jerrick Media Holdings, Inc.

December 31, 2017 and 2016

Notes to the Consolidated Financial Statements

Note 1 - Organization and Operations

Jerrick Media Holdings, Inc. (“we,” “us,” the “Company,” or “Jerrick Media” or “Jerrick”) (formerly Great Plains Holdings, Inc. or “GTPH”) was incorporated under the laws of the state of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc. as part of its plan to diversify its business through the acquisition and operation of commercial real estate, including, but not limited to, self-storage facilities, apartment buildings, 55+ senior manufactured home communities, and other income producing properties. Historically, the Company has principally engaged in the manufacture and marketing of the LiL Marc, a plastic boys’ toilet-training device, which we discontinued as of December 31, 2014.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of GTPH’s common stock. GTPH assumed 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick Media.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

Jerrick Media is a technology company focused on the development of digital communities, marketing branded digital content, and e-commerce opportunities. Jerrick’s content distribution platform, Vocal, delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Jerrick’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests.

Note 2 - Significant and Critical Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(iv)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries, if any, in which the parent’s power to control exists.

As of December 31, 2017, the Company’s consolidated subsidiaries and/or entities are as follows:

Name of combined affiliate	State or other jurisdiction of incorporation or organization	Company interest

Jerrick Ventures LLC	The State of Delaware	100%

All inter-company balances and transactions have been eliminated.

On May 12, 2017, the Company assigned the right, title and interest to all of the membership interests of certain of it’s inactive business subsidiaries, with the exception of Jerrick Ventures LLC, to the Company’s Chief Executive Officer, Jeremy Frommer, in consideration for Mr. Frommer’s assumption of all liabilities of such subsidiaries, if any, with such assignment and assumption effected entirely in the interest of corporate efficiency. The Board reviewed the transaction and believes it to be fair in all respects, deeming it to advance the Company’s business interests by allowing the Company to divest non-producing and non-operating subsidiaries at no cost to the Company. All of the Company’s operations have been, and will continue to be, run through its operating subsidiary, Jerrick Ventures LLC.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities and accrued liquidating damages approximate their fair value because of the short maturity of those instruments. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment and software	3
Furniture and fixture	5

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Investments - Cost Method, Equity Method and Joint Venture

In accordance with sub-topic 323-10 of the FASB ASC (“Sub-topic 323-10”), the Company accounts for investments in common stock of an investee for which the Company has significant influence in the operating or financial policies even though the Company holds 50% or less of the common stock or in-substance common stock.

On January 2, 2013, the Company purchased a minority interest in a business for proceeds of $83,333. The interest is accounted for under the cost method. The Company tests the carrying value annually for impairment. The company recorded an impairment of minority investment of $83,333.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.  The Company changed its method of accounting for the debt and warrants through the early adoption of ASU 2017-11 during the three months ended December 31, 2017 on a retrospective basis.

The Company utilizes an option pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The Company records the change in the fair value of the derivative as other income or expense in the condensed consolidated statements of operations.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes gross revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. During the year ended the recorded revenue from the following sources products at auction, sponsored content and affiliate sites.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted to employees in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a five year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is benchmarked against similar companies in a similar industry over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. The expected forfeiture rate is estimated based on management’s best estimate.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for the year ended December 31, 2017 and 2016 presented in these consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at December 31, 2017:

December 31, 2017
Series A Preferred stock	19,256,707
Series B Preferred stock	4,092,893
Options	17,749,990
Warrants	46,193,779
Convertible notes - related party	7,080,128
Convertible notes	17,749,990
Totals	112,123,487

Reclassifications

Certain prior year amounts in the consolidated financial statements and the notes thereto have been reclassified where necessary to conform to the current year presentation. These reclassifications did not affect the prior period total assets, total liabilities, stockholders’ deficit, net loss or net cash used in operating activities.

Recently Adopted Accounting Guidance

In April 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The adoption of ASU 2016-09 will not have a material effect on its financial position or results of operations or cash flows.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing” (topic 606). In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross verses Net)” (topic 606). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, “Revenue from Contracts with Customers”. The amendments in ASU 2016-10 provide clarifying guidance on materiality of performance obligations; evaluating distinct performance obligations; treatment of shipping and handling costs; and determining whether an entity’s promise to grant a license provides a customer with either a right to use an entity’s intellectual property or a right to access an entity’s intellectual property. The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The adoption of ASU 2016-10 and ASU 2016-08 is to coincide with an entity’s adoption of ASU 2014-09, which we intend to adopt for interim and annual reporting periods beginning after December 15, 2017. The adoption of ASU 2016-10 will not have a material effect on its financial position or results of operations or cash flows.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition and is effective during the same period as ASU 2014-09. The adoption of ASU 2016-12 won’t have a material effect on its financial position or results of operations or cash flows.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The adoption of ASU 2016-15 won’t have a material effect on its financial position or results of operations or cash flows.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company early adopted the ASU 2017-11 in the year ending December 31, 2017.

Recent Accounting Guidance Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” Under ASU 2016-02, lessees will be required to recognize, for all leases of 12 months or more, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature of an entity’s leasing activities. This ASU is effective for public reporting companies for interim and annual periods beginning after December 15, 2018, with early adoption permitted, and must be adopted using a modified retrospective approach. The Company is in the process of evaluating the effect of the new guidance on its consolidated financial statements and disclosures.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. The Company is currently evaluating the impact of the new standard.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting,” which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This standard is required to be adopted in the first quarter of 2018. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements and related disclosures.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at December 31, 2017, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	December 31, 2017	December 31, 2016
Computer Equipment	$234,315	$219,653
Furniture and Fixtures	61,803	61,803
	296,118	281,456
Less: Accumulated Depreciation	(248,062)	(209,627)
	$48,056	$71,829

Depreciation expense was $38,435 and $42,634 for the year ended December 31, 2017 and 2016, respectively.

Note 5 – Line of Credit

Line of credit as of December 31, 2017 and 2016 is as follows:

	Outstanding Balances as of
	December 31, 2017	December 31, 2016
Revolving Note	44,996	203,988
Factoring Agreement	-	31,153
	$44,996	$235,141

On March 19, 2009, Astoria Surgical Supplies North LLC signed a revolving note (the “Revolving Note”) at PNC Bank (the “Bank”). The outstanding balance of this Note is limited to $200,000 and expired March 19, 2010. The outstanding balance accrues interest at a variable rate. The interest rate is subject to change based on changes in an independent index which is the highest Prime Rate as published in the “Money Rates” section of the Wall Street Journal. Interest is payable monthly and the rate as of December 31, 2017 and 2016 was 3.75% and 3.75%, respectively. The Company had been in payment default since March 19, 2010; however, on May 3, 2017, the Company agreed to pay back the line of credit by December 1, 2017. As of the date of this filing the Revolving Note has been paid off.

The balance outstanding on the Revolving Note at December 31, 2017 and 2016 was $44,996 and $203,988, respectively.

On October 4, 2016, the Company signed a revenue based factoring agreement (the “Factoring Agreement”) with Imperial Advance, LLC. The company received proceeds of $40,000 and agreed to pay $52,400 of future receivables. The note issued in connection with the Factoring Agreement is secured by an officer of the Company. On August 21, 2017, the Company and Imperial Advance, LLC entered into a Settlement Agreement pursuant to which the Company agreed to pay Imperial Advance, LLC $9,368 by August 23, 2017. The company recorded a gain on settlement of debt of $2,079.

The balance outstanding on the revenue based factoring agreement at December 31, 2017 and 2016 was $0 and $31,153, respectively.

Note 6 – Notes Payable

Notes payable as of December 31, 2017 and 2016 is as follows:

	Outstanding Principal as of				Warrants
	December 31, 2017	December 31, 2016	Interest Rate	Maturity Date	Quantity	Exercise Price
October 25, 2016	-	25,000	9%	July 1, 2017	50,000	$0.30
February 22, 2017	400,000	-	12%	September 1, 2017	2,450,000	$0.20
June 12, 2017	50,000	-	12%	September 1, 2017	35,000	$0.20
November 28, 2017	100,000	-	15%	January 12, 2018	-	-
November 29, 2017	50,000	-	15%	January 13, 2018	-	-
November 29, 2017	100,000	-	15%	January 13, 2018	-	-
	700,000	25,000
Less: Debt Discount	(10,500)	(9,421)
Less: Debt Issuance Costs	-	-
	$689,500	$15,579

Private Placement Offering:

From February 24, 2017 through March 17, 2017, the Company conducted multiple closings of a private placement offering (the “February 2017 Offering”) of the Company’s securities by entering into subscription agreements (the “Subscription Agreements”) with accredited investors (the “Accredited Investors”) for aggregate gross proceeds of $916,585 for which the Accredited Investors received $975,511 in principal value of secured promissory notes with an original issue discount of six percent (6%) (the “February 2017 Offering Notes”) and warrants to purchase the Company’s common stock (the “February 2017 Offering Warrants”).

The February 2017 Offering Notes are convertible into shares of the Company’s common stock at the time of Company’s next round of financing (the “Subsequent Offering”) at a price equal to eighty-five percent (85%) of the price per share offered in the Subsequent Offering (the “Conversion Price”). The February 2017 Offering Warrants have a five-year term. Investors received the February 2017 Offering Warrants in the following amounts: (i) Investors purchasing $150,000 or more of the Offering received a February 2017 Offering Warrant equal to one hundred thirty percent (130%) of the dollar amount invested in the Offering; (ii) investors purchasing at least $100,000 but less than $150,000 of the February 2017 Offering received a February 2017 Offering Warrant equal to one hundred percent (100%) of the dollar amount invested in the Offering; and (iii) investors purchasing less than $100,000 of the Offering received to a February 2017 Offering Warrant equal to seventy percent (70%) of the dollar amount invested in the Offering. The Warrants entitle the holder to purchase shares of the Company’s common stock at $0.20 per share (the “Exercise Price”).

The Conversion Price and the Exercise Price are subject to adjustments for issuances of (i) the Company’s common stock, (ii) any equity linked instruments or (iii) securities convertible into the Company’s common stock, at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustments shall result in the Conversion Price or Exercise Price being reduced to such lower purchase price, as described in the February 2017 Offering Notes and the February 2017 Offering Warrants.

Pursuant to the Subscription Agreements, the February 2017 Offering Notes matured on September 1, 2017 (the “February 2017 Offering Maturity Date”). Prior to the February 2017 Offering Maturity Date, investors representing $575,511 in principal value converted their February 2017 Offering Notes into two year, 15% secured convertible promissory notes offered by the Company (the “August 2017 Convertible Note Offering”). The remaining investors representing an aggregate $400,000 in principal of the February 2017 Offering Notes agreed to forbear their right to declare an event of default until December 15, 2017 during which time they retain the right to convert their principal and any accrued but unpaid interest into the August 2017 Convertible Note Offering. In consideration of the forbearance for which the investors will receive a warrant to purchase up to fifteen percent (15%) of the shares of common stock underlying the warrant acquired with the purchase of the February 2017 Offering Notes at a purchase price of $0.20 per share, and the interest on their note would be increased to eighteen percent (18%) from September 1, 2017 through December 15, 2017 or the conversion date, whichever is sooner.

On June 12, 2017, the Company entered into a loan agreement (the “June 2017 Loan Agreement”) with an individual (the “June 2017 Lender”), the June 2017 Lender issued the Company a promissory note of $50,000 (the “June 2017 Note”). Pursuant to the June 2017 Loan Agreement, the June 2017 Note bears interest at a rate of 10% per annum. As additional consideration for entering in the June 2017 Loan Agreement, the Company issued the June 2017 Lender a five-year warrant to purchase 35,000 shares of the Company’s common stock with an exercise price of $0.20 per share. The maturity date of the June 2017 Note was September 1, 2017 (the “June 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the June 2017 Note were due. As of the date of the filing the note is in default.

On July 21, 2017, the Company entered into a loan agreement (the “July 2017 Loan Agreement”) with an individual (the “July 2017 Lender”), the July 2017 Lender issued the Company a promissory note of $100,000 (the “July 2017 Note”). Pursuant to the July 2017 Loan Agreement, the July 2017 Note bears interest at a rate of 10% per annum. As additional consideration for entering in the July 2017 Loan Agreement, the Company issued the July 2017 Lender a five-year warrant to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.20 per share. The maturity date of the July 2017 Note was April 21, 2017 (the “July 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the July 2017 Note were due. On September 28, 2017, the July 2017 Note and accrued but unpaid interest was converted into the Company’s August 2017 Convertible Note Offering.

On August 18, 2017, the Company entered into a loan agreement (the “August 2017 Loan Agreement”) with an individual (the “August 2017 Lender”), the August 2017 the Company issued the Lender a promissory note of $50,000 (the “August 2017 Note”). Pursuant to the August 2017 Loan Agreement, the August 2017 Note bears interest at a rate of 15% per annum. The maturity date of the August 2017 Note was October 2, 2017 at which time all outstanding principal, accrued and unpaid interest and other amounts due under the August 2017 Note were due. During September 2017, the August 2017 Note and accrued but unpaid interest was converted into the Company’s August Convertible Note Offering.

On November 28, 2017, the Company entered into a loan agreement (the “First November 2017 Loan Agreement”) with an individual (the “First November 2017 Lender”), the First November 2017 Lender issued the Company a promissory note of $100,000 (the “First November 2017 Note”). Pursuant to the First November 2017 Loan Agreement, the First November 2017 Note has interest of fifteen percent (15%), (i) five percent (5%) (i.e. $5,000) shall be payable in cash or convertible into shares of the Company’s restricted common stock at a rate of $0.20 per share, at the option of the Lender, at the Maturity Date; (ii) ten percent (10%) (i.e. $10,000) shall be paid in the form of the Company’s restricted common stock at a rate of $0.20 per share (equivalent to 50,000 shares of the Company’s common stock issued at $0.20 per share). The maturity date of the First November 2017 Note was January 12, 2018 (the “First November 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First November 2017 Note are due.

On November 29, 2017, the Company entered into a loan agreement (the “Second November 2017 Loan Agreement”) with an individual (the “Second November 2017 Lender”), the Second November 2017 Lender issued the Company a promissory note of $50,000 (the “Second November 2017 Note”). Pursuant to the Second November 2017 Loan Agreement, the Second November 2017 Note has interest of fifteen percent (15%), (i) five percent (5%) (i.e. $2,500) shall be payable in cash or convertible into shares of the Company’s restricted common stock at a rate of $0.20 per share, at the option of the Lender, at the Maturity Date; (ii) ten percent (10%) (i.e. $5,000) shall be paid in the form of the Company’s restricted common stock at a rate of $0.20 per share (equivalent to 25,000 shares of the Company’s common stock issued at $0.20 per share). The maturity date of the Second November 2017 Note was January 13, 2018 (the “Second November 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Second November 2017 Note are due.

On November 29, 2017, the Company entered into a loan agreement (the “Third November 2017 Loan Agreement”) with an individual (the “Third November 2017 Lender”), the Third November 2017 Lender issued the Company a promissory note of $100,000 (the “Third November 2017 Note”). Pursuant to the Third November 2017 Loan Agreement, the Third November 2017 Note has interest of fifteen percent (15%), (i) five percent (5%) (i.e. $5,000) shall be payable in cash or convertible into shares of the Company’s restricted common stock at a rate of $0.20 per share, at the option of the Lender, at the Maturity Date; (ii) ten percent (10%) (i.e. $10,000) shall be paid in the form of the Company’s restricted common stock at a rate of $0.20 per share (equivalent to 50,000 shares of the Company’s common stock issued at $0.20 per share). The maturity date of the Third November 2017 Note was January 13, 2018 (the “Third November 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Third November 2017 Note are due.

Note 7 – Convertible Note Payable

Convertible notes payable as of December 31, 2017 and 2016 is as follows:

	Outstanding Principal as of						Warrants
	December 31, 2017	December 31, 2016	Interest Rate	Conversion Price		Maturity Date	Quantity	Exercise Price
November – December, 2016	25,000	400,000	10%	0.30		November 1, 2017	400,000	0.30
December 27, 2016	-	100,000	10%	0.30		December 27, 2017	100,000	0.30
June, 2017	71,500	-	12%	Not Applicable		September 1, 2017	114,700	0.20
July, 2017	-	-	8.5%	0.20	(*)	April 11, 2018	350,000	0.20
August – November 2017	2,943,884	-	15%	0.20	(*)	August – November 2019	14,716,419	0.20
December 21, 2017	100,000
	3,140,384	500,000
Less: Debt Discount	(452,022)	(184,398)
Less: Debt Issuance Costs	(79,569)	(46,779)
	2,672,574	268,823
Less: Current Debt	(96,500)	(268,823)
Total Long-Term Debt	$2,512,293	$-

(*) As subject to adjustment as further outlined in the notes

During the months of November and December 2016, the Company issued convertible notes to third party lenders totaling $400,000. These notes accrue interest at a rate of 10% per annum and mature with interest and principal both due on November 1, 2017 through December 29, 2017. The notes and accrued interest are convertible at a conversion price as defined therein. In addition, in connection with the notes the Company issued five-year warrants to purchase an aggregate of 400,000 shares of Company common stock at a purchase price of $0.30 per share. The investors converted $375,000 of principal and $30,719 of interest into the August 2017 Convertible Note Offering.

On December 27, 2016, the Company issued a convertible note to a third party lender totaling $100,000 (the “December 2016 Note”). The December 2016 Note accrues interest at 10% per annum and matures with interest and principal both due on December 27, 2017. In addition, the Company issued a warrant to purchase 100,000 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.40 per share for a period of five years from the issue date. The December 2016 Note and accrued interest is convertible at a conversion price of $0.30 per share, subject to adjustment. On August 31, 2017 the investor converted $100,000 of principal and $6,767 of interest into the August 2017 Convertible Note Offering.

During the month of June 2017 the Company issued convertible notes to third party lenders totaling $71,500. The notes accrue interest at 12% per annum and mature with interest and principal both due on September 1, 2017. The notes and accrued interest may be converted into a subsequent offering at a 15% discount to the offering price are convertible at a conversion price as defined therein. In addition, the Company issued warrants to purchase 67,550 shares of Company common stock. The warrants entitle the holders to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. As of December 31, 2018, the Company was currently in default on $71,500 in principal due on the notes.  On February 8, 2018, the Company repurchased these notes and is no longer in default.

The July 2017 Convertible Offering

During the month of July 2017, the Company entered into Securities Purchase Agreements and conducted closings of a private placement offering (the “July 2017 Convertible Note Offering”) of the Company’s securities for aggregate gross proceeds of $445,000. In aggregate, the Company entered into Securities Purchase Agreements with three accredited investors for (i) the issuance and sale of 8.5% Convertible Redeemable Debentures, containing a ten percent (10%) original issuance discount, due April 18, 2018 (the “Debentures”) and (ii) the issuance and sale of five-year Common Stock Purchase Warrants to purchase up to 778,750 shares of the Company’s common stock, par value $0.001 per share. The Warrants were immediately exercisable upon issuance at an exercise price of $0.20 per share, subject to adjustment, and expire five years from the date of issuance. The accredited investors also received a total of 245,000 shares of the Company’s common stock as inducement for participating in the July 2017 Convertible Note Offering (the “Consideration Shares”).

During September 8, 2017 through September 13, 2017, the Company redeemed the 8.5% Convertible Redeemable Debentures by paying the three accredited investors an aggregate $606,812 representing 117.5% of the principal along with interest. Pursuant to such redemption, the Debentures are no longer in full force and effect.

The Company also repurchased 220,000 consideration shares of one of the accredited investors for $19,007, cancelling the accredited investor’s Consideration Shares.

Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Black Scholes model at the issuance date and the period end. The conversion feature of The July 2017 Convertible Offering issued during the year ended December 31, 2017, gave rise to a derivative liability of $332,942 which was recorded as a debt discount. The debt discount is charged to accretion of debt discount and issuance cost ratably over the term of the convertible note.

The Company recorded an $78,823 debt discount relating to 778,750 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

The August 2017 Convertible Note Offering

During the year ended December 31, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “August 2017 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $1,585,000. In addition, $1,217,177 of the Company’s short term debt along with accrued but unpaid interest of $40,146 was converted into the August Offering. The conversions resulted in the issuance of 6,791,419 warrants with a fair value of $583,681 and an original issue discount of $101,561. These were recorded as a loss on extinguishment of debt.

The August Offering consisted of a maximum of $6,000,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a five-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $472,675 debt discount relating to 7,925,000 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

In connection with the Offering, the Company paid a placement agent a cash fee of $90,508 to carry out the Offering on a “best-efforts” basis, which was recorded as issuance cost and is being accreted over the life of the note to accretion of debt discount and issuance cost.

On December 27, 2017, the Company issued a convertible note to a third party lender totaling $100,000 (the “First December 2017 Note”). The First December 2017 Note accrues interest at 15% per annum and matures with interest and principal both due on December 27, 2019. In addition, the Company issued a warrant to purchase 500,000 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. The Company recorded a $35,525 debt discount relating to the warrants issued to the investor based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note The First December 2017 Note and accrued interest is convertible at a conversion price of $0.20 per share, subject to adjustment. The First December 2017 Note is secured by a second priority lien on the assets of the Company.

Note 8 – Related Party Loan

Convertible notes

Convertible notes payable – related party as of December 31, 2017 and 2016 is as follows:

	Outstanding Principal as of				Warrants
	December 31, 2017	December 31, 2016	Interest Rate	Maturity Date	Quantity	Exercise Price
August – October 2017	1,416,026	-	15%	August – October 2019	4,589,466	0.20
December 21, 2018	100,000		15%	December 21, 2019	500,000	0.20
	1,516,026	-
Less: Debt Discount	(170,780)	-
	1,345,246	-
Less: Current Debt	-	-
Total Long-Term Debt	$1,345,246	$-

On April 25, 2017, the Company issued convertible notes to Arthur Rosen, a lender, totaling $25,000 (the “April Rosen Notes”). The April Rosen Notes accrue interest at 12% per annum and mature with interest and principal both due on September 1, 2017. In addition, in connection with the April Rosen Notes, the Company issued a five-year warrant to purchase 17,500 shares of Company common stock at a purchase price of $0.20 per share. On September 7, 2017, the April Rosen Notes and accrued interest was converted into the August 2017 Convertible Note Offering.

On April 25, 2017, the Company issued a convertible note to Chris Gordon, a lender totaling $25,000 (the “April Gordon Notes”). The April Gordon Notes accrue interest at 12% per annum and matures with interest and principal both due on September 1, 2017. In addition, the Company issued a five-year warrant to purchase 17,500 shares of Company common stock at a purchase price of $0.20 per share. The April Gordon Notes and accrued interest were converted into the August 2017 Convertible Note Offering.

The August 2017 Convertible Note Offering – Related Party

During the year ended December 31, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “The August 2017 Convertible Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $505,000. In addition, $645,000 of the Company’s short term debt along with accrued but unpaid interest of $206,026 was converted into the August 2017 Convertible Offering. The conversions resulted in the issuance of 4,555,129 warrants with a fair value of $440,157 and the increase of principal of $60,000. These resulted in a loss on extinguishment of debt of $500,157.

The Company offered, through a placement agent, $6,000,000 of units of its securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a five-year warrant ( each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $160,700 debt discount relating to 2,525,000 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

On December 21, 2017, the Company issued a convertible note to a third party lender totaling $100,000 (the “Second December 2017 Note”). The Second December 2017 Note accrues interest at 15% per annum and matures with interest and principal both due on December 27, 2019. In addition, the Company issued a warrant to purchase 500,000 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. The Company recorded a $36,722 debt discount relating to the warrants issued to the investor based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note The Second December 2017 Note and accrued interest is convertible at a conversion price of $0.20 per share, subject to adjustment. The Second December 2017 Note is secured as a second priority lien on the assets of the Company.

Notes payable

Notes payable – related party as of December 31, 2017 and 2016 is as follows:

	Outstanding Principal as of				Warrants
	December 31, 2017	December 31, 2016	Interest Rate	Maturity Date	Quantity	Exercise Price
May 26, 2016	1,000,000	1,000,000	13%	November 26, 2017	1,000,000	0.40
September 12, 2016	-	100,000	12%	November 22, 2017	17,500	0.20
September 20, 2016	-	10,000	10%	March 20, 2017	235,000	0.40
October 13, 2016	-	50,000	12%	November 22, 2017	50,000	0.40
October 24, 2016	-	15,000	9%	January 1, 2018	30,000	0.30
October 31, 2016	-	10,000	10%	November 10, 2016	10,000	0.30
November 22, 2016	-	225,000	10%	November 22, 2017	750,000	0.30
December 21, 2016	-	50,000	10%	November 22, 2017	166,666	0.30
September 8, 2017	224,000	-	1%	September 24, 2017	125,000	0.20
November 20, 2017	25,000	-	15%	December 31, 2017	-	-
	1,249,000	1,460,000
Less: Debt Discount	(-)	(94,675)
	$1,249,000	$1,365,325

On May 26, 2016, the Company entered into a loan agreement (the “May 2016 Rosen Loan Agreement”) with Arthur Rosen, an individual (“Rosen”), pursuant to which on May 26, 2016 (the “Closing Date”), Rosen provided the Company a secured term loan of $1,000,000 (the “May 2016 Rosen Loan”). In connection with the May 2016 Rosen Loan Agreement, on May 26, 2016, the Company and Rosen entered into a security agreement (the “Rosen Security Agreement”), pursuant to which the Company granted to Rosen a senior security interest in substantially all of the Company’s assets as security for repayment of the May 2016 Rosen Loan. Pursuant to the May 2016 Rosen Loan Agreement, the May 2016 Rosen Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the maturity date of May 26, 2017 (the “May 2016 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the May 2016 Rosen Loan are due. The Company entered into an amendment to the May 2016 Rosen Loan extending the May 2016 Rosen Maturity Date to November 26, 2017. As additional consideration for entering in the May 2016 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 1,000,000 shares of the Company’s common stock at a purchase price of $0.40 per share (the “May 2016 Rosen Warrant”). The May 2016 Rosen Warrant contains anti-dilution provisions as further described therein. On September 7, 2017 (the “Conversion Date”), Rosen converted all accrued but unpaid interest on the May 26 Rosen Loan from May 26, 2016 through September 6, 2017 in the amount of $150,128 (the “May 26 Rosen Loan Interest”) into the Company’s August Convertible Note Offering, after which May 26 Rosen Loan Interest was deemed paid in full through the Conversion Date.

On September 12, 2016, the Company entered into a loan agreement (the “September 2016 Rosen Loan Agreement”) with Rosen, pursuant to which on September 12, 2016 (the “Closing Date”), the Company issued Rosen a promissory note of $100,000 (the “September 2016 Rosen Note”). Pursuant to the September 2016 Rosen Loan Agreement, the September 2016 Rosen Note bears interest at a rate of 12% per annum. As additional consideration for entering in the September 2016 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 150,000 shares of the Company’s common stock at a purchase price of $0.40 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On October 13, 2016, the Company entered into a loan agreement (the “October 2016 Gordon Loan Agreement”) with Chris Gordon, an individual (the “Gordon”), pursuant to which on October 13, 2016 (the “Closing Date”), the Company issued a promissory note of $50,000 to Gordon (the “October 2016 Gordon Note”). Pursuant to the October 2016 Gordon Loan Agreement, the October 2016 Gordon Note bears interest at a rate of 12% per annum. As additional consideration for entering in the October 2016 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 50,000 shares of the Company’s common stock at a purchase price of $0.40 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On October 24, 2016, the Company entered into a loan agreement (the “October 2016 Schiller Loan Agreement”) with Leonard Schiller, a Board Member (the “Schiller”), pursuant to which on October 24, 2016 (the “Closing Date”), the Company issued Schiller a promissory note of $15,000 (the “October 2016 Schiller Note”). Pursuant to the October 2016 Schiller Loan Agreement, the October 2016 Schiller Note bears interest at a rate of 9% per annum. As additional consideration for entering in the October 2016 Schiller Loan Agreement, the Company issued Schiller a 5-year warrant to purchase 30,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On October 31, 2016, the Company entered into a loan agreement (the “October 2016 Rosen Loan Agreement”) with Rosen, pursuant to which on October 31, 2016 (the “Closing Date”), Company issued Rosen a promissory note of $10,000 (the “October 2016 Rosen Note”). Pursuant to the October 2016 Rosen Loan Agreement, the October 2016 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the October 2016 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On December 21, 2016, the Company entered into a loan agreement (the “December 2016 Gordon Loan Agreement”) with Gordon, pursuant to which on December 21, 2016 (the “Closing Date”), the Company issued Gordon a promissory note of $275,000 (the “December 2016 Gordon Note”). Pursuant to the December 2016 Gordon Loan Agreement, the December 2016 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the December 2016 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 166,666 shares of the Company’s common stock at a purchase price of $0.40 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On January 25, 2017, the Company entered into a loan agreement (the “January 2017 Rosen Loan Agreement”) with Rosen pursuant to which on January 25, 2017 (the “Closing Date”), the Company issued Rosen a promissory note of $50,000 (the “January 2017 Rosen Note”). The January 2017 Rosen Note is secured by an officer of the Company. Pursuant to the January 2017 Rosen Loan Agreement, the January 2017 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the January 2017 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 50,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On January 26, 2017, the Company entered into a loan agreement (the “January 2017 Gordon Loan Agreement”) with Gordon pursuant to which on January 26, 2017 (the “Closing Date”), the Company issued Gordon a promissory note of $50,000 (the “January 2017 Gordon Note”). The January 2017 Gordon Note is secured by an officer of the Company. Pursuant to the January 2017 Gordon Loan Agreement, the January 2017 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the January 2017 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 50,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were repaid.

On February 7, 2017, the Company entered into a loan agreement (the “February 2017 Schiller Loan Agreement”) with Schiller, a member of the Board, pursuant to which on October 24, 2016 (the “Closing Date”), the Company issued Schiller a promissory note of $10,000 (the “February 2017 Schiller Note”). The February 2017 Schiller Note is secured by an officer of the Company. Pursuant to the February 2017 Schiller Loan Agreement, the February 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the February 2017 Schiller Note Loan Agreement, the Company issued Schiller a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On April 12, 2017, the Company entered into a loan agreement (the “April 2017 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $10,000 (the “April 2017 Schiller Note”). The April 2017 Schiller Note is secured by an officer of the Company. Pursuant to the April 2017 Schiller Loan Agreement, the April 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the April 2017 Schiller Loan Agreement, the Company issued Schiller a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On April 12, 2017, the Company entered into a loan agreement (the “April 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $10,000 (the “April 2017 Rosen Note”). The April 2017 Rosen Note is secured by an officer of the Company. Pursuant to the April 2017 Rosen Loan Agreement, the April 2017 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the April 2017 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On May 4, 2017, the Company entered into a loan agreement (the “May 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $15,000 (the “May 2017 Rosen Note”). The May 2017 Rosen Note is secured by an officer of the Company. Pursuant to the May 2017 Rosen Note Loan Agreement, the May 2017 Rosen Note bears interest at a rate of 12% per annum. As additional consideration for entering in the May 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,500 shares of the Company’s common stock at a purchase price of $0.30 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On May 11, 2017, the Company entered into a loan agreement (the “May 2017 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $20,000 (the “May 2017 Schiller Note”). Pursuant to the May 2017 Schiller Loan Agreement, the May 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the May 2017 Schiller Note Loan Agreement, the Company issued Schiller a five-year warrant to purchase 20,000 shares of the Company’s common stock at a purchase price of $0.20 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On June 26, 2017, the Company entered into a loan agreement (the “June 2017 Schiller Loan Agreement”) Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $30,000 (the “June 2017 Schiller Note”). Pursuant to the June 2017 Schiller Loan Agreement, the June 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the June 2017 Schiller Loan Agreement, the Company issued Schiller a five-year warrant to purchase 22,500 shares of the Company’s common stock at a purchase price of $0.20 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On July 6, 2017, the Company entered into a loan agreement (the “July 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $25,000 (the “July 2017 Rosen Note”). The July 2017 Rosen Note is secured by an officer of the Company. Pursuant to the July 2017 Rosen Note Loan Agreement, the July 2017 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the July 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 18,750 shares of the Company’s common stock at a purchase price of $0.20 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On July 6, 2017, the Company entered into a loan agreement (the “July 2017 Gordon Loan Agreement”) with Gordon, whereby the Company issued Gordon a promissory note of $25,000 (the “July 2017 Gordon Note”). The July 2017 Gordon Note is secured by an officer of the Company. Pursuant to the July 2017 Gordon Note Loan Agreement, the July 2017 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the July 2017 Gordon Note Loan Agreement, the Company issued Gordon a five-year warrant to purchase 18,750 shares of the Company’s common stock at a purchase price of $0.20 per share. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On August 24, 2017, the Company entered into a loan agreement (the “August 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $20,000 (the “August 2017 Rosen Note”). The August 2017 Rosen Note is secured by an officer of the Company. Pursuant to the August 2017 Rosen Note Loan Agreement, the August 2017 Rosen Note bears interest at a rate of 12% per annum. During the year ended December 31, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On September 8, 2017, the Company entered into a loan agreement (the “September 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $224,000 (the “September 2017 Rosen Note”). The September 2017 Rosen Note is secured by an officer of the Company. As additional consideration for entering in the September 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 25,000 shares of the Company’s common stock at a purchase price of $0.20 per share. On November 13, 2017, in consideration for extending the Promissory Note, Rosen was issued a warrant to purchase 100,000 shares of the Company’s Common Stock exercisable within five (5) years and with an exercise price of $0.20 per share.

On November 20, 2017, the Company entered into a loan agreement (the “November 2017 Schiller Loan Agreement”) Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $25,000 (the “November 2017 Schiller Note”). Pursuant to the November 2017 Schiller Loan Agreement, the November 2017 Schiller Note bears interest at a rate of 15% per annum.

On November 20, 2017, the Company entered into a loan agreement (the “November 2017 Rosen Agreement”) whereby the Company issued Rosen a promissory note of $25,000 (the “November 2017 Rosen Note”). Pursuant to the November 2017 Rosen Loan Agreement, the November 2017 Rosen Note bears interest at a rate of 15% per annum. During the year ended December 31, 2017 the principal and interest of this note were repaid.

Line of credit – related party

On May 9, 2017, the Company entered into a Revolving Line of Credit (the “LOC”) with Grawin, LLC, an LLC controlled by Arthur Rosen, a related party. The LOC is was established for a period of twelve months in which the Company can borrow principal up to $130,000. The LOC bears interest at a rate of 18%.

As of December 31, 2017, the total outstanding balance of line of credit - related party was $130,000.

Note 9 – Capital Leases Payable

Capital lease obligation consisted of the following:

		December 31, 2017	December 31, 2016

(i)	Capital lease obligation to a financing company for a term of five (5) years, collateralized by equipment, with interest at 10.0% per annum, with principal and interest due and payable in monthly installments of $383.10	$4,732	$4,732

	Less current maturities	(4,732)	(3,524)

	Capital lease obligation, net of current maturities	-	1,208

	TOTAL CAPITAL LEASE OBLIGATION	$4,732	$4,732

The capital leases mature as follows:

2017:	$-	$3,524
2018:	4,732	$1,208

Note 10 – Derivative Liabilities

The Company has identified derivative instruments arising from embedded conversion features in the Company’s convertible notes payable at December 31, 2017. The Company had no financial assets measured at fair value on a recurring basis as of December 31, 2017.

The following summarizes the Black-Scholes assumptions used to estimate the fair value of the derivative liability at the date of issuance and for the convertible notes during the year ended December 31, 2017.

	Low	High
Annual dividend rate	0%	0%
Expected life	0.58	0.75
Risk-free interest rate	1.11%	1.16%
Expected volatility	90.71%	93.55%

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note with a similar term on the date of the grant.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility of the stock price based on the corresponding volatility of the Company’s peer group stock price for a period consistent with the expected term.

Expected term: The Company’s remaining term is based on the remaining contractual maturity of the convertible notes.

The following are the changes in the derivative liabilities during the year ended December 31, 2017.

	Year Ended December 31, 2017
	Level 1	Level 2	Level 3
Derivative liabilities as January 1, 2017	$-	$-	$-
Addition	-	-	332,942
Conversion	-	-
Extinguishment Expense			(397,288)
Gain on changes in fair value	-	-	64,346
Derivative liabilities as December 31, 2017	$-	$-	$-

Note 11 – Stockholders’ Deficit

Shares Authorized

Upon incorporation, the total number of shares of all classes of stock which the Company is authorized to issue is Three Hundred Twenty Million (320,000,000) shares of which Three Hundred Million (300,000,000) shares shall be Common Stock, par value $0.001 per share and Twenty Million (20,000,000) shall be Preferred Stock, par value $0.001 per share. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors.

Preferred Stock

Series A Cumulative Convertible Preferred Stock

On February 13, 2015, 100,000 shares of preferred stock were designated as Series A Cumulative Convertible Preferred Stock (“Series A”). Each share of Series A shall have a stated value equal to $100 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series A Stated Value”).

During the year ended December 31, 2015, the Company sold 24,400 shares of Series A for proceeds of $2,450,000. In addition, $800,000 in convertible notes and $91,400 in accrued interest were converted into 8,914 shares of the Company’s Series A.

During the year ended December 31, 2017, the Company converted 1,733 shares of Series A for 1,146,307 shares of common stock.

The holders of the Series A shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series A Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock, as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series A and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series A is issued. Upon the occurrence of an Event of Default (as defined below) and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series A Stated Value. At the Company’s option, such dividend payments may be made in (i) cash (ii) additional shares of Series A valued at the Series A Stated Value thereof, in an amount equal to 150% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series A, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series A Preferred.

The dividends on the Series A shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A or any shares of any other class of stock ranking on a parity with the Series A and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holder of Series A shall have the right at any time after the issuance, to convert such shares, accrued but unpaid declared dividends on the Series A and any other sum owed by the Corporation arising from the Series A into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Corporation determined in accordance with the applicable conversion price (the “Conversion Price”).

The number of Conversion Shares issuable upon conversion shall equal (i) the sum of (A) the Series A Stated Value being converted and/or (B) at the Holder’s election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series A shall be $0.25, subject to adjustment.

During the year ended December 31, 2016 the conversion price was adjusted to $0.164

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this provision is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty-one (61) days’ prior written notice to the Corporation.

The holders of our Series A do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series A shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder’s Series A on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series A is required to for the following actions:

(a) amending the Corporation’s certificate of incorporation or by-laws if such amendment would adversely affect the Series A

(b) purchasing any of the Corporation’s securities other than required redemptions of Series A and repurchase under restricted stock and option agreements authorizing the Corporation’s employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Series A; and

(e) issuing any additional securities having rights senior to or on parity with the Series A.

During the year ended December 31, 2016, the Company accrued $3,318,353 for liquidating damages on the Series A and $309,665 on the warrants associated with the Series A.

During the year ended December 31, 2017, the Company accrued $0 for liquidating damages on the Series A and $0 on the warrants associated with the Series A.

Series B Cumulative Convertible Preferred Stock

On December 21, 2015, 20,000 shares of preferred stock were designated as Series B Cumulative Convertible Preferred Stock (“Series B”). Each share of Series B shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series B Stated Value”).

During the year ended December 31, 2015, the Company sold 7,000 shares of Series B for proceeds of $700,000.

The holders of outstanding shares of Series B shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series B Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series B, and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series B is issued. Upon the occurrence of an Event of Default as defined below and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series B Stated Value. At the Corporation’s option, such dividend payments may be made in (i) cash (ii) additional shares of Series B valued at the Series B Stated Value thereof, in an amount equal to 100% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series B, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series B Preferred.

The dividends on the Series B shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series B for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series B or any shares of any other class of stock ranking on a parity with the Series B and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holders of shares of Series B shall have the right at any time commencing after the issuance to convert such shares, accrued but unpaid declared dividends on the Series B into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Corporation determined in accordance with the applicable conversion price (the “Conversion Price”). All declared or accrued but unpaid dividends may be converted at the election of the Holder together with or independent of the conversion of the Series B Stated Value of the Series B.

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series B Stated Value being converted and/or (B) at the Holder’s election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series B shall be $0.30, subject to adjustment.

During the year ended December 31, 2016 the conversion price was adjusted to $0.197

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days’ prior written notice to the Corporation.

The holders of our Series B do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series B shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder’s Series B on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series B is required to for the following actions:

(a) amending the Corporation’s certificate of incorporation or by-laws if such amendment would adversely affect the Series B

(b) purchasing any of the Corporation’s securities other than required redemptions of Series B and repurchase under restricted stock and option agreements authorizing the Corporation’s employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Company’s Series A or Series B; and

(e) issuing any additional securities having rights senior to the Series B.

During the year ended December 31, 2016, the Company accrued $667,313 for liquidating damages on the Series B and $51,159 on the warrants associated with the Series B.

During the year ended December 31, 2016, the Company issued 1,063 shares of Series B upon conversion of interest totaling $108,844.

During the year ended December 31, 2017, the Company accrued $0 for liquidating damages on the Series B and $0 on the warrants associated with the Series B.

During the year ended December 31, 2017, the Company issued 0 shares of Series B upon conversion of interest totaling $0.

Series D Convertible Preferred Stock

On January 29, 2016, 2,100,000 shares of preferred stock were designated as Series D Convertible Preferred Stock (“Series D”). Each share of Series A shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series D Stated Value”).

Holders of shares of Series D shall have the right at any time commencing after the issuance to convert such shares into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Corporation determined in accordance with the applicable conversion price (the “Conversion Price”).

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series D Stated Value being converted and/or (B) at the Holder’s election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series D is $0.25, subject to adjustment.

The Company and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days’ prior written notice to the Corporation.

The holders of Series D Preferred shall not be entitled to a vote on matters submitted to a vote of the stockholders of the Company. Also, as long as any shares of Series D Preferred are outstanding, the Company shall not, without the affirmative vote of all of the Holders of the then outstanding shares of the Series D Preferred,

(a) alter or change adversely the powers, preferences or rights given to the Series D Preferred or alter or amend this Certificate of Designation,

(b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holders,

(c) increase the number of authorized shares of Series D Preferred, or

(d) enter into any agreement with respect to any of the foregoing.

On August 31, 2016, a holder of Series D converted 1,099 shares of Series A into 1,098,933 shares of the Company’s common stock.

During the year ended December 31, 2017, the Company converted 914 shares of Series D for 266,325 shares of common stock.

Common Stock

On February 1, 2016, the Company issued 268,333 shares of its restricted common stock to its Placement Agent. Such shares were issued pursuant to a Placement Agent Agreement with the Company and services rendered in connection with a private placement of the Company’s securities.

On February 6, 2016, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with three investors providing for the issuance and sale of an aggregate of 2,626,308 shares of the Company’s common stock, par value $0.001 per share, for an aggregate purchase price of $2,626.

On August 17, 2016, the Company entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor for the sale of 666,666 shares of the Company’s Common Stock (the “Shares”) and warrants to purchase 333,333 shares of the Company’s Common Stock (the “Warrant”) for a purchase price of $250,000. The Warrant is exercisable at any time after the date of issuance and has a five year term. The Warrant is exercisable at price of $0.40 per share.

During the year ended December 31, 2016, the Company issued 392,764 common shares for cashless exercise of warrants.

On January 30, 2017, the Company issued 947,440 shares of its restricted common stock to settle outstanding vendor liabilities of $353,732. In connection with this transaction the company also recorded a gain on settlement of vendor liabilities of $167,905.

On February 7, 2017, the Company issued 1,767,633 shares of its restricted common stock to consultants in exchange for services at a fair value of $293,427.

On February 1, 2017, the Company issued 800,000 shares of its restricted common stock to its placement agent. Such shares were issued pursuant to a Placement Agent Agreement with the Company and services rendered in connection with a private placement of the Company’s securities.

On February 13, 2017, the Company issued 133,333 shares of its restricted common stock to its placement agent. Such shares were issued pursuant to a Placement Agent Agreement with the Company and services rendered in connection with a private placement of the Company’s securities.

Treasury Stock

 As discussed in Note 7, upon amendment of the July 2017 Convertible Note, the Company repurchased the 220,000 shares for an aggregate purchase price of $19,007 which is presented as Treasury Stock on the consolidated balance sheets.

Stock Options

The Company applied fair value accounting for all share based payments awards. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for options granted during the year ended December 31, 2017 and December 31, 2016 are as follows:

	December 31, 2017	December 31, 2016
Exercise price	0.16-0.75	0.25-0.40
Expected dividends	0%	0%
Expected volatility	86.62% - 92.14%	73.44%-90.05%
Risk free interest rate	1.74% - 2.10%	1%-1.39%
Expected life of option	5 years	4.68-5 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2015 – outstanding and exercisable	500,000	0.25	4.93
Granted	1,750,000	0.36	5.0
Exercised	-	-	-
Cancelled/Modified	-	-	-
Balance – December 31, 2016 – outstanding	2,250,000	0.34	4.38
Balance – December 31, 2016 – exercisable	2,200,000	0.30	4.38

Outstanding options held by related party – December 31, 2016	2,250,000	0.34	4.38
Exercisable options held by related party – December 31, 2016	2,200,000	0.30	4.38

Balance – December 31, 2016	2,250,000	$0.34	4.38
Granted	15,499,990	$0.43	5.00
Exercised	-	-	-
Cancelled/Modified	(100,000)	$0.40	-
Balance – December 31, 2017 – outstanding	17,649,990	$0.42	4.27
Balance – December 31, 2017 – exercisable	8,983,322	$0.27	4.15

Outstanding options held by related party – December 31, 2017	17,429,990	$0.42	4.65
Exercisable options held by related party – December 31, 2017	8,843,322	$0.27	4.15

At December 31, 2017, the aggregate intrinsic value of options outstanding and exercisable was $3,500 and $ 3,500, respectively.

Stock-based compensation for stock options has been recorded in the consolidated statements of operations and totaled $1,092,970 and $231,035, for the year ended December 31, 2017 and 2016, respectively.

The following is a summary of the Company’s stock options granted during the year ended December 31, 2017:

Options	Value	Purpose for Grant
15,499,990	$1,172,022	Service Rendered

Warrants

The Company applied fair value accounting for all share based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for warrants granted during the year ended December 31, 2017 are as follows:

	December 31, 2017	December 31, 2016
Exercise price	$0.20-0.30	$0.40
Expected dividends	0%	0%
Expected volatility	96.76%-102.21%	73.44-91.54%
Risk free interest rate	1.63%-2.26%	1.13%-1.39%
Expected life of warrant	5 years	5 years

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding and Exercisable – December 31, 2015	10,750,000	0.35
Granted	4,791,666	0.40
Exercised	-	-
Forfeited/Cancelled	-	-
Outstanding – December 31, 2016	15,541,666	$0.36
Granted	30,652,113	0.20
Exercised	-	-
Forfeited/Cancelled	-	-
Outstanding and Exercisable – December 31, 2017	46,193,779	$0.25

Warrants Outstanding				Warrants Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.20– 0.40	46,193,779	4	0.25	46,193,779	0.25

During the year ended December 31, 2017, a total of 5,811,360 warrants were issued with promissory notes (See Note 6 above). In addition, the placement agent was granted a total of 487,755 warrants to purchase common stock. The warrants have a grant date fair value of $1,189,235 using a Black-Scholes option-pricing model and the above assumptions.

During the year ended December 31, 2017, a total of 16,597,719 warrants were issued with convertible notes (See Note 7 above). In addition, the placement agent was granted a total of 12,150 warrants to purchase common stock. The warrants have a grant date fair value of $1,472,161 using a Black-Scholes option-pricing model and the above assumptions.

During the year ended December 31, 2017, a total of 345,500 warrants were issued with notes payable – related party (See Note 8 above). The warrants have a grant date fair value of $38,109 using a Black-Scholes option-pricing model and the above assumptions.

During the year ended December 31, 2017, a total of 7,115,129 warrants were issued with convertible notes payable – related party (See Note 8 above). The warrants have a grant date fair value of $680,037 using a Black-Scholes option-pricing model and the above assumptions.

Stock Incentive Plan

On December 9, 2015, Jerrick adopted the 2015 Stock Incentive and Award Plan (the “Plan”) which will provide for the issuance of up to 18,000,000 shares of the Company’s Common Stock.

The purpose of the Plan is to provide additional incentive to those officers, employees, consultants and non-employee directors of the Company and its parents, subsidiaries and affiliates whose contributions are essential to the growth and success of the Company’s business.

Eligible recipients of option awards are employees, officers, consultants or directors (including non-employee directors) of the Company or of any parent, subsidiary or affiliate of the Company. Upon recommendation from the Compensation Committee, the board has the authority to grant to any eligible recipient any options, restricted stock or other awards valued in whole or in part by reference to, or otherwise based on, our Common Stock.

The provisions of each option granted need not be the same with respect to each option recipient. Option recipients shall enter into award agreements with us, in such form as the board shall determine.

The Plan shall be administered by the Compensation Committee consisting of two or more independent, non-employee and outside directors. In the absence of such a Committee, the Board of the Company shall administer the Plan.

Each Option shall contain the following material terms:

(i)	the purchase price of each share of Common Stock with respect to Incentive Options shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Jerrick, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Jerrick, the exercise price shall be at least 110% of the Fair Market Value;

(ii)	The purchase price of each share of Common Stock purchasable under a Non-qualified Option shall be at least 100% of the Fair Market Value of such share of Common Stock on the date the Non-qualified Option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Non-qualified Option below Fair Market Value.

(iii)	the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than five (5) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Jerrick, the Incentive Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iv)	subject to acceleration in the event of a Change of Control of the Jerrick (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Jerrick through the four (4) year anniversary of the date on which the Option was granted;

(v)	no Option is transferable, and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(vi)	with respect to Incentive Options, the aggregate Fair Market Value of Common Stock exercisable for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i)	no rights to an award of Restricted Stock are granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Compensation Committee;

(ii)	Restricted Stock shall not be delivered until they are free of any restrictions specified by the Compensation Committee at the time of grant;

(iii)	recipients of Restricted Stock have the rights of a stockholder of the Jerrick as of the date of the grant of the Restricted Stock;

(iv)	shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied or the employment with the Company is terminated; and

(v)	the Restricted Stock is not transferable until the date on which the Compensation Committee has specified such restrictions have lapsed.

Note 12 - Revision of Prior Year Financial Statements:

The Company’s correction of accrued dividends were a result of the following:

●	Management was accruing dividends as a liability, despite the fact the Board of Directors had not formally declared the dividends payable. This results in accrued dividends being removed from the liabilities section of the balance sheet,

●	Management was not compounding the dividends annually,

●	Management was not presenting the accrued dividends on the consolidated statement of operations, ultimately being included in the loss per share.

In accordance with the guidance provided by the SEC’s Staff Accounting Bulletin 99, Materiality and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements the Company has determined that the impact of adjustments relating to the correction of this accounting error are not material to previously issued consolidated financial statements. Accordingly, these changes are disclosed herein and will be disclosed prospectively.

As a result of the aforementioned correction of accounting errors, the relevant financial statements have been revised as follows:

Effects on respective financial statements are as noted below:

	December 31, 2017
	As Previously Reported	Adjustment	As Revised
Balance Sheet
Current Liabilities
Accrued dividends	$472,444	$(472,444)	$-
Total Current Liabilities	4,159,644	(472,444)	3,687,200
Total Liabilities	$8,017,183	$(472,444)	$7,544,739

Stockholders’ Equity
Total Stockholders’ Equity	7,839,751	(472,444)	7,367,307

	For the year ended December 31, 2017
	As Previously Reported	Adjustments	As Revised
Statement of Operations
Deemed dividend	$-	$297,323	$131,867
Net loss attributable to common stockholders	$8,751,586	$297,323	$9,079,872
Basic and diluted loss per share	$(0.23)	$-	(0.23)

Statements of Cash Flows
Supplementary Disclosure of Non-Cash Investing And Financing Activities
Deemed dividend	$217,985	$79,338	$297,323

	December 31, 2016
	As Previously Reported	Adjustment	As Revised
Balance Sheet
Current Liabilities
Accrued dividends	$259,170	$(259,170)	$-
Total Current Liabilities	3,544,996	(259,170)	3,285,826
Total Liabilities	$3,546,204	$(259,170)	$3,287,034

Stockholders’ Equity
Total Stockholders’ Equity	3,168,103	(259,170)	2,908,933

	For the year ended December 31, 2016
	As Previously Reported	Adjustments	As Revised
Statement of Operations
Deemed dividend	$-	$247,128	$247,128
Net loss attributable to common stockholders	$(7,391,907)	$247,128	$(7,639,035)
Basic and diluted loss per share	$(0.23)	$(0.01)	(0.24)

Statements of Cash Flows
Supplementary Disclosure of Non-Cash Investing And Financing Activities
Deemed dividend	$177,234	$69,894	$247,128

Note 13 - Income Taxes

Components of deferred tax assets are as follows:

	December 31, 2017	December 31, 2016
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$7,600,000	$3,100,000
Less valuation allowance	(7,600,000)	(3,100,000)
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016

Federal statutory income tax rate	21.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(21.0)%	(34.0)%

Effective income tax rate	0.0%	0.0%

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets of the Company will not be fully realizable for the year ended December 31, 2017 and 2016. Accordingly, management had applied a full valuation allowance against net deferred tax assets as of December 31, 2017 and 2016.

As of December 31, 2017, the Company had approximately $7.6 million of federal net operating loss carryforwards available to reduce future taxable income which will begin to expire in 2033 for both federal and state purposes.

On December 22, 2017, the Tax Cuts and Jobs Act pf 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code of 1986, as amended (the “Code”). The Act reduces the federal corporate income tax rate from 35% to 21% effective for tax years beginning after December 31, 2017. ASC 470 requires the Company to remeasure the existing net deferred tax asset in the period of enactment. The Act also provides for immediate expensing of 100% or the costs of qualified property that is incurred and placed in service during the period from September 27, 2017 to December 31, 2022. Beginning January 1, 2023, the immediate expensing provision is phased down by 20% per year until it is completely phased out as of January 1, 2027. Additionally, effective January 1, 2018, the Act imposes possible limitations on the deductibility of interest expense. As a result of the provisions of the Act, the Company’s deduction for interest expense could be limited in future years. The effects of other provisions of the Act are not expected to have a material impact on the Company’s financial statements.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to provide guidance on accounting for the tax effects of the Act. SAB 118 provides a measurement period that begins in the reporting period that includes the Act’s enactment date and ends when an entity has obtained, prepared and analyzed the information that was needed in order to complete the accounting requirements under ASC 720. However, in no circumstance should the measurement period extend beyond one year from the enactment date. In accordance with SAB 118, a company must reflect in its financial statements the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. SAB 118 provides that to the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements.

The Company does not reflect a deferred tax asset in its financial statements but includes that calculation and valuation in its footnotes. We are still analyzing the impact of certain provisions of the Act and refining our calculations. The Company will disclose any change in the estimates as it refines the accounting for the impact of the Act.

Note 14 - Subsequent Events

Subsequent to December 31, 2017, the Company received gross proceeds of $1,780,750 of the issuance of convertible notes. In addition, $300,000 of the Company’s short term debt along with accrued but unpaid interest of $41,442 was converted into convertible debentures. As additional consideration for entering in the convertible debentures, the Company issued the investors 5-year warrant to purchase 10,488,708 shares of the Company’s common stock at a purchase price of $0.20 per share.

Subsequent to December 31, 2017, the Company received gross proceeds of $50,000 of the issuance of notes payable. As additional consideration for entering in the debentures, the Company issued the investors 5-year warrant to purchase 100,000 shares of the Company’s common stock at a purchase price of $0.20 per share.

Subsequent to December 31, 2017, the Company received gross proceeds from related parties of $40,750 of the issuance of convertible notes. As additional consideration for entering in the convertible debentures, the Company issued the investors 5-year warrant to purchase 81,500 shares of the Company’s common stock at a purchase price of $0.20 per share.

Subsequent to December 31, 2017, the Company received gross proceeds from related parties of $135,000 of the issuance of notes payable. As additional consideration for entering in the convertible debentures, the Company issued the investors 5-year warrant to purchase 35,000 shares of the Company’s common stock at a purchase price of $0.20 per share.

Subsequent to December 31, 2017, the Company issued 375,000 shares of its restricted common stock to its Placement Agent. Such shares were issued pursuant to a Placement Agent Agreement with the Company and services rendered in connection with a private placement of the Company’s securities.

Subsequent to December 31, 2017, the Company issued 628,750 shares of its common stock to consultants in exchange for services.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant estimates that expenses payable by the registrant is connection with the offering described in this Registration Statement will be as follows:

Securities and Exchange Commission registration fee	$2,330.70
Accounting fees and expenses	$20,000	*
Legal fees and expenses	$50,000	*
Transfer agent and registrar fees	$0	*
Printing expenses	$3,000	*
Miscellaneous	$0	*
Total	$75,330.70	*

*	Estimated Expenses.

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended and Restated Certificate of Incorporation provides that it will indemnify our officers and directors to the full extent permitted by Nevada state law. Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the terms of the Merger, the Company assumed 33,415 shares of Jerrick’s Series A Cumulative Convertible Preferred Stock (the “Jerrick Ventures Series A Preferred”) and 8,064 shares of Series B Cumulative Convertible Preferred Stock (the “Jerrick Ventures Series B Preferred”). Jerrick shareholders that held either Jerrick Ventures Series A Preferred or Jerrick Ventures Series B Preferred exchanged such shares on a one for one basis for Jerrick Media Series A Preferred and Jerrick Media Series B Preferred.

In addition, on February 6, 2016, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with three investors providing for the issuance and sale of an aggregate of 2,626,308 shares of the Company’s Common Stock, par value $0.001 per share, for an aggregate purchase price of $2,626.

On February 5, 2016, the Company, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of the Company (the “Merger”). The transaction (the “Closing”) took place on February 5, 2016 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of the Company’s Common Stock.

During the six months ended June 30, 2016, the company issued 1,233,932 shares of the Company’s Common Stock to advisors and consultants.

In March of 2017, the Company issued a total of 2,946,740 shares to vendors, as a combination of settlement on outstanding payables and as a bonus in consideration for continued and outstanding service to the Company, as well as 60,000 shares to advisors and consultants.

In the first quarter of 2018, the Company issued 628,750 shares to advisors and consultants.

On June 29, 2018, the Company entered into a loan agreement (the “June 2018 Frommer Loan Agreement”) Frommer, an officer of the company, whereby the Company issued Frommer a promissory note of $10,000 (the “June 2018 Frommer Note”). As additional consideration for entering in the June 2018 Frommer Note Loan Agreement, the Company issued Frommer a four-year warrant to purchase 30,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Pursuant to the June 2018 Frommer Loan Agreement, the June 2018 Frommer Note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 (the “June 2018 Frommer Maturity Date”) at which time all outstanding principal, accrued and unpaid interest are due under the June 2018 Frommer Loan.

II-1

The March 2018 Convertible Note Offering

During the six months ended June 30, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “March 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $770,000. In addition, $50,000 of the Company’s short-term debt, $767 accrued but unpaid interest and $140,600 of the Company’s vendor liabilities was converted into the March 2018 Convertible Note Offering. The conversions resulted in the issuance of 956,833 warrants with a fair value of $84,087. These were recorded as a loss on extinguishment of debt.

The March 2018 Convertible Note Offering consisted of a maximum of $900,000, with an over-allotment option of an additional $300,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 14% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a four-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $254,788 debt discount relating to 4,806,833 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

The May 2018 Offering

During the months of May and June 2018, the Company conducted multiple closings with accredited investors (the “May 2018 Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $608,500.

The May 2018 Offering consisted of a maximum of $1,200,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (i) a 13% promissory note (each, a “ May 2018 Offering Note” and, together, the “May 2018 Offering Notes”), and (ii) a four-year warrant (“May 2018 Offering Warrant”) to purchase the number of shares of the Company’s common stock equal to three times the principal amount in dollars invested by such investor in each May 2018 Offering Note (the “May 2018 Warrant Shares”) at an exercise price of $0.20 per share (the “May Offering Warrant Exercise Price”), subject to adjustment upon the terms thereof. The May 2018 Offering Notes mature on the nine-month anniversary of their issuance dates.

The Company recorded a $215,032 debt discount relating to 1,825,500 May 2018 Offering Warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

The May Offering Warrant Exercise Price of the May 2018 Offering Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing May 2018 Offering Warrant Exercise Price. Such adjustment shall result in the May 2018 Offering Warrant Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The February 2018 Convertible Note Offering

During the three months ended March 31, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “February 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $725,000. In addition, $250,000 of the Company’s short term debt along with accrued but unpaid interest of $40,675 was converted into the February 2018 Offering. The conversions resulted in the issuance of 1,453,375 warrants with a fair value of $181,139. These were recorded as a loss on extinguishment of debt.

The February 2018 Convertible Note Offering consisted of a maximum of $750,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a five-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates. The Notes are secured by a second priority security interest in the Company’s assets up to $1,000,000.

II-2

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The conversion feature of the February 2018 Offering provides for an effective conversion price that is below market value on the date of issuance. Such feature is normally characterized as a beneficial conversion feature (“BCF”). When the Company records a BCF the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The Company recorded a BCF and related debt discount of $37,350, the discount is being accreted over the life of the first Debenture to accretion of debt discount and issuance cost.

The Company recorded a $316,875 debt discount relating to 3,625,000 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

In connection with the Offering, the Company retained a placement agent (the “Placement Agent”), to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company has paid the Placement Agent a cash fee of $94,250 and issued to the Placement Agent shares of the Company’s common stock equal to ten percent (13%) of the Conversion Shares underlying the Notes or 362,500 shares that had a fair value of $74,881, which was recorded as issuance cost and is being accreted over the life of the note to accretion of debt discount and issuance cost.

On February 8, 2018, the Company issued a convertible note to a third party lender totaling $40,750 (the “February 2018 Note”). The February 2018 Note accrues interest at 18% per annum and matures with interest and principal both due on February 8, 2020. In addition, the Company issued a warrant to purchase 81,500 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. The Company recorded a $7,963 debt discount relating to the warrants issued to the investor based on the relative fair value of each equity instrument on the dates of issuance and an original issue discount of $5,298. The debt discount is being accreted over the life of the note. The February 2018 Note and accrued interest is convertible at a conversion price of $0.20 per share, subject to adjustment. The February 2018 Note is secured by a second priority lien on the assets of the Company.

December 2017 Offering

On December 21, 2017 and December 27, 2017, Jerrick Media Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements with two accredited investors (the “Investors”) for the issuance and sale of (i) 15% Secured Convertible Promissory Notes (the “Notes”) in the principal aggregate amount of $200,000, convertible into shares of the Company’s common stock, par value $0.001 per share ( “Common Stock”), at a price of $0.20 per share (the “Conversion Price”), and (ii) five-year warrants (the “Warrants”) to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”).

The Notes pay interest at the rate of 15% per annum and mature on the second anniversary of the date of issuance. For so long as the Notes are outstanding, if the Company issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances (as defined in the Notes), for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Notes immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Notes shall be reduced to such other lower price.

II-3

The Notes are secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries; provided, however, that the Company will be permitted to enter into a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000.

The Warrants are immediately exercisable at the Exercise Price, subject to adjustment.

If while any of the Notes and Warrants are outstanding, there is not an effective registration statement covering all of the shares of Common Stock underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes, and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such shares underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes such Investor requests to be registered.

The securities issued pursuant to the Offering were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

2017 Debt Offering

From August 25, 2017 through November 8, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “2017 Debt Offering Note” and collectively the “2017 Debt Offering Notes” together with the Notes the “Convertible Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “2017 Debt Offering Conversion Shares”), at a price of $0.20 per share (the “2017 Debt Offering Conversion Price”), and a five-year warrant (the “2017 Debt Offering Warrants”) to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the 2017 Debt Offering Notes can be converted into (“2017 Debt Offering Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into subscription agreements (each a “Subscription Agreement”) with accredited investors (the “Investors”).

In connection with the Offering, the Company entered into that certain Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall prepare and, as soon as practicable, but in no event later than one hundred twenty days from the Termination Date (the “Filing Date”), file a Registration Statement with the Securities and Exchange Commission (“SEC”) covering the resale of all the Registrable Securities (as defined in the Securities Purchase Agreement) for an offering to be made on a continuous basis pursuant to SEC Rule 415. The Company shall use its best efforts to cause the Registration Statement to become effective no later than one hundred twenty days after the Filing Date (the “Mandatory Effectiveness Date”).

July 2017 Offering

During the month of July 2017, the Company entered into Securities Purchase Agreements and conducted closings of a private placement offering (the “July 2017 Convertible Note Offering”) of the Company’s securities for aggregate gross proceeds of $445,000. In aggregate, the Company entered into Securities Purchase Agreements with three accredited investors for (i) the issuance and sale of 8.5% Convertible Redeemable Debentures, containing a ten percent (10%) original issuance discount, due April 18, 2018 (the “Debentures”) and (ii) the issuance and sale of five-year Common Stock Purchase Warrants to purchase up to 778,750 shares of the Company’s common stock, par value $0.001 per share. The Warrants were immediately exercisable upon issuance at an exercise price of $0.20 per share, subject to adjustment, and expire five years from the date of issuance. The accredited investors also received a total of 245,000 shares of the Company’s common stock as inducement for participating in the July 2017 Convertible Note Offering (the “Consideration Shares”).

During September 8, 2017 through September 13, 2017, the Company redeemed the 8.5% Convertible Redeemable Debentures by paying the three accredited investors an aggregate $606,812 representing 117.5% of the principal along with interest. Pursuant to such redemption, the Debentures are no longer in full force and effect.

II-4

The Company also repurchased 220,000 consideration shares of one of the accredited investors for $19,007, cancelling the accredited investor’s Consideration Shares.

Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Black Scholes model at the issuance date and the period end. The conversion feature of The July 2017 Convertible Offering issued during the year ended December 31, 2017, gave rise to a derivative liability of $332,942 which was recorded as a debt discount. The debt discount is charged to accretion of debt discount and issuance cost ratably over the term of the convertible note.

The Company recorded an $78,823 debt discount relating to 778,750 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

February 2017 Offering

On February 22, 2017, Jerrick Media Holdings, Inc. (the “Company”) conducted the initial closing (the “Initial Closing”) of a private placement offering to accredited investors (the “Offering”) of the Company’s securities by entering into a subscription agreement (the “Subscription Agreement”) with an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) for gross proceeds of $140,605.

On March 17, 2017, the Company conducted the final closing of the Offering by entering into Subscription Agreements with eight accredited investors for additional gross proceeds of $775,980. In the aggregate, the Company entered into Subscription Agreements with nine accredited investors (the “Investors” and each, an “Investor,”), offering up to $1,000,000 of face value in secured promissory notes (each, a “Note” and collectively, the “Notes”) with an original issue discount of six percent (6%) and warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase the Company’s common stock. Pursuant to the Subscription Agreements, the Company issued $975,511 aggregate principal amount of the Notes due on September 1, 2017 and warrants to purchase shares of the Company’s common stock for aggregate gross proceeds of $916,585.

The Notes are convertible into shares of the Company’s common stock at the time of Company’s next round of financing (the “Subsequent Offering”) at a price equal to eighty-five percent (85%) of the price per share offered in the Subsequent Offering (the “Conversion Price”). The Warrants have a five-year term. Investors received Warrants in the following amounts: (i) Investors purchasing $150,000 or more of the Offering received a Warrant equal to one hundred thirty percent (130%) of the dollar amount invested in the Offering; (ii) Investors purchasing at least $100,000 but less than $150,000 of the Offering received a Warrant equal to one hundred percent (100%) of the dollar amount invested in the Offering; and (iii) Investors purchasing less than $100,000 of the Offering received to a Warrant equal to seventy percent (70%) of the dollar amount invested in the Offering. The Warrants entitle the holder to purchase shares of the Company’s common stock at $0.20 per share (the “Exercise Price”).

II-5

The Conversion Price and the Exercise Price are subject to adjustments for issuances of (i) the Company’s common stock, (ii) any equity linked instruments or (iii) securities convertible into the Company’s common stock, at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustments shall result in the Conversion Price or Exercise Price being reduced to such lower purchase price, as described in the Notes and Warrants.

In connection with the Offering, the Company retained Bradley Woods & Co. Ltd., a registered FINRA broker-dealer, as its placement agent (the “Placement Agent”) to carry out the Offering on a “best-efforts” basis. The Company agreed to pay the Placement Agent for its services in the Offering, (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Placement Agent in the Offering and (ii) warrants to purchase shares of the Company’s common stock equal to ten percent (10%) of the number of shares of the Company’s common stock that are issuable upon conversion of the Notes sold in the Offering at the Exercise Price. The Placement Agent may reallocate a portion of its compensation to other licensed securities broker-dealers assisting in the Offering.

The securities issued pursuant to the Offering were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

November 2016 Financing

On November 1, 2016, Jerrick Media Holdings, Inc. (the “Company”) conducted the initial closing of a private placement offering to accredited investors (the “Offering”) of units of the Company’s securities by entering into a subscription agreement with an “accredited investor” (“Investor”) for aggregate gross proceeds of $100,000. On December 30, 2016, the Company conducted the final closing of the Offering. In the aggregate, the Company entered into a subscription agreement (each a “Subscription Agreement” and collectively, the “Subscription Agreements”) with 6 “accredited investors” (the “Investors”) for aggregate gross proceeds of $400,000.

The Company conducted the Offering, through its placement agent, Network 1 Financial Securities, Inc. (the “Placement Agent”), offering a minimum of $100,000 up to a maximum of $400,000 of units of its securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 10% Convertible Unsecured Promissory Note in the aggregate face principal amount of $100,000 (the “Note”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at an initial conversion price of $0.30 per share (the “Conversion Price”), and (b) a five-year warrant (“Warrants”) to purchase 100,000 shares of Common Stock (“Warrant Shares”) at $0.30 per share (“Exercise Price”) for $100,000 per Unit (the “Unit Purchase Price”), subject to pro-rata adjustment for purchases approved by the Company for less than the Unit Purchase Price.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Notes issued to the Investors, bear interest at a rate of ten percent (10%) per annum and matures on the first (1st) anniversary of the issuance date of such note.

In connection with the Offering, the Company retained the Placement Agent, a registered FINRA broker dealer, to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, (ii) a non-accountable expense allowance of three percent (3%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, and (iii) shares of Common Stock equal to ten percent (10%) of the number of Conversion Shares that are issuable upon conversion of the Notes sold in the Offering. The Placement Agent may reallocate a portion of its compensation to other licensed securities broker-dealers assisting in the sale and placement of the Units.

Additionally, on December 22, 2016, the Company entered into a subscription agreement (the “Subsequent Accredited Investor Subscription Agreement”), substantially the same in form and substance to the Subscription Agreements, with an accredited investor (“Accredited Investor”) for aggregate gross proceeds of $225,000 (the “Subsequent Debt Financing”). Though not part of the Offering, the Accredited Investor was issued a Note and Warrants on identical terms as those investing in the Offering. The Placement Agent did not receive compensation for the Subsequent Debt Financing.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D the Securities Act.

II-6

The August 2018 Offering

Effective August 31, 2018 (the “Effective Date”), Jerrick Media Holdings, Inc. (the “Company”) consummated the initial closing (the “Initial Closing”) of a private placement offering of its securities of up to $5,000,000 (the “Offering”). In connection with the Initial Closing, the Company entered into definitive securities purchase agreements (the “Purchase Agreements”) with 37 accredited investors (the “Purchasers”) for aggregate gross proceeds of $1,002,832. Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 4,011,328 shares of common stock at $0.25 per share and received warrants to purchase 4,011,328 shares of common stock at an exercise price of $0.30 per share (the “Purchaser Warrants”, collectively, the “Securities”). Additionally, the Purchasers may participate in a subsequent offering of the Company’s securities in an aggregate amount of up to 50% of the subsequent offering on the twenty-four (24) month anniversary of the close of the Third Closing (as defined in the Securities Purchase Agreement) of the Private Offering.

The Purchaser Warrants are exercisable for a term of five years from the Initial Exercise Date (as defined in the Purchaser Warrants). The Purchase Agreements contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

In connection with the Private Offering, the Company will issue Chardan Capital Markets, LLC (the “Placement Agent”) 2,000,000 shares of Common Stock for services rendered as the Company’s placement agent in the Private Offering.

In connection with the Private Offering, the Company entered into those certain letter agreements (the “Debt Conversion Agreements”) with 71 holders of its debt securities (the “Debt Holders”), for the conversion of an aggregate amount of $7,745,027 of the Company’s debt obligations into 38,725,151 shares of Common Stock at a conversion price equal to $0.20 per share. Additionally, as inducement to enter into the Debt Conversion Agreement, the Debt Holders were issued warrants to purchase 19,362,600 shares of Common Stock at an exercise price equal to $0.30 per share, expiring five years from the date of issuance (the “Incentive Debt Warrants”).

Concurrently with its entrance in the Debt Conversion Agreements, the Company entered into those letter agreements (the “Preferred Stock Conversion Agreements”) with 36 holders (the “Preferred Holders”) of its Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock (the “collectively, the Preferred Stock”) whereby the Preferred Holders converted 37,234 shares of the Preferred Stock and $713,078 in dividends into an aggregate of 25,924,625 shares of Common Stock at conversion prices equal to $0.19683 per share and $0.164 per share.  As in an inducement to enter into the Preferred Stock Conversion Agreements, the Preferred Holders were issued warrants to purchase 12,962,326 shares of Common Stock at an exercise price equal to $0.30 per share, expiring five years from the date of issuance (the “Incentive Preferred Warrants”, and together with the Incentive Debt Warrants, the “Incentive Warrants”).

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ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits.  The exhibits listed below are filed as a part of this registration statement.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 5, 2016 by and among the Company, GPH Merger Sub., Inc., and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

2.2	Agreement and Plan of Merger dated February 28, 2016 by and among the Company and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.1	Articles of Incorporation, filed with the Nevada Secretary of State on December 30, 1999 (incorporated by reference to the Company’s annual report on Form 10-SB filed with the Commission on March 30, 2006).

3.2	Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on November 6, 2013 (incorporated by reference to Exhibit 3.3 to the Company’s current report on Form 8-K filed with the Commission on December 4, 2013).

3.3	Certificate of Designation, Preferences, and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on April 8, 2014).

3.4	Certificate of Designation, Preferences and Rights of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on December 4, 2014).

3.5	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on August 3, 2015).

3.6	Certificate of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.7	Jerrick Ventures, Inc. Certificate of Designation of Series A Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.8	Jerrick Ventures, Inc. Amendment to Certificate of Designation of Series A Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.9	Jerrick Ventures, Inc. Certificate of Designation of Series B Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

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Exhibit No.	Description

3.10	Certificate of Withdrawal of Certificate of Designation for Series A Preferred Stock. (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.11	Certificate of Withdrawal of Certificate of Designation for Series B Preferred Stock. (incorporated by reference to Exhibit 3.2 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.12	Certificate of Withdrawal of Certificate of Designation for Series C Preferred Stock. (incorporated by reference to Exhibit 3.3 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.13	Certificate of Designation for Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.14	Certificate of Designation for Series C Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.15	Bylaws (incorporated by reference to the Company’s annual report on Form 10-SB filed with the Commission on March 30, 2006).

3.16	Certificate of Incorporation of Jerrick Ventures, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

4.1	Convertible Promissory Note between the Company and KBM Worldwide, Inc. dated August 22, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on August 26, 2014).

4.2	Convertible Promissory Note between the Company and KBM Worldwide, Inc. dated November 17, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on December 2, 2014).

4.3	Securities Purchase Agreement between the Company, Bonjoe Gourmet Chips LLC and certain purchasers dated December 10, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on December 10, 2014).

4.4	Amended and Restated Securities Purchase Agreement between the Company, Bonjoe Gourmet Chips LLC and certain purchasers dated January 30, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on February 3, 2015).

4.5	Convertible Debenture, dated March 17, 2016 (incorporated by reference to Exhibit 4.5 to the Company’s annual report on Form 10-K filed with the Commission on April 4, 2016).

4.6	Secured Promissory Note, dated April 5, 2016 (incorporated by reference to Exhibit 4.6 to the Company’s annual report on Form 10-K filed with the Commission on April 4, 2016).

4.7	Form of Warrant. (incorporated by reference to Exhibit 4.1 to the Company’s quarterly report on Form 10-Q filed with the Commission on August 24, 2016).

4.8	Form of Warrant. (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8- K filed with the Commission on March 21, 2017).

4.9	Form of Series A Preferred Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.5 the Company’s Registration Statement on Form S-1 filed with the Commission on August 31, 2016)

4.10	Form of Series B Preferred Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.6 the Company’s Registration Statement on Form S-1 filed with the Commission on August 31, 2016)

4.11	Common Stock Purchase Warrant, dated April 5, 2016 (incorporated by reference to Exhibit 10.15 to the Company’s annual report on Form 10-K filed with the Commission on April 4, 2016).

4.12	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on August 24, 2016).

4.13	Form of Warrant (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on January 17, 2017).

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Exhibit No.	Description

4.14	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

4.15	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on July 21, 2017).

4.16	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on September 18, 2017)

4.17	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on January 2, 2018)

4.18	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on April 2, 2018)

4.19	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on May 29, 2018)

4.20	Form of Purchaser Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

4.21	Form of Incentive Warrant (incorporated by reference to Exhibit 4.2 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

5.1*	Opinion of Lucosky Brookman LLP

10.1	Agreement for the Purchase and Sale of Real Estate between Ashland Holdings, LLC and TD Bank dated October 29, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on November 1, 2013).

10.2	Release Agreement between the Company and George I. Norman dated August 15, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on August 15, 2014).

10.3	Securities Purchase Agreement between the Company and KBM Worldwide, Inc. dated August 22, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on August 26, 2014).

10.4	Sale and Purchase Agreement between Ashland Holdings, LLC and Jonathon and Jessica Delavan dated October 2, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on October 9, 2014).

10.5	Securities Purchase Agreement between the Company and KBM Worldwide, Inc. dated November 17, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on December 2, 2014).

10.6	Investment Agreement dated as of November 30, 2014 by and between the Company and Kent Campbell (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on December 4, 2014).

10.7	Royalty Agreement between the Company and Bonjoe Gourmet Chips LLC dated December 10, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on December 16, 2014).

10.8	Securities Purchase Agreement dated as of July 29, 2015 between Great Plains Holdings, Inc. and Cape One Master Fund II LP. (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on August 3, 2015).

10.9	Spin-Off Agreement dated as of February 5, 2016 between the Company and Kent Campbell. (incorporated by reference to Exhibit 10.9 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.10	Share Exchange Agreement dated as of February 5, 2016 by and among Great Plains Holdings, Inc., Kent Campbell, Denis Espinoza and Sarah Campbell. (incorporated by reference to Exhibit 10.10 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.11	Form of Stock Purchase Agreement. (incorporated by reference to Exhibit 10.11 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.12	Loan Agreement by and between the Company and Arthur Rosen, dated May 26, 2016. (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on June 2, 2016).

10.13	Security Agreement by and between the Company and Arthur Rosen, dated May 26, 2016. (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on June 2, 2016).

10.14	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed with the Commission on August 24, 2016).

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Exhibit No.	Description

10.15	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

10.16	Form of Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

10.17	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on August 24, 2016).

10.18	Assignment and Assumption Agreement, dated May 12, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).

10.19	Line of Credit Agreement, dated May 9, 2017 by and between the Company and Arthur Rosen (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).

10.20	Promissory Note Issued In Favor Grawlin, LLC, Dated May 12, 2017, (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).

10.21	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on January 17, 2017).

10.22	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on January 17, 2017).

10.23	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

10.24	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

10.25	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on July 21, 2017).

10.26	Form of 8.5% Convertible Redeemable Debentures due April 18, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on July 21, 2017).

10.27	Securities Purchase Agreement between the Company and Crossover Capital Fund I, LLC dated July 11, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.28	Jerrick Media Holdings Inc. 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.29	First Amendment to 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.30	Securities Purchase Agreement between the Company and Diamond Rock LLC dated July 24, 2017 (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.31	Jerrick Media Holdings Inc. 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.32	First Amendment to 8.5% Convertible Redeemable Note Due April 24, 2018 (incorporated by reference to Exhibit 10.6 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.33	First Amendment to 8.5% Convertible Redeemable Note Due April 18, 2018 (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.34	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 18, 2017)

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Exhibit No.	Description

10.35	Form of Promissory Note (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 18, 2017)

10.36	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on February 14, 2018)

10.37	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on January 2, 2018)

10.38	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on January 2, 2018)

10.39	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on February 13, 2018)

10.40	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on February 13, 2018)

10.41	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on April 2, 2018)

10.42	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on April 2, 2018)

10.43	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on May 29, 2018)

10.44	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on May 29, 2018)

10.45	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

10.46	Form Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

10.47	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

10.48	Form of Series A Preferred Stock Conversion Letter Agreement (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

10.49	Form of Series B Preferred Stock Conversion Letter Agreement (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

10.50	Form of Convertible Note Conversion Letter Agreement (incorporated by reference to Exhibit 10.6 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

10.51	Form of Promissory Note Conversion Letter Agreement (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

10.52	Lease Agreement (incorporated by reference to Exhibit 10.5 of the Company’s quarterly report on Form 10-Q filed with the Commission on August 20, 2018)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Registration Statement on Form S-1 filed with the Commission on October 24, 2018)

23.1*	Consent of KLJ & Associates, LLP

23.2*	Consent of Sadler. Gibb & Associates, LLC

23.3*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

*	Filed herewith

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UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lee, State of New Jersey, on November 30, 2018.

Jerrick Media Holdings, Inc.

By:	/s/ Jeremy Frommer
Name:	Jeremy Frommer
Title:	Chief Executive Officer
(Principal Executive Officer)
(Principal Financial Officer)
(Principal Accounting Officer)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Jeremy Frommer	Chief Executive Officer, Director	November 30, 2018
Jeremy Frommer

/s/ Rick Schwartz	President	November 30, 2018
Rick Schwartz

/s/ Andrew Taffin	Director	November 30, 2018
Andrew Taffin

/s/ Leonard Schiller	Director	November 30, 2018
Leonard Schiller

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